Filed Pursuant to Rule 424(b)(2)
Registration No. 333-280593
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 28, 2024)
$750,000,000
Blue Owl Capital Corporation
Common Stock

We have entered into an equity distribution agreement (the “equity distribution agreement”) with each of RBC Capital Markets, LLC, Truist Securities, Inc., Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., Citizens JMP Securities, LLC, Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc. and Santander US Capital Markets LLC (each, a “sales agent”), and our investment adviser, Blue Owl Credit Advisors LLC (the “Adviser”), relating to the offer and sale of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $750,000,000 from time to time through the sales agents.
Our investment objective is to generate current income and, to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. Our investment strategy focuses primarily on originating and making loans to, and making debt and equity investments in, U.S. middle-market companies. We define “middle-market companies” to generally mean companies with earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”) between $10 million and $250 million annually, and/or annual revenue of $50 million to $2.5 billion at the time of investment, although we may on occasion invest in smaller or larger companies if an attractive opportunity presents itself, especially when there are dislocations in the capital markets, including the high yield and large syndicated loan markets.
We invest in senior secured or unsecured loans, subordinated loans or mezzanine loans and, to a lesser extent, equity and equity-related securities including warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk.”
We are an externally managed, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We are advised by the Adviser pursuant to an investment advisory agreement. The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”). The Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies. We have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain statutory and regulatory requirements.
Our common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “OBDC.” On February 20, 2025, the last reported sales price of our common stock on the NYSE was $15.53 per share. The net asset value per share of our common stock on December 31, 2024 (the last date prior to the date of this prospectus supplement for which we reported net asset value) was $15.26.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE, sales made to or through market makers and sales made through any other existing trading market or electronic communications network, and by any other method permitted by law, including privately negotiated transactions, which may include block trades, as we and the sales agents may agree. None of the sales agents are required to sell any specific number or dollar amount of shares of our common stock but will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices on mutually agreed terms between the sales agents and us.
Each of the sales agents will be entitled to compensation of up to 1.50% of the gross sales price for any shares of common stock sold through it as a sales agent under the equity distribution agreement, as further described herein under the caption “Plan of Distribution.” In connection with the sale of shares of common stock on our behalf, each sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of each sales agent may be deemed to be underwriting commissions or discounts. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less commissions payable under the equity distribution agreement and discounts, if any, will not be less than the net asset value per share of our common stock at the time of such sale. The Adviser may, from time to time, in its sole discretion, pay some or all of the commissions payable under the equity distribution agreements or make additional supplemental payments to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than our current NAV per share. Any such payments made by the Adviser will not be subject to reimbursement by us.
Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should carefully consider the matters discussed under “Risk Factors” beginning on page 30 of the accompanying prospectus and the matters discussed in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.
This prospectus supplement and the accompanying prospectus contain important information about us that you should know before investing in our common stock. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. Please read this prospectus supplement and the accompanying prospectus, any free writing prospectuses provided to you in connection with this offering, and the documents incorporated by reference, before you invest and keep them for future reference. We also file periodic and current reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us at 399 Park Avenue, New York, NY 10022, calling us at (212) 419-3000 or visiting our corporate website located at www.blueowlcapitalcorporation.com. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RBC Capital Markets	Truist Securities	Mizuho	SMBC Nikko

Citizens JMP	Keefe, Bruyette & Woods A Stifel Company	Raymond James	Santander
The date of this prospectus supplement is February 21, 2025.

Prospectus Supplement
Prospectus
S-i

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR	122
BROKERAGE ALLOCATION AND OTHER PRACTICES	123
PLAN OF DISTRIBUTION	124
LEGAL MATTERS	126
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	126
AVAILABLE INFORMATION	126
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	127
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or any other information to which we have referred you. We have not, and the sales agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on their respective front covers. Our business, financial condition, results of operations and prospects may have changed since that date. We will update these documents to reflect material changes only as required by law. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information different from or additional to the information in that prospectus.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. This prospectus supplement and the accompanying prospectus, together with any documents incorporated by reference herein and therein, include all material information relating to the applicable offering. Please carefully read this prospectus supplement and the accompanying prospectus, together with any documents incorporated by reference herein and therein, any exhibits and the additional information described under the headings “Incorporation of Certain Information By Reference,” “Prospectus Summary” and “Risk Factors” in this prospectus supplement and the accompanying prospectus, “Available Information” in the accompanying prospectus and the documents incorporated herein and therein before you make an investment decision.
This prospectus supplement includes summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described in the section titled “Available Information” in the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus supplement, the accompanying prospectus and any documents we may incorporate by reference herein contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation:
•an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;
•an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;
•the impact of elevated inflation rates, fluctuating interest rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, uncertainties related to the new Presidential administration, including the potential impact of tariff enactment and tax reductions, and the risk of recession or a shutdown of government services could impact our business prospects and the prospects of our portfolio companies;
•an economic downturn could also impact availability and pricing of our financing and our ability to access the debt and equity capital markets;
•a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;
•changes in base interest rates and significant market volatility on our business and our portfolio companies (including our business prospects and the prospects of our portfolio companies including the ability to achieve our and their business objectives), our industry and the global economy including as a result of ongoing supply chain disruptions;
•interest rate volatility could adversely affect our results, particularly because we use leverage as part of our investment strategy;
•currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;
•our future operating results;
•our contractual arrangements and relationships with third parties;
•the ability of our portfolio companies to achieve their objectives;
•competition with other entities and our affiliates for investment opportunities;
•risks related to the uncertainty of the value of our portfolio investments, particularly those having no liquid trading market;

•the use of borrowed money to finance a portion of our investments as well as any estimates regarding potential use of leverage;
•the adequacy of our financing sources and working capital;
•the loss of key personnel;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Adviser to attract and retain highly talented professionals;
•our ability to qualify for and maintain our tax treatment as a RIC under the Code for U.S. federal income tax purposes, and as a BDC under the 1940 Act;
•the impact that environmental, social and governance matters could have on our brand and reputation and our portfolio companies;
•the effect of legal, tax and regulatory changes;
•the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks, and the increasing use of artificial intelligence and machine learning technology;
•the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine, as well as political and social unrest in the Middle East and North Africa regions, and general uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas;
•the ability to realize the anticipated benefits of the merger of Blue Owl Capital Corporation III (“OBDE”) with and into us (the “Mergers”) on January 13, 2025 pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated August 7, 2024, among us, OBDE, Cardinal Merger Sub Inc., a Maryland corporation and our wholly owned subsidiary and, solely for the limited purposes set forth therein, the Adviser and Blue Owl Diversified Credit Advisors LLC, a Delaware limited liability company and investment adviser to OBDE;
•the effects of disruption on our business from the Mergers;
•the combined company’s plans, expectations, objectives and intentions as a result of the Mergers; and
•other risks, uncertainties and other factors previously identified in the reports and other documents we have filed with the SEC.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, the accompanying prospectus, and any documents we may incorporate by reference herein should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the dates of this prospectus supplement, the accompanying prospectus and any documents we may incorporate by reference herein. Moreover, we assume no duty and do not undertake to update the forward-looking statements. The forward-looking statements and projections contained in this prospectus supplement and the accompanying prospectus are excluded from the safe-harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. It is not complete and may not contain all of the information that you may want to consider. You should read this entire document and the other information incorporated by reference herein. Throughout this prospectus supplement we refer to Blue Owl Capital Corporation as “we,” “us,” “our” or the “Company,” and to “Blue Owl Credit Advisors LLC,” our investment adviser, as “OCA” or the “Adviser.”
Blue Owl Capital Corporation
Blue Owl Capital Corporation is a Maryland corporation formed on October 15, 2015. Our investment objective is to generate current income, and to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. Our investment strategy focuses on primarily originating and making loans to, and making debt and equity investments in, U.S. middle-market companies. We invest in senior secured or unsecured loans, subordinated loans or mezzanine loans and, to a lesser extent, equity and equity-related securities including warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity. We may hold our investments directly or through special purpose vehicles.
We are managed by Blue Owl Credit Advisors LLC. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), an indirect affiliate of Blue Owl (NYSE: OWL) and part of Blue Owl’s Credit platform, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies. Subject to the overall supervision of our board of directors (the “Board” or our “Board”), the Adviser manages our day-to-day operations, and provides investment advisory and management services to us. The Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees. The Adviser is responsible for managing our business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments, and monitoring our portfolio companies on an ongoing basis through a team of investment professionals.
The Adviser also serves as investment adviser to Blue Owl Capital Corporation II and Blue Owl Credit Income Corp.
Blue Owl consists of three investment platforms: (1) Credit, (2) GP Strategic Capital, which primarily focuses on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit firms and (3) Real Assets, which primarily focuses on the strategies of net lease real estate and real estate credit. The direct lending strategy of Blue Owl’s Credit platform is comprised of the Adviser, Blue Owl Diversified Credit Advisors LLC, Blue Owl Technology Credit Advisors LLC, Blue Owl Technology Credit Advisors II LLC and Blue Owl Credit Private Fund Advisors LLC (collectively, the “Blue Owl Credit Advisers”), which also are registered investment advisers.
We define “middle-market companies” to generally mean companies with EBITDA between $10 million and $250 million annually, and/or annual revenue of $50 million to $2.5 billion at the time of investment. We may on occasion invest in smaller or larger companies if an attractive opportunity presents itself, especially when there are dislocations in the capital markets, including the high yield and large syndicated loan markets. We generally seek to invest in upper middle-market companies with a loan-to-value ratio (the amount of outstanding debt as a percentage of the value of the company) of 50% or below. Our target credit investments will typically have maturities between three and ten years and generally range in size between $20 million and $500 million. The investment size will vary with the size of our capital base. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk.” As of December 31, 2024, our average debt investment size in each of our portfolio companies was approximately $53.1 million based on fair value. The investment size will vary with the size of our capital base. As of December 31, 2024, excluding certain investments that fall outside our typical borrower profile, our portfolio companies representing 93.0% of our total debt portfolio based on fair value, had weighted average annual revenue of $912.7 million, weighted average annual EBITDA of $201.7 million, an average interest coverage of 1.6x and an average net loan-to value of 44%.
We are an externally managed, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. We have elected to be treated, and intend to qualify annually, as a RIC under the Code for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain statutory and regulatory requirements. As a BDC, at least 70% of our assets must be assets of the type listed in Section 55(a) of the 1940 Act. See “Business — Regulation as a Business Development Company” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“2024 Form 10-K”) and “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus. We will not invest more than 20% of our total assets in companies whose principal place of business is outside the United States.
We generally intend to distribute, out of assets legally available for distribution, substantially all of our available earnings, on a quarterly basis, as determined by our Board in its sole discretion.
To achieve our investment objective, we will leverage the Adviser’s investment team’s extensive network of relationships with other sophisticated institutions to source, evaluate and, as appropriate, partner with on transactions. There are no assurances that we will achieve our investment objective.
A BDC generally is required to meet an asset coverage ratio of the value of total assets to senior securities, which include all of our borrowings and any preferred stock the BDC may issue in the future, of at least 200%. However, certain provisions of the 1940 Act allowed a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. This means that, generally, a BDC can borrow up to $1 for every $1 of investor equity or, if certain conditions are met, and it reduces its asset coverage ratio, it can borrow up to $2 for every $1 of investor equity. The reduced asset coverage requirement permits a BDC to double the amount of leverage it could incur. On June 8, 2020, our shareholders approved a proposal that allows us to reduce our asset coverage ratio to 150%. As a result, effective on June 9, 2020, our asset coverage requirement applicable to senior securities was reduced from 200% to 150%.
As of December 31, 2024, we had in place the Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Facility”), one special purpose vehicle asset credit facility (“SPV Asset Facility II”), and seven term debt securitization transactions (the “OBDC CLOs”), also known as collateralized loan obligations, and in the future may enter into additional credit facilities or other financing arrangements.
In addition, as of December 31, 2024, we have issued unsecured notes maturing in March 2025 (the “2025 Notes”), July 2025 (the “July 2025 Notes”), January 2026 (the “2026 Notes”), July 2026 (the “July 2026 Notes”), January 2027 (the “2027 Notes”), June 2028 (the “2028 Notes”) and January 2029 (the “2029 Notes”) in registered offerings and in the future may issue additional unsecured notes. We expect to use our credit facilities and other borrowings, along with proceeds from the rotation of our portfolio, to finance our investment objectives. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Debt” in our 2024 Form 10-K.
The Adviser and Administrator — Blue Owl Credit Advisors LLC
The Adviser serves as our investment adviser pursuant to a fourth amended and restated investment advisory agreement between us and the Adviser (the “Investment Advisory Agreement”). See “Business—The Adviser and Administrator—Blue Owl Credit Advisors LLC” in our 2024 Form 10-K. The Adviser also serves as our Administrator pursuant to an amended and restated administration agreement between us and the Adviser (the “Administration Agreement”). The Adviser is an indirect affiliate of Blue Owl and part of Blue Owl’s Credit platform, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies. Blue Owl consists of three investment platforms: (1) Credit, (2) GP Strategic Capital, which primarily focuses on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit firms and (3) Real Assets, which primarily focuses on the strategies of net lease real estate and real estate credit.

Blue Owl’s Credit platform is led by its three co-founders, Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer. The Adviser’s investment team (the “Investment Team”) is also led by Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer and is supported by certain members of the Adviser’s senior executive team and Blue Owl’s Credit platform’s direct lending investment committees. Blue Owl’s four direct lending investment committees focus on a specific investment strategy (Diversified Lending, Technology Lending, First Lien Lending and Opportunistic Lending). Douglas I. Ostrover, Marc S. Lipschultz, Craig W. Packer and Alexis Maged sit on each of Blue Owl’s direct lending investment committees. In addition to Messrs. Ostrover, Lipschultz, Packer and Maged, the Diversified Lending Investment Committee is comprised of Patrick Linnemann, Meenal Mehta and Logan Nicholson. We consider the individuals on the Diversified Lending Investment Committee to be our portfolio managers. The Investment Team, under the Diversified Lending Investment Committee’s supervision, sources investment opportunities, conducts research, performs due diligence on potential investments, structures our investments and monitors our portfolio companies on an ongoing basis.
Conflicts of Interests
We have entered into both the Investment Advisory Agreement and the Administration Agreement with the Adviser. See “Business—The Adviser and Administrator—Blue Owl Credit Advisors LLC” in our 2024 Form 10-K. Pursuant to the Investment Advisory Agreement, we will pay the Adviser a base management fee and an incentive fee. See “Business — Investment Advisory Agreement” in our 2024 Form 10-K for a description of how the fees payable to the Adviser will be determined. Pursuant to the Administration Agreement, we will reimburse the Adviser for expenses necessary to perform services related to our administration and operations. See “Business — Administration Agreement” in our 2024 Form 10-K for a description of services for which we reimburse to the Adviser. In addition, the Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees.
Our executive officers, certain of our directors and certain other finance professionals of Blue Owl also serve as executives of the Blue Owl Credit Advisers, and officers and directors of the Company and certain professionals of Blue Owl and the Adviser are officers of Blue Owl Securities LLC. In addition, our executive officers and directors and the members of the Adviser and members of its Diversified Lending Investment Committee serve or may serve as officers, directors or principals of entities that operate in the same, or a related, line of business as we do (including the Blue Owl Credit Advisers), including serving on their respective investment committees and/or on the investment committees of investments funds, accounts or other investment vehicles managed by our affiliates which may have investment objectives similar to our investment objective. At times we may compete with the Blue Owl Credit Clients and other Blue Owl clients for capital and investment opportunities. As a result, we may not be given the opportunity to participate in certain investments made by the Blue Owl Credit Clients and other Blue Owl clients. This can create a potential conflict when allocating investment opportunities among us and such other Blue Owl Credit Clients and other Blue Owl clients. An investment opportunity that is suitable for multiple clients of the Blue Owl Credit Advisers or other affiliated advisers may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. However, for the Adviser and its affiliates to fulfill their fiduciary duties to each of their clients, the Blue Owl Credit Advisers have put in place an investment allocation policy that seeks to ensure the fair and equitable allocation of investment opportunities over time and addresses the co-investment restrictions set forth under the 1940 Act. See “Certain Relations and Related Transactions and Director Independence” in our 2024 Form 10-K for additional information on conflicts of interest, including those related to the allocation of investment opportunities and our exemptive relief for negotiated co-investment transactions.
Corporate Information
Our principal executive offices are located at 399 Park Avenue, New York, NY 10022 and our telephone number is (212) 419-3000. Our corporate website is located at www.blueowlcapitalcorporation.com. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.

Risk Factors
Investing in our securities may be speculative and involves certain risks relating to our structure and our investment objective that you should consider before deciding whether to invest. See “Risk Factors” beginning on page 30 in the accompanying prospectus and in our 2024 Form 10-K for a more detailed discussion of material risks you should carefully consider before deciding to invest in our securities.
Recent Developments
Mergers
On January 13, 2025, we completed our previously announced acquisition of OBDE. As a result of the Mergers, we issued an aggregate of approximately 120,630,637 shares of our common stock to OBDE shareholders.
The Mergers will be accounted for as an asset acquisition of OBDE by us in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations – Related Issues, with the fair value of total consideration paid in conjunction with the Mergers allocated to the assets acquired and liabilities assumed based on their relative fair values as of the date of the Mergers. Generally, under asset acquisition accounting, acquiring assets in groups not only requires ascertaining the cost of the asset (or net assets), but also allocating that cost to the individual assets (or individual assets and liabilities) that make up the group. The cost of the group of assets acquired in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values of net identifiable assets acquired other than certain “non-qualifying” assets (for example cash) and does not give rise to goodwill. We will be the accounting survivor of the Mergers.
See our Current Report on Form 8-K filed with the SEC on January 13, 2025 for additional information regarding the Mergers.
Investment Advisory Agreement
The Investment Advisory Agreement became effective on January 12, 2025, in connection with the consummation of the Mergers. The Investment Advisory Agreement was approved by our Board on August 6, 2024 and by our shareholders on January 8, 2025. The Investment Advisory Agreement amended and restated the third amended and restated investment advisory agreement between us and the Adviser (the “Previous Investment Advisory Agreement”), which became effective on May 18, 2021.
The Investment Advisory Agreement excludes the impact of purchase accounting adjustments resulting from any purchase premium or discount paid for the acquisition of assets in a merger from the calculation of the income incentive fee and the capital gains incentive fee, and deletes from the Previous Investment Advisory Agreement certain provisions and remove references to items which by their terms are not applicable to us as a result of our listing on the NYSE. Except for these changes, none of the material terms changed in the Investment Advisory Agreement as compared to the Previous Investment Advisory Agreement, including the services to be provided thereunder.

THE OFFERING

Issuer	Blue Owl Capital Corporation

Common stock offered by us	Common stock having an aggregate maximum offering price of up to $750,000,000.

Shares of common stock outstanding prior to this offering	510,847,634 shares outstanding as of February 21, 2025.

Manner of offering
“At the market offering” that may be made from time to time through RBC Capital Markets, LLC, Truist Securities, Inc., Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., Citizens JMP Securities, LLC, Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc. and Santander US Capital Markets LLC, as sales agents, using commercially reasonable efforts. See “Plan of Distribution.”

Use of proceeds	We expect to use the net proceeds of this offering to pay down certain of our existing indebtedness under the Revolving Credit Facility. See “Use of Proceeds.”

Risk factors
Investing in our common stock involves risks. See “Risk Factors” in our 2024 Form 10-K, incorporated by reference herein, in the accompanying prospectus, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus.

NYSE symbol for our common stock	Our common stock is listed on the NYSE under the symbol “OBDC.”

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The expenses shown in the table under “Annual expenses” are based on estimated amounts for our current fiscal year. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus supplement or the accompanying prospectus contains a reference to fees or expenses paid by “us” or “the Company” or that “we” will pay fees or expenses, you will indirectly bear these fees or expenses as an investor in the Company.

Shareholder transaction expenses:
Sales load	—%	(1)
Offering expenses (as a percentage of offering price)	—%	(2)
Dividend reinvestment plan expenses	—%	(3)
Total shareholder transaction expenses (as a percentage of offering price)	—%
Annual expenses (as a percentage of net assets attributable to common stock):
Management Fee payable under the Investment Advisory Agreement	3.1%	(4)
Incentive Fee payable under the Investment Advisory Agreement	2.1%	(5)
Interest payments on borrowed funds	7.2%	(6)
Other expenses	0.5%	(7)
Acquired Fund Fees and Expenses	0.7%	(9)
Total annual expenses	13.6%	(8)(10)
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(1)Represents the maximum agent commission with respect to the shares of our common stock sold by us in this offering.
(2)The percentage reflects estimated offering expenses of approximately $0.9 million for the estimated duration of this offering and assumes we sell all $750,000,000 of common stock available under the equity distribution agreement pursuant to this prospectus supplement and the accompanying prospectus. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus.
(3)The expenses of the dividend reinvestment plan are included in “other expenses” in the table above. For additional information, see “Dividend Reinvestment Plan” in the accompanying prospectus.
(4)The Management Fee is 1.50% of our average gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of the two most recently completed calendar quarters; provided, however, the Management Fee is 1.00% of our average gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) that is below an asset coverage ratio of 200% calculated in accordance with Section 18 and 61 of the 1940 Act. The Management Fee reflected in the table is calculated by determining the ratio that the Management Fee bears to our net assets attributable to common stock (rather than our gross assets).
(5)The Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on our income and a portion is based on our capital gains, For more detailed information about the Incentive Fee, see “Business —Investment Advisory Agreement” in our 2024 Form 10-K.
(6)The figure in the table represents our interest expenses based on our actual interest and credit facility expenses incurred for the year ended December 31, 2024, which includes the impact of interest rate swaps. During the year ended December 31, 2024, our average borrowings outstanding were $7.6 billion and our interest expense incurred was $0.5 billion. We had outstanding borrowings of approximately $7.6 billion as of December 31, 2024. Interest payments on borrowed funds represents an estimate of our annualized interest expense based on borrowings under the Revolving Credit Facility, our SPV Asset Facility, the 2024 Notes, the 2025 Notes, July 2025 Notes, the 2026 Notes, the July 2026 Notes, the 2027 Notes, the 2028 Notes, the 2029 Notes, the CLO I Transaction, the CLO II Transaction, the CLO III Transaction, the CLO IV Transaction, the CLO V Transaction, the CLO VI Transaction, the CLO VII Transaction and the CLO X Transaction. The assumed weighted average interest rate on our total debt outstanding was 5.6%. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue additional debt securities or preferred stock, subject to our compliance with applicable requirements under the 1940 Act.
(7)Includes our overhead expenses, such as payments under the Administration Agreement for certain expenses incurred by the Adviser. We based these expenses on estimated amounts for the current fiscal year.
(8)Estimated.
(9)Our shareholders indirectly bear the expenses of underlying funds or other investment vehicles in which we invest that (1) are investment companies or (2) would be investment companies under section 3(a) of the 1940 Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the 1940 Act (“Acquired Funds”). This amount includes the estimated annual fees and expenses of Credit SLF, which is our only Acquired Fund as of December 31, 2024.
(10)This table reflects all of the fees and expenses borne by us with respect to the CLO I Transaction, the CLO II Transaction, the CLO III Transaction, the CLO IV Transaction, the CLO V Transaction, the CLO VI Transaction, the CLO VII Transaction and the CLO X Transaction but does not include fees payable to but waived by the Adviser for serving as collateral manager to the CLO Issuers.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. Transaction expenses are included in the following example.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return from realized capital gains	$127	$373	$611	$1,169
The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. Because the income portion of the Incentive Fee under the Investment Advisory Agreement is unlikely to be significant assuming a 5% annual return, the example assumes that the 5% annual return will be generated entirely through the realization of capital gains on our assets and, as a result, will trigger the payment of the capital gains portion of the Incentive Fee under the Investment Advisory Agreement. The income portion of the Incentive Fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an Incentive Fee of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our Board authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “Dividend Reinvestment Plan” in the accompanying prospectus for additional information regarding our dividend reinvestment plan.
This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

USE OF PROCEEDS
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the NYSE, sales made to or through market makers and sales made through any other existing trading market or electronic communications network, and by any other method permitted by law, including privately negotiated transactions, which may include block trades, as we and the sales agents may agree. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of our common stock under this prospectus supplement and the accompanying prospectus may be less than as set forth in this paragraph depending on, among other things, the market price of our common stock and the net asset value per share of our common stock at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this prospectus supplement. However, the sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the sales agents’ commission, discount or other compensation for such sales payable under the equity distribution agreement, will not be less than the net asset value per share of our common stock at the time of such sale. Assuming the sale of shares of common stock having an aggregate offering price of $750 million, pursuant to this prospectus supplement and the accompanying prospectus, we estimate that the net proceeds would be approximately $737.9 million after deducting the sales agents’ estimated commissions of approximately $11.5 million payable by us and estimated offering expenses of approximately $0.9 million payable by us.
We expect to use proceeds from this offering to pay down certain of our existing indebtedness under the Revolving Credit Facility. Amounts drawn under the Revolving Credit Facility with respect to the commitments in U.S. dollars maturing on November 22, 2029 will bear interest at either (i) term SOFR plus any applicable credit adjustment spread plus margin of either 1.775% per annum or, (x) if the gross borrowing base is greater than or equal to the product of 1.60 and the combined debt amount but less than the product of 2.00 and the combined debt amount, 1.65% per annum or (y) if the gross borrowing base is greater than or equal to the product of 2.00 and the combined debt amount, 1.525% per annum or (ii) the “alternative base rate” (as defined in the agreements governing the Revolving Credit Facility) plus margin of either 0.775% per annum or, (x) if the gross borrowing base is greater than or equal to the product of 1.60 and the combined debt amount but less than the product of 2.00 and the combined debt amount, 0.650% or (y) if the gross borrowing base is greater than or equal to the product of 2.00 and the combined debt amount, 0.525% per annum. Amounts drawn under the Revolving Credit Facility with respect to commitments in U.S. Dollars maturing on August 26, 2027 will bear interest at either (i) term SOFR plus any applicable credit adjustment spread plus margin of 2.00% per annum or (ii) the alternative base rate plus margin of 1.00% per annum. The Revolving Credit Facility matures on August 26, 2027, with respect to $50 million of commitments and on November 22, 2029, with respect to the remaining commitments.
Affiliates of the sales agents are lenders under the Revolving Credit Facility. Accordingly, affiliates of certain of the sales agents may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down a portion of the outstanding indebtedness under the Revolving Credit Facility.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS
The information required by this item is contained in our 2024 Form 10-K and incorporated by reference herein.

PLAN OF DISTRIBUTION
We have entered into an equity distribution agreement with each of RBC Capital Markets, LLC, Truist Securities, Inc., Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., Citizens JMP Securities, LLC, Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc. and Santander US Capital Markets LLC, under which each will act as our sales agent in connection with the offer and sale of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.
Upon written instructions from us, a sales agent will use its commercially reasonable efforts consistent with its sales and trading practices to sell, as our sales agent, shares of our common stock under the terms and subject to the conditions set forth in the equity distribution agreement. We will instruct each sales agent as to the amount of our common stock to be sold by it. We may instruct a sales agent not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any instruction. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the sales agent’s commission, discount or other compensation for such sales payable under the equity distribution agreement, will not be less than the net asset value per share of our common stock at the time of such sale. The Adviser may, from time to time, in its sole discretion, pay some or all of the commissions payable under the equity distribution agreement or make additional supplemental payments to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than our current NAV per share. Any such payments made by the Adviser will not be subject to reimbursement by us. We or the sales agent may suspend the offering of shares of our common stock upon proper notice and subject to other conditions. We cannot predict the number of such shares that we may sell hereby or if any such shares will be sold.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be an “at the market offering,” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the NYSE or a similar securities exchange or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices.
The sales agent will provide written confirmation of a sale to us following the close of trading on the NYSE each trading day on which shares of our common stock are sold under the applicable equity distribution agreement. Each confirmation will include the number of shares of our common stock sold, the net proceeds to us and the compensation payable by us to the sales agent in connection with the sales.
Under the terms of the equity distribution agreement, each of the sales agents will be entitled to compensation equal to up to 1.50% of the gross sales price of the shares of our common stock sold through it as sales agents. We have agreed to pay or reimburse certain of the expenses of the sales agents. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of each equity distribution agreement, will be approximately $0.9 million.
Settlement for sales of shares of our common stock will occur on the first trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Under the terms of the equity distribution agreement, we also may sell shares of our common stock to the sales agents as principal for their own accounts at a price agreed upon at the time of sale. The sales agents may offer the common stock sold to them as principal from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with the applicable sales agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement to the extent required by law.
We will report in a prospectus supplement and/or our filings under the Exchange Act, at least quarterly, the number of shares of our common stock sold through the sales agents under the equity distribution agreement and the net proceeds to us.

In connection with the sale of shares of our common stock on our behalf, the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents with respect to certain civil liabilities, including liabilities under the Securities Act.
If we have reason to believe that shares of our common stock are no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange, we will promptly notify the sales agents and sales of shares of our common stock pursuant to the equity distribution agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.
The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all of the shares of our common stock subject to the equity distribution agreement or (ii) the termination of the equity distribution agreement as permitted therein.
Conflicts of Interest
The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agents and their respective affiliates have provided in the past and may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to, and their respective affiliates have provided, and may from time to time in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. In particular, the sales agents or their respective affiliates may execute transactions with the Company or on behalf of the Company, the Adviser, Blue Owl and/or its affiliates or any of our or their portfolio companies, affiliates and/or managed funds. In addition, the sales agents or their affiliates may act as arrangers, underwriters or placement agents for companies whose securities are sold to or whose loans are syndicated to the Company, the Adviser, Blue Owl and their affiliates and managed funds.
The sales agents or their affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to the Company, the Adviser, Blue Owl or any of our portfolio companies.
We may purchase securities of third parties from the sales agents or their affiliates. However, we have not entered into any agreement or arrangement regarding the acquisition of any such securities. We would purchase any such securities only if, among other things, we identified securities that satisfied our investment needs and completed our due diligence review of such securities.
After the date of this prospectus supplement, the sales agents and their affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the sales agents and their affiliates in the ordinary course of their business and not in connection with this offering. In addition, the sales agents or their affiliates may develop analyses or opinions related to the Company, the Adviser or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding the Adviser to our shareholders or any other persons.
In the ordinary course of their business activities, the sales agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts and for the accounts of their customers, and such investment and trading activities may involve or relate to the Company’s assets, securities or instruments (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with the Company. The sales agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Proceeds of the sale of our common shares pursuant to this offering may be used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility. Affiliates of certain sales agents are lenders under the Revolving Credit Facility and may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility.
The principal business address of RBC Capital Markets, LLC is 200 Vesey Street, 8th Floor, New York, New York 10281. The principal business address of Truist Securities, Inc. is 50 Hudson Yards, 70th Floor, New York, New York 10001. The principal business address of Mizuho Securities USA LLC is 1271 Avenue of the Americas, New York, New York 10020. The principal business address of SMBC Nikko Securities America, Inc., is 277 Park Avenue, New York, New York 10172. The principal business address of Citizens JMP Securities, LLC is 101 California Street, Suite 1700, San Francisco, California 94111. The principal business address of Keefe, Bruyette & Woods, Inc. is 787 Seventh Avenue, 5th Floor, New York, New York 10019. The principal business address of Raymond James & Associates, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716. The principal business address of Santander US Capital Markets LLC is 437 Madison Avenue, New York, NY 10022.

CAPITALIZATION
The following table sets forth our actual capitalization at December 31, 2024. You should read this table together with “Use of Proceeds” and our most recent balance sheet included in the 2024 Form 10-K.

December 31, 2024
($ in thousands, except per share amounts)	(Unaudited)
Assets
Investments at fair value (amortized cost of $13,169,390)	$13,194,545
Cash (restricted cash of $82,387)	505,692
Foreign cash (cost of $8,539)	8,464
Interest receivable	105,881
Receivable from a controlled affiliate	16,970
Prepaid expenses and other assets	34,012
Total Assets	$13,865,564
Liabilities
Debt (net of unamortized debt issuance costs of $84,363)	$7,457,702
Distribution payable	144,381
Management fee payable	49,058
Incentive fee payable	39,082
Payables to affiliates	6,083
Accrued expenses and other liabilities	216,417
Total Liabilities	$7,912,723
Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 390,217,304 shares issued and outstanding	$3,902
Additional paid-in-capital	5,919,539
Accumulated undistributed (overdistributed) earnings	29,400
Total Net Assets	$5,952,841
Total Liabilities and Net Assets	$13,865,564
Net Asset Value Per Share	$15.26

SENIOR SECURITIES
Information about our senior securities as of December 31, 2024 and the fiscal years ended December 31, 2024, 2023, 2022, 2021, 2020, 2019, 2018, 2017 and 2016 is located under the caption “Market For Registrant’s Common Equity, Related Shareholder Matters And Issuer Purchases Of Equity Securities” in our 2024 Form 10-K, which is incorporated herein by reference.

LEGAL MATTERS
Certain legal matters in connection with the offering will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Eversheds Sutherland (US) LLP also represents the Adviser. Certain legal matters in connection with the offering will be passed upon for the sales agents by Kirkland & Ellis LLP, Washington, D.C.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus supplement from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement and before the date that any offering of any securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.
We incorporate by reference into this prospectus supplement our filings listed below; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed, except such information as is included in our Current Reports on Form 8-K filed with the SEC on January 16, 2025, is not incorporated by reference in this prospectus supplement and any accompanying prospectus. Information that we file with the SEC subsequent to the date of this prospectus supplement will automatically update and may supersede information in this prospectus supplement and other information previously filed with the SEC.
The prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025; and
•our Current Reports on Form 8-K filed with the SEC on January 3, 2025, January 8, 2025, January 13, 2025, January 16, 2025, January 22, 2025 and February 21, 2025.
See “Available Information” in the accompanying prospectus for information on how to obtain a copy of these filings.

PROSPECTUS
Blue Owl Capital Corporation
Common Stock
Preferred stock
Subscription Rights
Warrants
Debt Securities
Units
We are a specialty finance company focused on lending to U.S. middle market companies. We define “middle market companies” to generally mean companies with earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”) between $10 million and $250 million annually, and/or annual revenue of $50 million to $2.5 billion at the time of investment. We may on occasion invest in smaller or larger companies if an attractive opportunity presents itself, especially when there are dislocations in the capital markets, including the high yield and syndicated loan markets. Our target credit investments will typically have maturities between three and ten years and generally range in size between $20 million and $250 million. The investment size will vary with the size of our capital base.
We invest in senior secured or unsecured loans, subordinated loans or mezzanine loans and, to a lesser extent, equity and equity-related securities including warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk.” Our investment objective is to generate current income and, to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. We may hold our investments directly or through special purpose vehicles. While we believe that current market conditions favor extending credit to middle market companies in the United States, our investment strategy is intended to generate favorable returns across credit cycles with an emphasis on preserving capital.
We are an externally managed, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We are advised by Blue Owl Credit Advisors LLC (our “Adviser”) pursuant to an investment advisory agreement. The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”). The Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform, which focuses on direct lending. We have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements.
We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, which we refer to, collectively, as the “securities.” The preferred stock, debt securities, subscription rights and warrants offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.
In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (i) in connection with a rights offering to our existing shareholders, (ii) with the prior approval of the majority of our outstanding voting securities or (iii) under such other circumstances as the Securities and Exchange Commission may permit.
The securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of the securities pursuant to this registration statement through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.
On July 22, 2019, we closed our initial public offering (“IPO”) and our common stock began trading on the New York Stock Exchange (“NYSE”) on July 18, 2019. Since July 6, 2023, our common stock trades on the NYSE under the symbol “OBDC.” On June 26, 2024, the last reported sales price of our common stock on the NYSE was $15.70 per share. The net asset value per share of our common stock at March 31, 2024 (the last date prior to the date of this prospectus for which we reported net asset value) was $15.47.
Investing in our securities involves a high degree of risk, including credit risk and the risk of the use of leverage, and is highly speculative. In addition, shares of closed-end investment companies, including BDCs, frequently trade at a discount to their net asset values. Before investing in our securities, you should read the discussion of the material risks of investing in our securities, including the risk of leverage, in “Risk Factors” beginning on page 30 of this prospectus, Part I, Item 1A “RISK FACTORS” in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings, and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
This prospectus contains important information you should know before investing in our securities. Please read this prospectus before investing and keep it for future reference. We also file periodic and current reports, proxy statements and other information about us with the U.S. Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 399 Park Avenue, New York, NY 10022, calling us at (212) 419-3000 or visiting our corporate website located at www.blueowlcapitalcorporation.com. Information on our website is not incorporated into or a part of this prospectus. The SEC also maintains a website at www.sec.gov that contains this information.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 28, 2024.

We have not authorized anyone to give you any information other than in this prospectus, any prospectus supplement to this prospectus, any free writing prospectus, or any information that we have incorporated by reference herein or therein and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, any prospectus supplements or any free writing prospectus is accurate only as of the date on their respective front covers. Our business, financial condition, results of operations and prospects may have changed since that date. We will update these documents to reflect material changes only as required by law.
i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, on terms to be determined at the time of the offering.
The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Such prospectus supplement and/or free writing prospectus (collectively referred to hereinafter as a “prospectus supplement”) may also add, update or change information contained in this prospectus or in the documents we incorporate by reference herein. This prospectus and the prospectus supplement, together with any documents incorporated by reference herein, will include all material information relating to the applicable offering.
Please carefully read this prospectus and the prospectus supplement, together with any documents incorporated by reference in this prospectus and the applicable prospectus supplement, any exhibits and the additional information described or incorporated by reference under the headings “Available Information,” “Incorporation of Certain Information by Reference,” “Prospectus Summary” and “Risk Factors” before you make an investment decision.
ii

PROSPECTUS SUMMARY
This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should read our entire prospectus before investing in our securities. Throughout this prospectus we refer to Blue Owl Capital Corporation as “we,” “us,” “our” or the “Company,” and to “Blue Owl Credit Advisors LLC,” our investment adviser, as “OCA” or the “Adviser.”
Blue Owl Capital Corporation
We are a specialty finance company focused on lending to U.S. middle-market companies. Since its inception in April 2016 through March 31, 2024, our Adviser and its affiliates have originated $99.6 billion aggregate principal amount of investments, of which $95.8 billion of aggregate principal amount of investments prior to any subsequent exits or repayments, was retained by either us or a fund advised by our Adviser or its affiliates. Our capital will be used by our portfolio companies to primarily support growth, acquisitions, market or product expansion, refinancings and/or recapitalizations.
On July 22, 2019, we closed our initial public offering (“IPO”) and our common stock began trading on the New York Stock Exchange (“NYSE”) on July 18, 2019 (the “Listing Date”). Since July 6, 2023, our common stock trades on the NYSE under the symbol “OBDC.”
We define “middle market companies” to generally mean companies with earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”) between $10 million and $250 million annually, and/or annual revenue of $50 million to $2.5 billion at the time of investment. We may on occasion invest in smaller or larger companies if an attractive opportunity presents itself, especially when there are dislocations in the capital markets, including the high yield and syndicated loan markets. Our target credit investments will typically have maturities between three and ten years and generally range in size between $20 million and $250 million. The investment size will vary with the size of our capital base. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk.” As of March 31, 2024, our average debt investment size in each of our portfolio companies was approximately $56.6 million based on fair value. As of March 31, 2024, our portfolio companies, excluding the investment in OBDC SLF LLC (f/k/a Blue Owl Capital Corporation Senior Loan Fund LLC) (“OBDC SLF”) and certain investments that fall outside of our typical borrower profile and represent 83.1% of our total debt portfolio based on fair value, had weighted average annual revenue of $852 million, weighted average annual EBITDA of $182 million, an average interest coverage of 1.6x and an average net loan-to value of 44%.
We invest in senior secured or unsecured loans, subordinated loans or mezzanine loans and, to a lesser extent, equity and equity-related securities including warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity. Our investment objective is to generate current income, and to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns.
We are an externally managed, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. We have elected to be treated, and intend to qualify annually, as a RIC under the Code for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements. As a BDC, at least 70% of our assets must be assets of the type listed in Section 55(a) of the 1940 Act, as described herein. We will not invest more than 20% of our total assets in companies whose principal place of business is outside the United States. See Part I, Item 1 “BUSINESS - Regulation as a Business Development Company” in our most recent Annual Report on Form 10-K, and “Certain U.S. Federal Income Tax Considerations” in this prospectus.
We generally intend to distribute, out of assets legally available for distribution, substantially all of our available earnings, on a quarterly basis, as determined by our board of directors (the “Board”) in its sole discretion.
Certain consolidated subsidiaries of ours are subject to U.S. federal and state corporate-level income taxes.

We are advised by the Adviser pursuant to an amended and restated investment advisory agreement (the “Investment Advisory Agreement”). See Part I, Item 1 “BUSINESS - Investment Advisory Agreement” in our most recent Annual Report on Form 10-K. The Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform, which focuses on direct lending. To achieve our investment objective, we will leverage Blue Owl's, and, in particular, the Adviser’s investment team’s extensive network of relationships with other sophisticated institutions to source, evaluate and, as appropriate, partner with on transactions. There are no assurances that we will achieve our investment objective.
We may borrow money from time to time if immediately after such borrowing, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred stock, if any, is at least 150%. This means that generally, we can borrow up to $2 for every $1 of investor equity. See Part II, Item 7 “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Leverage” in our most recent Annual Report on Form 10-K, Part I, Item 2 “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Leverage” in our most recent Quarterly Report on Form 10-Q, and see Part I, Item 1A “Risk Factors - Risks Related to our Business and Operations - We borrow money, which magnifies the potential for gain or loss and may increase the risk of investing in us.” in our most recent Annual Report on Form 10-K.
We currently have in place a senior secured revolving credit facility and a special purpose vehicle asset credit facility, and in the future may enter into additional credit facilities. In addition, we have outstanding unsecured notes, which were issued in registered offerings and in the future may issue additional unsecured notes. We currently have in place seven term debt securitization transactions, also known as collateralized loan obligation transactions and in the future may enter into additional collateralized loan obligation transactions. We expect to use our credit facilities and other borrowings, along with proceeds from the rotation of our portfolio, to finance our investment objectives. As of March 31, 2024, we had approximately $7.0 billion of debt outstanding, with approximately $1.7 billion available under our existing credit facilities. As of March 31, 2024, our asset coverage ratio was 185%. See Part I, Item 1 “BUSINESS - Regulation as a Business Development Company” and Part II, Item 7 “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Debt” in our most recent Annual Report on Form 10-K, Part I, Item 2 “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AN RESULTS OF OPERATIONS - Financial Condition, Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q.
Investment Portfolio
As of March 31, 2024, we had investments in 198 portfolio companies with an aggregate fair value of $12.41 billion.
As of March 31, 2024, based on fair value, our portfolio consisted of 73.0% first lien senior secured debt investments (of which 62% we consider to be unitranche debt investments (including “last out” portions of such loans)), 7.7% second lien senior secured debt investments, 2.2% unsecured debt investments, 3.6% preferred equity investments, 10.7% common equity investments and 2.8% joint ventures.
As of March 31, 2024, our portfolio was invested across 31 different industries. The largest industry in our portfolio as of March 31, 2024 was internet software and services, which represented, 11.9% of our total portfolio, based on fair value.
As of March 31, 2024, our weighted average total yield of the portfolio at fair value and amortized cost was 11.5% and 11.6%, respectively, and our weighted average yield of accruing debt and income producing securities at fair value and amortized cost was 12.1% and 12.3%, respectively. As of March 31, 2024, the weighted average spread of total debt investments was 6.6%.
As of March 31, 2024 we had net leverage of 1.04x debt-to-equity, which is within our target range.

The Adviser and Administrator - Blue Owl Credit Advisors LLC
Blue Owl Credit Advisors LLC serves as our investment adviser pursuant to an amended and restated investment advisory agreement between us and the Adviser (the “Investment Advisory Agreement”). See Part I, Item 1 “BUSINESS - Investment Advisory Agreement” in our most recent Annual Report on Form 10-K. The Adviser also serves as our Administrator pursuant to an amended and restated administration agreement (the “Administration Agreement”) between us and the Adviser. See Part I, Item 1 “BUSINESS - Administration Agreement” in our most recent Annual Report on Form 10-K. The Adviser is a Delaware limited liability company that is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an indirect affiliate of Blue Owl and part of Blue Owl’s Credit platform, which focuses on direct lending. Blue Owl consists of three investment platforms: (1) Credit, which focuses on direct lending, (2) GP Strategic Capital, which focuses on providing capital to institutional alternative asset managers, and (3) Real Estate, which focuses on triple net lease real estate strategies. Blue Owl's Credit platform is comprised of the Adviser, Blue Owl Technology Credit Advisors LLC (“OTCA”), Blue Owl Technology Credit Advisors II LLC (“OTCA II”), Blue Owl Capital Private Fund Advisors LLC (“OPFA”) and Blue Owl Diversified Credit Advisors LLC (“ODCA” and together with the Adviser, OTCA, OTCA II, and OPFA, the “Blue Owl Credit Advisers”), which are also registered investment advisers.
Blue Owl’s Credit platform is led by its three co-founders, Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer. The Adviser’s investment team (the “Investment Team”) is also led by Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer and is supported by certain members of the Adviser’s senior executive team and Blue Owl’s Credit platform’s investment committees. Blue Owl's Credit platform has four investment committees, each of which focuses on a specific investment strategy (Diversified Lending, Technology Lending, First Lien Lending and Opportunistic Lending). Douglas I. Ostrover, Marc S. Lipschultz, Craig W. Packer and Alexis Maged sit on each of Blue Owl’s Credit platform’s investment committees. In addition to Messrs. Ostrover, Lipschultz, Packer and Maged, the Diversified Lending Investment Committee is comprised of Jeff Walwyn, Patrick Linnemann, Meenal Mehta and Logan Nicholson. The Investment Team, under the Diversified Lending Investment Committee’s supervision, sources investment opportunities, conducts research, performs due diligence on potential investments, structures the Company’s investments and monitors the Company’s portfolio companies on an ongoing basis. Subject to the overall supervision of the Board, the Adviser manages our day-to-day operations, and provides investment advisory and management services to us.
As of March 31, 2024, the Blue Owl Credit Advisers managed $91.3 billion in assets under management (“AUM”). The Blue Owl Credit Advisers focus on direct lending to middle market companies primarily in the United States across the following four investment strategies, which are offered through BDCs, private funds and separately managed accounts:

Strategy	Funds	Asset Under Management
Diversified Lending. The diversified lending strategy seeks to generate current income and, to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns across credit cycles with an emphasis on preserving capital primarily through originating and making loans to, and making debt and equity investments in, U.S. middle market companies. The diversified lending strategy provides a wide range of financing solutions with strong focus on the top of the capital structure and operate this strategy through diversification by borrower, sector, sponsor, and position size.
	The diversified lending strategy is primarily offered through four BDCs: the Company, Blue Owl Capital Corporation II (“OBDC II”), Blue Owl Capital Corporation III (“OBDC III”) and Blue Owl Credit Income Corp. (“OCIC”).	As of March 31, 2024, the diversified lending strategy had $53.6 billion of assets under management.

Technology Lending. The technology lending strategy seeks to maximize total return by generating current income from debt investments and other income producing securities, and capital appreciation from equity and equity-linked investments primarily through originating and making loans to, and making debt and equity investments in, technology related companies based primarily in the United States. The technology lending strategy originates and invests in senior secured or unsecured loans, subordinated loans or mezzanine loans, and equity and equity-related securities including common equity, warrants, preferred stock and similar forms of senior equity, which may be convertible into a portfolio company’s common equity. The technology lending strategy invests in a broad range of established and high growth technology companies that are capitalizing on the large and growing demand for technology products and services. This strategy focuses on companies that operate in technology-related industries or sectors which include, but are not limited to, information technology, application or infrastructure software, financial services, data and analytics, security, cloud computing, communications, life sciences, healthcare, media, consumer electronics, semi-conductor, internet commerce and advertising, environmental, aerospace and defense industries and sectors.

The technology lending strategy is primarily offered through three BDCs: Blue Owl Technology Finance Corp. (“OTF”), Blue Owl Technology Income Corp. (“OTIC”) and Blue Owl Technology Finance Corp. II (“OTF II” and together with the Company, OBDC II, OBDC III, OCIC, OTF and OTIC, the “Blue Owl BDCs”).
As of March 31, 2024, the technology lending strategy had $21.5 billion of assets under management.

First Lien Lending. The first lien lending strategy seeks to realize current income with an emphasis on preservation of capital primarily through originating primary transactions in and, to a lesser extent, secondary transactions of first lien senior secured loans in or related to middle market businesses based primarily in the United States.
The first lien lending strategy is offered through private funds and separately managed accounts.	As of March 31, 2024, the first lien lending strategy had $4.5 billion of assets under management.

Opportunistic Lending. The opportunistic lending strategy seeks to generate attractive risk-adjusted returns by taking advantage of credit opportunities in U.S. middle-market companies with liquidity needs and market leaders seeking to improve their balance sheets. The opportunistic lending strategy focuses on high-quality companies that could be experiencing disruption, dislocation, distress or transformational change. The opportunistic lending strategy aims to be the partner of choice for companies by being well equipped to provide a variety of financing solutions to meet a broad range of situations, including the following: (i) rescue financing, (ii) new issuance and recapitalizations, (iii) wedge capital, (iv) debtor-in-possession loans, (v) financing for additional liquidity and covenant relief and (vi) broken syndications.
The opportunistic lending strategy is offered through private funds and separately managed accounts.	As of March 31, 2024, the opportunistic lending strategy had $2.5 billion of assets under management across these products.
We refer to the Blue Owl BDCs and the private funds and separately managed accounts managed by the Blue Owl Credit Advisers, as the “Blue Owl Credit Clients.” In addition to the Blue Owl Credit Clients, Blue Owl’s Credit platform includes a liquid credit strategy, which focuses on the management of collateralized loan obligations (“CLOs”). As of March 31, 2024, the liquid credit strategy had $7.9 billion of assets under management. Blue Owl’s Credit platform also employs various other investment strategies to pursue long-term capital appreciation and risk adjusted returns including (i) direct investments in strategic equity assets, with a focus on single-asset GP-led continuation funds, and (ii) mid-to-late-stage biopharmaceutical and healthcare companies. As of March 31, 2024, these strategies had $1.5 billion of assets under management.
Blue Owl Credit Clients may have overlapping objectives with us. The Adviser and its affiliates may face conflicts in the allocation of investment opportunities to us and others. In order to address these conflicts, the Blue Owl Credit Advisers have put in place an investment allocation policy that addresses the allocation of investment opportunities as well as co-investment restrictions under the 1940 Act. See, “ITEM 13. CERTAIN RELATIONS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.” in our most recent Annual Report on Form 10-K
In addition, we rely on an order for exemptive relief (as amended, the “Order”) that has been granted to our Adviser and its affiliates by the SEC to co-invest with other funds managed by the Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such exemptive relief, we generally are permitted to co-invest with certain of our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching by us or our shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objective and strategies, (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing and (4) the proposed investment by us would not benefit the Adviser or its affiliates or any affiliated person of any of them (other than parties to the transaction), except to the extent permitted by the exemptive relief and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act.
The Blue Owl Credit Advisers’ allocation policy incorporates the conditions of the Order. As a result of the Order, there could be significant overlap in our investment portfolio and the investment portfolio of the Blue Owl Credit Clients that could avail themselves of the exemptive relief and that have an investment objective similar to ours. In addition, we have received an amendment to the Order to permit us to participate in follow-on investments in our existing portfolio companies with certain affiliates that are private funds, even if such private funds did not have an investment in such existing portfolio company. See Part I, Item 1A “Risk Factors - Risks Related to our Adviser and its Affiliates - Our Adviser or its affiliates may have incentives to favor their respective other accounts and clients and/or Blue Owl over us, which may result in conflicts of interest that could be harmful to us” in our most recent Annual Report on Form 10-K.
The Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees from portfolio companies. See Part I, Item 1A “Risk Factors - Risks Related to our Adviser and its Affiliates - Our Adviser and its affiliates may face conflicts of interest with respect to services performed for issuers in which we may invest” in our most recent Annual Report on Form 10-K.
The Adviser’s address is 399 Park Avenue, 37th floor, New York, NY 10022.
Investment Advisory Agreement
We and the Adviser entered into the Investment Advisory Agreement on May 18, 2021. See Part I, Item 1 “BUSINESS - Investment Advisory Agreement” in our most recent Annual Report on Form 10-K. The Adviser is responsible for managing our business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments, and monitoring our portfolio companies on an ongoing basis through a team of investment professionals.
We pay the Adviser an investment advisory fee for its services under the Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by our shareholders.
The management fee is currently payable quarterly in arrears. The management fee is payable at an annual rate of (x) 1.50% of our average gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) that is above an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act and (y) 1.00% of our average gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) that is below an asset coverage ratio of 200% calculated in accordance with Section 18 and 61 of the 1940 Act, in each case, at the end of the two most recently completed calendar quarters. The management fee for any partial month or quarter, as the case may be, will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant calendar months or quarters, as the case may be.
The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on our pre-incentive fee net investment income and a portion is based on our capital gains. The portion of the incentive fee based on pre-incentive fee net investment income is determined and paid quarterly in arrears commencing with the first calendar quarter following the Listing Date, and equals 100% of the pre-incentive fee net investment income in excess of a 1.5% quarterly “hurdle rate,” until the Adviser has received 17.5% of the total pre-incentive fee net investment income for that calendar quarter and, for pre-incentive fee net investment income in excess of 1.82% quarterly, 17.5% of all remaining pre-incentive fee net investment income for that calendar quarter.
The second component of the incentive fee, the capital gains incentive fee, payable at the end of each calendar year in arrears, equals 17.5% of cumulative realized capital gains from the Listing Date to the end of each calendar year, less cumulative realized capital losses and unrealized capital depreciation from the Listing Date to the end of each calendar year, less the aggregate amount of any previously paid capital gains incentive fee for prior periods. In no event will the capital gains incentive fee payable pursuant to the Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act of 1940, as amended, including Section 205 thereof. See Part I, Item 1 “BUSINESS - Compensation of the Adviser” in our most recent Annual Report on Form 10-K.
Administration Agreement
We and the Adviser entered into the Administration Agreement on May 18, 2021. Under the terms of the Administration Agreement, the Adviser performs, or oversees, the performance of, required administrative services, which includes providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. The Administration Agreement also provides that we reimburse the Adviser for certain organization costs incurred prior to the commencement of our operations, and for certain offering costs. We reimburse the Adviser for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Adviser for any services performed for it by such affiliate or third party. See Part I, Item 1 “BUSINESS - Administration Agreement” in our most recent Annual Report on Form 10-K for further information.
Market Trends
We believe the middle-market lending environment provides opportunities for us to meet our goal of making investments that generate attractive risk-adjusted returns.
Limited Availability of Capital for Middle-Market Companies. The middle market is a large addressable market. According to GE Capital’s National Center for the Middle Market Year-End 2023 Middle Market Indicator, there are approximately 200,000 U.S. middle market companies, which have approximately 48 million aggregate employees. Moreover, the U.S. middle market accounts for one-third of private sector gross domestic product (“GDP”). GE defines U.S. middle market companies as those between $10 million and $1 billion in annual revenue, which we believe has significant overlap with our definition of U.S. middle market companies. We believe U.S. middle market companies will continue to require access to debt capital to refinance existing debt, support growth and finance acquisitions. We believe that regulatory and structural factors, industry consolidation and general risk aversion, limit the amount of traditional financing available to U.S. middle-market companies. We believe that many commercial and investment banks have, in recent years, de-emphasized their service and product offerings to middle-market businesses in favor of lending to large corporate clients and managing capital markets transactions. In addition, these lenders may be constrained in their ability to underwrite and hold bank loans and high yield securities for middle-market issuers as they seek to meet existing and future regulatory capital requirements. We also believe that there is a lack of market participants that are willing to hold meaningful amounts of certain middle-market loans. As a result, we believe our ability to minimize syndication risk for a company seeking financing by being able to hold its loans without having to syndicate them, coupled with reduced capacity of traditional lenders to serve the middle-market, present an attractive opportunity to invest in middle-market companies.
Capital Markets Have Been Unable to Fill the Void in U.S. Middle Market Finance Left by Banks. Access to underwritten bond and syndicated loan markets is challenging for middle market companies due to loan issue size and liquidity. For example, high yield bonds are generally purchased by institutional investors, such as mutual funds and exchange traded funds (“ETFs”) who, among other things, are focused on the liquidity characteristics of the bond being issued in order to fund investor redemptions and/or comply with regulatory requirements. Accordingly, the existence of an active secondary market for bonds is an important consideration in these entities’ initial investment decision. Syndicated loans arranged through a bank are done either on a “best efforts” basis or are underwritten with terms plus provisions that permit the underwriters to change certain terms, including pricing, structure, yield and tenor, otherwise known as “flex”, to successfully syndicate the loan, in the event the terms initially marketed are insufficiently attractive to investors. Furthermore, banks are generally reluctant to underwrite middle market loans because the arrangement fees they may earn on the placement of the debt generally are not sufficient to meet the banks’ return hurdles. Loans provided by companies such as ours provide certainty to issuers in that we have a more stable capital base and have the ability to invest in illiquid assets, and we can commit to a given amount of debt on specific terms, at stated coupons and with agreed upon fees. As we are the ultimate holder of the loans, we do not require market “flex” or other arrangements that banks may require when acting on an agency basis. In addition, our Adviser has teams focused on both liquid credit and private credit and these teams are able to collaborate with respect to syndicated loans.
Secular Trends Supporting Growth for Private Credit. We believe that periods of market volatility, such as the current period of market volatility caused, in part, by elevated inflation and interest rates, and current geopolitical conditions have accentuated the advantages of private credit. The availability of capital in the liquid credit market is highly sensitive to market conditions whereas we believe private lending has proven to be a stable and reliable source of capital through periods of volatility. We believe the opportunity set for private credit will continue to expand even after the public markets reopen to normal levels. Financial sponsors and companies today are familiar with direct lending and have seen firsthand the strong value proposition that a private solution can offer. Scale, certainty of execution and flexibility all provide borrowers with a compelling alternative to the syndicated and high yield markets. Based on our experience, there is an emerging trend where higher quality credits that have traditionally been issuers in the syndicated and high yield markets are increasingly seeking private solutions independent of credit market conditions. In our view, this is supported by financial sponsors wanting to work with collaborative financing partners that have scale and breadth of capabilities. We believe the large amount of uninvested capital held by funds of private equity firms broadly, estimated by Preqin Ltd., an alternative assets industry data and research company, to be $2.7 trillion as of December 31, 2023, will continue to drive deal activity. We expect that private equity sponsors will continue to pursue acquisitions and leverage their equity investments with secured loans provided by companies such as us.
Attractive Investment Dynamics. An imbalance between the supply of, and demand for, middle market debt capital creates attractive pricing dynamics. We believe the directly negotiated nature of middle market financings also generally provides more favorable terms to the lender, including stronger covenant and reporting packages, better call protection, and lender-protective change of control provisions. Additionally, we believe BDC managers’ expertise in credit selection and ability to manage through credit cycles has generally resulted in BDCs experiencing lower loss rates than U.S. commercial banks through credit cycles. Further, we believe that historical middle market default rates have been lower, and recovery rates have been higher, as compared to the larger market capitalization, broadly distributed market, leading to lower cumulative losses. Lastly, we believe that in the current environment, lenders with available capital may be able to take advantage of attractive investment opportunities as the economy reopens and may be able to achieve improved economic spreads and documentation terms.
Conservative Capital Structures. Following the global credit crisis, which we define broadly as occurring between mid-2007 and mid-2009, lenders have generally required borrowers to maintain more equity as a percentage of their total capitalization, specifically to protect lenders during economic downturns. With more conservative capital structures, U.S. middle market companies have exhibited higher levels of cash flows available to service their debt. In addition, U.S. middle market companies often are characterized by simpler capital structures than larger borrowers, which facilitates a streamlined underwriting process and, when necessary, restructuring process.
Attractive Opportunities in Investments in Loans. We invest in senior secured or unsecured loans, subordinated loans or mezzanine loans and, to a lesser extent, equity and equity-related securities. We believe that opportunities in senior secured loans are significant because of the floating rate structure of most senior secured debt issuances and because of the strong defensive characteristics of these types of investments. We believe that debt issues with floating interest rates offer a superior return profile as compared with fixed-rate investments, since floating rate structures are generally less susceptible to declines in value experienced by fixed-rate securities in a rising interest rate environment. Senior secured debt also provides strong defensive characteristics. Senior secured debt has priority in payment among an issuer’s security holders whereby holders are due to receive payment before junior creditors and equity holders. Further, these investments are secured by the issuer’s assets, which may provide protection in the event of a default.
Potential Competitive Advantages
We believe that the Adviser’s disciplined approach to origination, fundamental credit analysis, portfolio construction and risk management should allow us to achieve attractive risk-adjusted returns while preserving our capital. We believe that we represent an attractive investment opportunity for the following reasons:
Experienced Team with Expertise Across all Levels of the Corporate Capital Structure. The members of the Diversified Lending Investment Committee have an average of over 25 years of experience in private lending and investing at all levels of a company’s capital structure, particularly in high yield securities, leveraged loans, high yield credit derivatives and distressed securities, as well as experience in operations, corporate finance, mergers and acquisitions, and workout restructuring. The members of the Diversified Lending Investment Committee have diverse backgrounds with investing experience through multiple business and credit cycles. Moreover, certain members of the Diversified Lending Investment Committee and other executives and employees of the Adviser and its affiliates have operating and/or investing experience on behalf of business development companies. We believe this experience provides the Adviser with an in-depth understanding of the strategic, financial and operational challenges and opportunities of middle market companies and will afford it numerous tools to manage risk while preserving the opportunity for attractive risk-adjusted returns on our investments and offering a diverse product set to help meet borrowers' needs.
Distinctive Origination Platform. To date, a substantial majority of our investments have been sourced directly. We believe that our origination platform provides us the ability to originate investments without the assistance of investment banks or other traditional Wall Street intermediaries.
The Investment Team includes more than 115 investment professionals and is responsible for originating, underwriting, executing and managing the assets of our direct lending transactions and for sourcing and executing opportunities directly. The Investment Team has significant experience as transaction originators and building and maintaining strong relationships with private equity sponsors and companies. In addition, we believe that as a result of the formation of Blue Owl the investment team has enhanced sourcing capabilities because of their ability to utilize Blue Owl’s resources and its relationships with the financial sponsor community and service providers, which we believe may broaden our deal funnel and result in an increased pipeline of deal opportunities.
The Investment Team also maintains direct contact with banks, corporate advisory firms, industry consultants, attorneys, investment banks, “club” investors and other potential sources of lending opportunities. We believe the Adviser’s ability to source through multiple channels allows us to generate investment opportunities that have more attractive risk-adjusted return characteristics than by relying solely on origination flow from investment banks or other intermediaries and to be more selective investors.
Since its inception in April 2016 through March 31, 2024, the Adviser and its affiliates have reviewed over 9,300 opportunities and sourced potential investment opportunities from more than 715 private equity sponsors and venture capital firms. We believe that the Adviser receives “early looks” and “last looks” based on its and Blue Owl's relationships, allowing it to be highly selective in the transactions it pursues.
Potential Long-Term Investment Horizon. We believe our potential long-term investment horizon gives us flexibility, allowing us to maximize returns on our investments. We invest using a long-term focus, which we believe provides us with the opportunity to increase total returns on invested capital, as compared to other private company investment vehicles or investment vehicles with daily liquidity requirements (e.g., open-ended mutual funds and ETFs).
Defensive, Income-Orientated Investment Philosophy. The Adviser employs a defensive investment approach focused on long-term credit performance and principal protection. This investment approach involves a multi-stage selection process for each investment opportunity as well as ongoing monitoring of each investment made, with particular emphasis on early detection of credit deterioration. This strategy is designed to minimize potential losses and achieve attractive risk adjusted returns.
Active Portfolio Monitoring. The Adviser closely monitors the investments in our portfolio and takes a proactive approach to identifying and addressing sector- or company-specific risks. The Adviser receives and reviews detailed financial information from portfolio companies no less than quarterly and seeks to maintain regular dialogue with portfolio company management teams regarding current and forecasted performance. Although we may invest in “covenant-lite” loans, which generally do not have a complete set of financial maintenance covenants, we anticipate that many of our investments will have financial covenants that we believe will provide an early warning of potential problems facing our borrowers, allowing lenders, including us, to identify and carefully manage risk. Further, we anticipate that many of our equity investments will provide us the opportunity to nominate a member or observer to the board of directors of the portfolio company or otherwise include provisions protecting our rights as a minority-interest holder, which we believe will allow us to closely monitor the performance of these portfolio companies. In addition, the Adviser has built out its portfolio management team to include workout experts who closely monitor our portfolio companies and who, on at least a quarterly basis, assess each portfolio company’s operational and liquidity exposure and outlook to understand and mitigate risks; and, on at least a monthly basis, evaluates existing and newly identified situations where operating results are deviating from expectations. As part of its monitoring process, the Adviser focuses on projected liquidity needs and where warranted, re-underwriting credits and evaluating downside and liquidation scenarios.
Structure of Investments
Our investment objective is to generate current income and, to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns.
We expect that generally our portfolio composition will be majority debt or income producing securities, which may include “covenant-lite” loans, with a lesser allocation to equity or equity-linked opportunities. In addition, we may invest a portion of our portfolio in opportunistic investments, which will not be our primary focus, but will be intended to enhance returns to our shareholders and from time to time, we may evaluate and enter into strategic portfolio transactions which may result in additional portfolio companies which we are considered to control. These investments may include high-yield bonds and broadly-syndicated loans, which are typically originated and structured by banks on behalf of large corporate borrowers with employee counts, revenues, EBITDAs and enterprise values larger than the middle market characteristics described herein, and equity investments in portfolio companies that make senior secured loans or invest in broadly syndicated loans or structured products, such as life settlements and royalty interests. Our portfolio composition may fluctuate from time to time based on market conditions and interest rates.
Covenants are contractual restrictions that lenders place on companies to limit the corporate actions a company may pursue. Generally, the loans in which we expect to invest will have financial maintenance covenants, which are used to proactively address materially adverse changes in a portfolio company’s financial performance. However, to a lesser extent, we may invest in “covenant-lite” loans. See “Investment Process Overview – Inclusion of Covenants.”
Debt Investments. The terms of our debt investments are tailored to the facts and circumstances of each transaction. The Adviser negotiates the structure of each investment to protect our rights and manage our risk. We generally invest in the following types of debt:
•First-lien debt. First-lien debt typically is senior on a lien basis to other liabilities in the issuer’s capital structure and has the benefit of a first-priority security interest in assets of the issuer. The security interest ranks above the security interest of any second-lien lenders in those assets. Our first-lien debt may include stand-alone first-lien loans, “unitranche” loans (including “last out” portions of such loans), and secured corporate bonds with similar features to these categories of first-lien loans. As of March 31, 2024, 62% of our first lien debt was comprised of unitranche loans.
•Stand-alone first lien loans. Stand-alone first-lien loans are traditional first-lien loans. All lenders in the facility have equal rights to the collateral that is subject to the first-priority security interest.
•Unitranche loans. Unitranche loans (including the “last out” portions of such loans) combine features of first-lien, second-lien and mezzanine debt, generally in a first-lien position. In many cases, we may provide the issuer most, if not all, of the capital structure above their equity. The primary advantages to the issuer are the ability to negotiate the entire debt financing with one lender and the elimination of intercreditor issues. “Last out” first-lien loans have a secondary priority behind super-senior “first out” first-lien loans in the collateral securing the loans in certain circumstances. The arrangements for a “last out” first-lien loan are typically set forth in an “agreement among lenders,” which provides lenders with “first out” and “last out” payment streams based on a single lien on the collateral. Since the “first out” lenders generally have priority over the “last out” lenders for receiving payment under certain specified events of default, or upon the occurrence of other triggering events under intercreditor agreements or agreements among lenders, the “last out” lenders bear a greater risk and, in exchange, receive a higher effective interest rate, through arrangements among the lenders, than the “first out” lenders or lenders in stand-alone first-lien loans. Agreements among lenders also typically provide greater voting rights to the “last out” lenders than the intercreditor agreements to which second-lien lenders often are subject. Among the types of first-lien debt in which we may invest, “last out” first-lien loans generally have higher effective interest rates than other types of first-lien loans, since “last out” first-lien loans rank below standalone first-lien loans.
•Second-lien debt. Our second-lien debt may include secured loans, and, to a lesser extent, secured corporate bonds, with a secondary priority behind first-lien debt. Second-lien debt typically is senior on a lien basis to unsecured liabilities in the issuer’s capital structure and has the benefit of a security interest over assets of the issuer, though ranking junior to first-lien debt secured by those assets. First-lien lenders and second-lien lenders typically have separate liens on the collateral, and an intercreditor agreement provides the first-lien lenders with priority over the second-lien lenders’ liens on the collateral.
•Mezzanine debt. Structurally, mezzanine debt usually ranks subordinate in priority of payment to first-lien and second-lien debt, is often unsecured, and may not have the benefit of financial covenants common in first-lien and second-lien debt. However, mezzanine debt ranks senior to common and preferred equity in an issuer’s capital structure. Mezzanine debt investments generally offer lenders fixed returns in the form of interest payments, which could be paid-in-kind, and may provide lenders an opportunity to participate in the capital appreciation, if any, of an issuer through an equity interest. This equity interest typically takes the form of an equity co-investment or warrants. Due to its higher risk profile and often less restrictive covenants compared to senior secured loans, mezzanine debt generally bears a higher stated interest rate than first-lien and second-lien debt.
•Broadly syndicated loans. Broadly syndicated loans (whose features are similar to those described under “First-lien debt” and “Second-lien debt” above) are typically originated and structured by banks on behalf of large corporate borrowers with employee counts, revenues, EBITDAs, and enterprise values larger than the middle-market characteristics described above. The proceeds of broadly syndicated loans are often used for leveraged buyout transactions, mergers and acquisitions, recapitalizations, refinancings, and financing capital expenditures. Broadly syndicated loans are typically distributed by the arranging bank to a diverse group of investors primarily consisting of: CLOs; senior secured loan and high yield bond mutual funds; closed-end funds, hedge funds, banks, and insurance companies; and finance companies. A borrower must comply with various covenants contained in a loan agreement or note purchase agreement between the borrower and the holders of the broadly syndicated loan. The broadly syndicated loans in which we invest may include loans that are considered “covenant-lite” loans, because of their lack of a full set of financial maintenance covenants
Our debt investments are typically structured with the maximum seniority and collateral that we can reasonably obtain while seeking to achieve our total return target. The Adviser seeks to limit the downside potential of our investments by:
•requiring a total return on our investments (including both interest and potential equity appreciation) that compensates us for credit risk;
•negotiating covenants in connection with our investments consistent with preservation of our capital. Such restrictions may include affirmative covenants (including reporting requirements), negative covenants (including financial maintenance covenants), lien protection, limitations on debt incurrence, restrictions on asset sales, downside and liquidation cases, restrictions on dividends and other payments, cash flow sweeps, collateral protection, required debt amortization, change of control provisions and board rights, including either observation rights or rights to a seat on the board under some circumstances; and
•including debt amortization requirements, where appropriate, to require the timely repayment of principal of the loan, as well as appropriate maturity dates.
Within our portfolio, the Adviser aims to maintain the appropriate proportion among the various types of first-lien loans, as well as second-lien debt and mezzanine debt, to allow us to achieve our target returns while maintaining our targeted amount of credit risk.
Equity Investments. Our investment in a portfolio company could be or may include an equity interest, such as common stock or preferred stock, or equity linked interest, such as a warrant or profit participation right. We may make direct and indirect equity investments with or without a concurrent investment in a more senior part of the capital structure of the issuer. Our equity investments are typically not control-oriented investments and we may structure such equity investments to include provisions protecting our rights as a minority-interest holder.
Specialty Financing Portfolio Companies. We may make equity investments in portfolio companies that make senior secured loans or invest in broadly syndicated loans or structured products, such as life settlements and royalty interests. Our specialty financing companies include the following:
•Wingspire Capital Holdings LLC (“Wingspire”) is an independent diversified direct lender focused on providing asset-based commercial finance loans and related senior secured loans to U.S.-based middle market borrowers. Wingspire offers a wide variety of asset-based financing solutions to businesses in an array of industries, including revolving credit facilities, machinery and equipment term loans, real estate term loans, first-in/last-out tranches, cash flow term loans, and opportunistic / bridge financings.
•Amergin consists of AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC and AAM Series 2.1 Aviation Feeder, LLC (collectively, “Amergin AssetCo”) and Amergin Asset Management LLC, which has entered into a Servicing Agreement with Amergin AssetCo. Amergin was created to invest in a leasing platform focused on railcar, aviation and other long-lived transportation assets. Amergin acquires existing on-lease portfolios of new and end-of-life railcars and related equipment and selectively purchases off-lease assets and is building a commercial aircraft portfolio through aircraft financing and engine acquisition on a sale and lease back basis.
•Fifth Season Investments LLC is a portfolio company created to invest in life insurance based assets, including secondary and tertiary life settlement and other life insurance exposures using detailed analytics, internal life expectancy review and sophisticated portfolio management techniques.
•LSI Financing 1 DAC (“LSI Financing”) is a portfolio company formed to acquire contractual rights to revenue pursuant to earnout agreements in the life sciences space.
Operating and Regulatory Structure
We are an externally-managed, closed-end management investment company that filed an election to be regulated as a BDC under the 1940 Act. In addition, for tax purposes we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code. See “Certain U.S. Federal Income Tax Considerations” in this prospectus. Our investment activities are managed by our Adviser and supervised by our Board, a majority of whom are not “interested persons” of the Company or of our Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by our Board. As a BDC, we are required to comply with certain regulatory requirements. See Part I, Item 1 “BUSINESS - Regulation as a Business Development Company” in our most recent Annual Report on Form 10-K.
Certain Relationships and Related Transactions
We have entered into both the Investment Advisory Agreement and the Administration Agreement with the Adviser. Pursuant to the Investment Advisory Agreement, we will pay the Adviser a base management fee and an incentive fee. See Part I, Item 1 “BUSINESS - Investment Advisory Agreement” in our most recent Annual Report on Form 10-K for a description of how the fees payable to the Adviser will be determined. Pursuant to the Administration Agreement, we will reimburse the Adviser for expenses necessary to perform services related to our administration and operations. See Part I, Item 1 “BUSINESS - Administration Agreement” in our most recent Annual Report on Form 10-K for a description of services for which we reimburse to the Adviser. In addition, the Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees.
Our executive officers, certain of our directors and certain other finance professionals of Blue Owl also serve as executives of the Blue Owl Credit Advisers and officers and directors of the Company and certain professionals of Blue Owl and the Adviser are officers of Blue Owl Securities LLC. In addition, our executive officers and directors and the members of the Adviser and members of its Diversified Lending Investment Committee serve or may serve as officers, directors or principals of entities that operate in the same, or a related, line of business as we do (including the Blue Owl Credit Advisers) including serving on their respective investment committees and/or on the investment committees of investments funds, accounts or other investment vehicles managed by our affiliates which may have investment objective similar to our investment objective. At times we may compete with the Blue Owl Credit Clients, for capital and investment opportunities. As a result, we may not be given the opportunity to participate in certain investments made by the Blue Owl Credit Clients. This can create a potential conflict when allocating investment opportunities among us and such other Blue Owl Credit Clients. An investment opportunity that is suitable for multiple clients of the Blue Owl Credit Advisers may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. However, in order for the Adviser and its affiliates to fulfill their fiduciary duties to each of their clients, the Blue Owl Credit Advisers have put in place an investment allocation policy that seeks to ensure the fair and equitable allocation of investment opportunities over time and addresses the co-investment restrictions set forth under the 1940 Act.
Allocation of Investment Opportunities
The Blue Owl Credit Advisers intend to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with its allocation policy, so that no client of the Adviser or its affiliates is disadvantaged in relation to any other client of the Adviser or its affiliates, taking into account such factors as the relative amounts of capital available for new investments, cash on hand, existing commitments and reserves, the investment programs and portfolio positions of the participating investment accounts, the clients for which participation is appropriate, targeted leverage level, targeted asset mix and any other factors deemed appropriate. The Blue Owl Credit Advisers intend to allocate common expenses among us and other clients of the Adviser and its affiliates in a manner that is fair and equitable over time or in such other manner as may be required by applicable law or the Investment Advisory Agreement. Fees and expenses generated in connection with potential portfolio investments that are not consummated will be allocated in a manner that is fair and equitable over time and in accordance with policies adopted by the Blue Owl Credit Advisers and the Investment Advisory Agreement.
The Blue Owl Credit Advisers have put in place an investment allocation policy that seeks to ensure the equitable allocation of investment opportunities and addresses the co-investment restrictions set forth under the 1940 Act. When we engage in co-investments as permitted by the exemptive relief described below, we will do so in a manner consistent with the Blue Owl Credit Advisers’ allocation policy. In situations where co-investment with other entities managed by the Adviser or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, a committee comprised of certain executive officers of the Blue Owl Credit Advisers (including executive officers of the Adviser) along with other officers and employees, will need to decide whether we or such other entity or entities will proceed with the investment. The allocation committee will make these determinations based on the Blue Owl Credit Advisers’ allocation policy, which generally requires that such opportunities be offered to eligible accounts in a manner that will be fair and equitable over time.
The Blue Owl Credit Advisers’ allocation policy is designed to manage the potential conflicts of interest between the Adviser’s fiduciary obligations to us and its or its affiliates’ similar fiduciary obligations to other Blue Owl Clients, however, there can be no assurance that the Blue Owl Credit Advisers’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.
The allocation of investment opportunities among us and any of the other investment funds sponsored or accounts managed by the Adviser or its affiliates may not always, and often will not, be proportional. In general, pursuant to the Blue Owl Credit Advisers’ allocation policy, the process for making an allocation determination includes an assessment as to whether a particular investment opportunity (including any follow-on investment in, or disposition from, an existing portfolio company held by the Company or another investment fund or account) is suitable for us or another investment fund or account including the Blue Owl Credit Clients. In making this assessment, the Blue Owl Credit Advisers may consider a variety of factors, including, without limitation: the investment objectives, guidelines and strategies applicable to the investment fund or account; the nature of the investment, including its risk-return profile and expected holding period; portfolio diversification and concentration concerns; the liquidity needs of the investment fund or account; the ability of the investment fund or account to accommodate structural, timing and other aspects of the investment process; the life cycle of the investment fund or account; legal, tax and regulatory requirements and restrictions, including, as applicable, compliance with the 1940 Act (including requirements and restrictions pertaining to co-investment opportunities discussed below); compliance with existing agreements of the investment fund or account; the available capital of the investment fund or account; diversification requirements for BDCs or RICs; the gross asset value and net asset value of the investment fund or account; the current and targeted leverage levels for the investment fund or account; and portfolio construction considerations. The relevance of each of these criteria will vary from investment opportunity to investment opportunity. In circumstances where the investment objectives of multiple investment funds or accounts regularly overlap, while the specific facts and circumstances of each allocation decision will be determinative, the Blue Owl Credit Advisers may afford prior decisions precedential value.
Pursuant to the Blue Owl Credit Advisers’ allocation policy, if through the foregoing analysis, it is determined that an investment opportunity is appropriate for multiple investment funds or accounts, the Blue Owl Credit Advisers generally will determine the appropriate size of the opportunity for each such investment fund or account. If an investment opportunity falls within the mandate of two or more investment funds or accounts, and there are no restrictions on such funds or accounts investing with each other, then each investment fund or account will receive the amount of the investment that it is seeking, as determined based on the criteria set forth above.
Certain allocations may be more advantageous to us relative to one or all of the other investment funds, or vice versa. While the Blue Owl Credit Advisers will seek to allocate investment opportunities in a way that it believes in good faith is fair and equitable over time, there can be no assurance that our actual allocation of an investment opportunity, if any, or terms on which the allocation is made, will be as favorable as they would be if the conflicts of interest to which the Adviser may be subject did not exist.
Exemptive Relief
We, the Adviser and certain of our affiliates have been granted an order for exemptive relief (the “Order”) by the SEC to co-invest with other funds managed by the Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to the Order, we generally are permitted to co-invest with certain of our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching by us or our shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objective and strategies, (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing and (4) the proposed investment by us would not benefit our Adviser or its affiliates or any affiliated person of any of them (other than the parties to the transaction), except to the extent permitted by the Order and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. In addition, we have received an amendment to the Order to permit us to participate in follow-on investments in our existing portfolio companies with certain affiliates that are private funds, if such private funds did not have an investment in such existing portfolio company. See Part III, Item 13 ”CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE - Exemptive Relief” in our most recent Annual Report on Form 10-K.
2024 Stock Repurchase Program
On May 6, 2024, our Board approved a repurchase program (the “2024 Repurchase Program”) under which we are authorized to repurchase up to $150 million of our outstanding common stock. See “Recent Developments.”
Corporate Information
Our principal executive offices are located at 399 Park Avenue, 37th floor, New York, NY 10022 and our telephone number is (212) 419-3000. Our corporate website is located at www.blueowlcapitalcorporation.com. Information on our website is not incorporated into or a part of this prospectus.

Recent Developments
Debt
On April 11, 2024 we completed a $260.0 million term debt securitization refinancing in CLO III. As part of the refinancing we issued the following classes of notes:(i) $228.0 million of AAA(sf) Class A-R Notes, which bear interest at the Benchmark plus 1.85% and (ii) $32.0 million of AA(sf) Class B-R Notes, which bear interest at the Benchmark plus 2.35%. We also issued approximately $135.3 million of subordinated securities, in the form of 135,310 preferred shares at an issue price of U.S.$1,000 per share held by us. Following the refinancing, the reinvestment period was extended to April 20, 2028 and the maturity date was extended to April 20, 2036.
Dividend
On May 7, 2024, our Board declared a second quarter dividend of $0.37 per share for stockholders of record as of June 28, 2024, payable on or before July 15, 2024 and a first quarter supplemental of $0.05 per share for stockholders of record as of May 31, 2024, payable on or before June 14, 2024.
2024 Stock Repurchase Program
On May 6, 2024, our Board approved the 2024 Repurchase Program under which we are authorized to repurchase up to $150 million of our outstanding common stock. Under the 2024 Repurchase Program, purchases may be made at management’s discretion from time to time in open-market transactions, including pursuant to trading plans with investment banks pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 Act, as amended (the “Exchange Act”), in accordance with all applicable rules and regulations. Unless extended by the Board, the 2024 Stock Repurchase Program will terminate 18-monthss from the date it was approved.
Joint Venture
On May 6, 2024, we entered into an agreement with each of the Blue Owl BDCs and the State Teachers Retirement System of Ohio (“OSTRS”) to co-manage Blue Owl Credit SLF LLC (“Credit SLF”), a joint venture that is expected to invest primarily in senior secured loans to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. Each of the Blue Owl BDCs has agreed to initial commitments to Credit SLF totaling $50.0 million in the aggregate, of which we have agreed to contribute $24.5 million, representing an approximately 43% economic ownership. OSTRS will initially commit $7.1 million, representing a 12.5% economic ownership. Credit SLF is managed by a board consisting of an equal number of representatives appointed by each member and which acts unanimously. Investment decisions must be approved by Credit SLF’s board.
Risk Factors
An investment in our securities involves a high degree of risk and may be considered speculative. You should carefully consider the information found under the captions Part I, Item 1A “RISK FACTORS” in our most recent Annual Report on Form 10-K, any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus or any prospectus supplement, and “Risk Factors” in this prospectus before deciding to invest in our securities. The following is a summary of the principal risks that you should carefully consider before investing in our securities:
We are subject to risks related to the economy.
•Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations.
•Price declines in the corporate leveraged loan market may adversely affect the fair value of our portfolio, reducing our net asset value through increased net unrealized depreciation and the incurrence of realized losses.

•Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.
We are subject to risks related to our business and operations.
•The lack of liquidity in our investments may adversely affect our business.
•We borrow money, which magnifies the potential for gain or loss and may increase the risk of investing in us.
•Defaults under our current borrowings or any future borrowing facility or notes may adversely affect our business, financial condition, results of operations and cash flows.
•If we are unable to obtain additional debt financing, or if our borrowing capacity is materially reduced, our business could be materially adversely affected.
•Our ability to achieve our investment objective depends on our Adviser’s ability to manage and support our investment process. If our Adviser were to lose a significant number of its key professionals, or terminate the Investment Advisory Agreement, our ability to achieve our investment objective could be significantly harmed.
•Because our business model depends to a significant extent upon Blue Owl’s relationships with corporations, financial institutions and investment firms, the inability of Blue Owl to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.
•We may face increasing competition for investment opportunities, which could delay further deployment of our capital, reduce returns and result in losses.
•Our investment portfolio is recorded at fair value as determined in good faith by our Adviser in accordance with procedures approved by our Board and, as a result, there is and will be uncertainty as to the value of our portfolio investments.
•Our Board may change our operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse to our shareholders.
•Internal and external cybersecurity threats and risks, as well as other disasters, may adversely affect our business or the business of our portfolio companies by impairing the ability to conduct business effectively.
We are subject to risks related to our Adviser and its affiliates.
•Our Adviser and its affiliates, including our officers and some of our directors, may face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in increased risk-taking or speculative investments, or cause our Adviser to use substantial leverage.
•The time and resources that individuals associated with our Adviser devote to us may be diverted, and we may face additional competition due to, among other things, the fact that neither our Adviser nor its affiliates is prohibited from raising money for or managing another entity that makes the same types of investments that we target.
•Our Adviser and its affiliates, may face conflicts of interest with respect to services performed for issuers in which we may invest.
•Our Adviser or its affiliates may have incentives to favor their respective other accounts and clients and/or Blue Owl over us, which may result in conflicts of interest that could be harmful to us.
•We may be obligated to pay our Adviser incentive fees even if we incur a net loss due to a decline in the value of our portfolio and even if our earned interest income is not payable in cash.

•Our ability to enter into transactions with our affiliates is restricted.
•Our Adviser’s inability to attract, retain and develop human capital in a highly competitive talent market could have an adverse effect on our Adviser, and thus us.
We are subject to risks related to business development companies.
•The requirement that we invest a sufficient portion of our assets in qualifying assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in qualifying assets could result in our failure to maintain our status as a BDC.
•Regulations governing our operation as a BDC and RIC affect our ability to raise capital and the way in which we raise additional capital or borrow for investment purposes, which may have a negative effect on our growth. As a BDC, the necessity of raising additional capital may expose us to risks, including risks associated with leverage.
We are subject to risks related to our investments.
•Our investments in portfolio companies may be risky, and we could lose all or part of our investments.
•We may invest through joint ventures, partnerships or other special purpose vehicles and our investments through these vehicles may entail greater risks, or risks that we otherwise would not incur, if we otherwise made such investments directly.
•Defaults by our portfolio companies could jeopardize a portfolio company’s ability to meet its obligations under the debt or equity investments that we hold which could harm our operating results.
•Subordinated liens on collateral securing debt investments that we may make to portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.
•We generally will not control the business operations of our portfolio companies and, due to the illiquid nature of our holdings in our portfolio companies, we may not be able to dispose of our interest in our portfolio companies.
•We are, and will continue to be, exposed to risks associated with changes in interest rates.
•International investments create additional risks.
•Our portfolio may be focused on a limited number of portfolio companies or industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.
We are subject to risks related to an investment in our common stock.
•The market value of our common stock may fluctuate significantly.
•The amount of any distributions we may make on our common stock is uncertain. We may not be able to pay distributions to shareholders, or be able to sustain distributions at any particular level, and our distributions per share, if any, may not grow over time, and our distributions per share may be reduced. We have not established any limits on the extent to which we may use borrowings, if any, and we may use sources other than from cash flows from operations to fund distributions (which may reduce the amount of capital we ultimately invest in portfolio companies).
We are subject to risks related to an investment in our unsecured notes.
•Our unsecured notes are effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.

•Our unsecured notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
•A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or our unsecured Notes, if any, or change in the debt markets, could cause the liquidity or market value of our unsecured Notes to decline significantly.
We are subject to risks related to U.S. federal income tax.
•We will be subject to U.S. federal income tax at corporate rates if we are unable to maintain our tax treatment as a RIC under Subchapter M of the Code or if we make investments through taxable subsidiaries.
•We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.
We are subject to general risks
•Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.
•Heightened scrutiny of the financial services industry by regulators may materially and adversely affect our business.
•We are dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.

THE OFFERING SUMMARY
We may offer, from time to time, in one or more offerings or series, of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, on terms to be determined at the time of the offering. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus. The offering price per share of our common stock, less any underwriting commissions or discounts, generally will not be less than the net asset value per share of our common stock at the time of such an offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing shareholders, (b) with the prior approval of the majority of our outstanding voting securities or (c) under such other circumstances as the SEC may permit. Any such issuance of shares of our common stock below net asset value may be dilutive to the net asset value of our common stock. See “Risk Factors - Risks Related to Offerings Pursuant to this Prospectus” below and Part I, Item 1A “RISK FACTORS - Risks Related to an Investment in Our Common Stock” in our most recent Annual Report on Form 10-K as well as in any of our subsequent SEC filings for more information.
We may offer our securities directly to one or more purchasers, including existing shareholders in a rights offering by us, through agents that we designate from time to time or to or through underwriters or dealers.
The prospectus supplement relating to each offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and the agents or underwriters or among the underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of the securities pursuant to the registration statement of which this prospectus is a part through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of our securities.
Set forth below is additional information regarding offerings of our securities:

Use of Proceeds
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, investing in accordance with our investment objective and repaying indebtedness (which will be subject to reborrowing).
Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.
See “Use of Proceeds” in this prospectus.

Symbol on the New York Stock Exchange	“OBDC”

Distributions
We intend to pay quarterly distributions to our shareholders out of assets legally available for distribution.
The specific tax characteristics of our distributions will be reported to shareholders after the end of the calendar year. Future quarterly dividends, if any, will be determined by our Board. See “Distributions” in this prospectus.
To maintain our tax treatment as a RIC, we must make certain distributions. See “Certain U.S. Federal Income Tax Considerations - Taxation as a Regulated Investment Company” in this prospectus.

Taxation
We have elected to be treated as a RIC for U.S. federal income tax purposes, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. Our tax treatment as a RIC will enable us to deduct from our taxable income qualifying distributions to our shareholders, so that we will be subject to U.S. federal income tax only in respect of earnings that we retain and do not distribute.
To maintain our status as a RIC, we must, among other things:
•maintain our election under the 1940 Act to be treated as a BDC;
• derive in each taxable year at least 90% of our gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and
• maintain diversified holdings.
In addition, to receive tax treatment as a RIC, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes equal to at least the sum of (i) 90% of our investment company taxable income and (ii) 90% of our net tax-exempt income for that taxable year.
As a RIC, we generally will not be subject to U.S. federal income tax on our investment company taxable income and net capital gains that we timely distribute to shareholders as dividends. If we fail to distribute our investment company taxable income or net capital gains on a timely basis, we will be subject to U.S. federal income tax imposed at corporate rates and possibly a nondeductible 4% U.S. federal excise tax. We may choose to carry forward investment company taxable income in excess of current year distributions into the next tax year and pay U.S. federal income tax imposed at corporate rates and possibly a 4% excise tax on such income. Any carryover of investment company taxable income or net capital gains must be timely declared and distributed as a dividend in the taxable year following the taxable year in which the income or gains were earned. See “Distributions” and “Certain U.S. Federal Income Tax Considerations” in this prospectus.

Leverage
As a BDC, we are permitted under the 1940 Act to borrow funds or issue “senior securities” to finance a portion of our investments. As a result, we are exposed to the risks of leverage, which may be considered a speculative investment technique.
Leverage increases the potential for gain and loss on amounts invested and, as a result, increases the risks associated with investing in our securities. On June 8, 2020, our shareholders, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Small Business Credit Availability Act. As a result, effective June 9, 2020, our asset coverage ratio applicable to senior securities was reduced from 200% to 150%.  See Part II, Item 7 “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Leverage” in our most recent Annual Report on Form 10-K, Part I, Item 2 “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Leverage” in our most recent Quarterly Report on Form 10-Q.
The costs associated with our borrowings, including any increase in the management fee payable to the Adviser, are borne by our shareholders. See Part I, Item 1 “BUSINESS - Regulation as a Business Development Company” in our most recent Annual Report on Form 10-K.
As of March 31, 2024, our asset coverage was 185%.

Dividend reinvestment plan
We have adopted an “opt out” dividend reinvestment plan for our shareholders. As a result, if we declare a cash dividend or other distribution, each shareholder that has not “opted out” of our dividend reinvestment plan will have their dividends or distributions automatically reinvested in additional shares of our common stock rather than receiving cash distributions. There will be no up-front selling commissions or dealer manager fees to shareholders who elect to participate in the dividend reinvestment plan. We will pay the plan administrator fees under the plan.
Shareholders who receive dividends and other distributions in the form of shares of common stock generally are subject to the same U.S. federal tax consequences as shareholders who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, those shareholders will not receive cash with which to pay any applicable taxes on reinvested dividends. See “Dividend Reinvestment Plan” in this prospectus.

Investment Advisory Fees
We pay the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components: a Management Fee and an Incentive Fee. The cost of both the Management Fee and the Incentive Fee will ultimately be borne by our shareholders.
The Management Fee is payable quarterly in arrears. The Management Fee is payable at an annual rate of (x) 1.50% of the average of the Company’s gross assets, excluding cash and cash equivalents but including assets purchased with borrowed amounts, that is above an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act, and (y) 1.00% of the average of the Company’s gross assets, excluding cash and cash-equivalents but including assets purchased with borrowed amounts, that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act, in each case at the end of the two most recently completed calendar quarters payable quarterly in arrears. The Management Fee for any partial month or quarter, as the case may be, will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant calendar months or quarters, as the case may be. For purposes of the Investment Advisory Agreement, gross assets means our total assets determined on a consolidated basis in accordance with generally accepted accounting principles in the United States, excluding cash and cash equivalents, but including assets purchased with borrowed amounts.

The Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on our income and a portion is based on our capital gains, each as described below. The portion of the Incentive Fee based on income is determined and paid quarterly in arrears commencing with the first calendar quarter following the Listing Date, and equals 100% of the pre-Incentive Fee net investment income in excess of a 1.5% quarterly “hurdle rate,” until the Adviser has received 17.5% of the total pre-Incentive Fee net investment income for that calendar quarter and, for pre-Incentive Fee net investment income in excess of 1.82% quarterly, 17.5% of all remaining pre-Incentive Fee net investment income for that calendar quarter. The 100% “catch-up” provision for pre-Incentive Fee net investment income in excess of the 1.5% “hurdle rate” is intended to provide the Adviser with an incentive fee of 17.5% on all pre-Incentive Fee net investment income when that amount equals 1.82% in a calendar quarter (7.27% annualized), which is the rate at which catch-up is achieved. Once the “hurdle rate” is reached and catch-up is achieved, 17.5% of any pre-Incentive Fee net investment income in excess of 1.82% in any calendar quarter is payable to the Adviser. The second component of the incentive fee, the capital gains incentive fee, payable at the end of each calendar year in arrears, equals 17.5% of cumulative realized capital gains from the Listing Date to the end of each calendar year, less cumulative realized capital losses and unrealized capital depreciation from the Listing Date to the end of each calendar year, less the aggregate amount of any previously paid capital gains incentive fee for prior periods. In no event will the capital gains incentive fee payable pursuant to the Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof. In addition, the Adviser agreed at all times prior to the fifteen-month anniversary of the Listing Date, to waive (i) any portion of the Management Fee that is in excess of 0.75% of the Company’s gross assets, excluding cash and cash-equivalents but including assets purchased with borrowed amounts at the end of the two most recently completed calendar quarters, calculated in accordance with the Investment Advisory Agreement, and (ii) the entire Incentive Fee (including, for the avoidance of doubt, both the portion of the Incentive Fee based on our income and the Capital Gains Incentive Fee). See Part I, Item 1 “BUSINESS - Compensation of the Adviser” in our most recent Annual Report on Form 10-K.

Administration Agreement
We reimburse the Adviser under the Administration Agreement, for certain administrative services to us.
These services include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. The Company will reimburse the Adviser for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Adviser for any services performed for it by such affiliate or third party. See Part I, Item 1 “BUSINESS - Administration Agreement” in our most recent Annual Report on Form 10-K.

License Agreement
We have also entered into a license agreement (the “License Agreement”) with an affiliate of Blue Owl, pursuant to which we were granted a non-exclusive license to use the name “Blue Owl.” Under the License Agreement, we have a right to use the Blue Owl name for so long as the Adviser or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Blue Owl” name or logo. See “Part I, Item 1 “BUSINESS - License Agreement” in our most recent Annual Report on Form 10-K.

Trading at a Discount
Shares of closed-end investment companies, including BDCs frequently trade at a discount to their net asset value. We are not generally able to issue and sell our common stock at a price below our net asset value per share unless we have shareholder approval. The risk that our shares may trade at a discount to our net asset value is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our shares will trade above, at or below net asset value. See Part I, Item IA “RISK FACTORS” in our most recent Annual Report on Form 10-K and “Risk Factors” in this prospectus.

Custodian, Transfer and Dividend Paying Agent and Registrar	State Street serves as our custodian and will serve as our transfer and dividend paying agent and registrar. See “Custodian, Transfer and Dividend Paying Agent and Registrar” in this prospectus.

Available Information
We have filed with the SEC a registration statement on Form N-2, of which this prospectus is a part, under the Securities Act. This registration statement contains additional information about us and the securities being offered by this prospectus. We are also required to file periodic reports, current reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at www.sec.gov.
We maintain a website at www.blueowlcapitalcorporation.com and make all of our periodic and current reports, proxy statements and other information available, free of charge, on or through our website. Information on our website is not incorporated into or part of this prospectus. You may also obtain such information free of charge by contacting us in writing at 399 Park Avenue, 37th floor, New York, New York 10022, Attention: Investor Relations, or by calling Blue Owl Capital Corporation at (212) 419-3000.

Incorporation of Certain Information by Reference
This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any supplement thereto is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” in this prospectus.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The expenses shown in the table under “Annual expenses” are based on estimated amounts for our current fiscal year. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or “the Company” or that “we” will pay fees or expenses, you will indirectly bear these fees or expenses as an investor in the Company.

Shareholder transaction expenses:
Sales load	—%	(1)
Offering expenses (as a percentage of offering price)	—%	(2)
Dividend reinvestment plan expenses	—%	(3)
Total shareholder transaction expenses (as a percentage of offering price)	—%
Annual expenses (as a percentage of net assets attributable to common stock):
Management Fee payable under the Investment Advisory Agreement	3.0%	(4)
Incentive Fee payable under the Investment Advisory Agreement	2.3%	(5)
Interest payments on borrowed funds	6.6%	(6)
Other expenses	0.4%	(7)
Acquired Fund Fees and Expenses	0.8%	(9)
Total annual expenses	13.1%	(8)(10)
__________________
(1)In the event that the securities are sold to or through underwriters, a related prospectus supplement will disclose the applicable sales load (underwriting discount or commission).
(2)A related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the estimated amount of offering expenses borne by the Company as a percentage of the offering price.
(3)The expenses of the dividend reinvestment plan are included in “other expenses” in the table above. For additional information, see “Dividend Reinvestment Plan.”
(4)The Management Fee is 1.50% of our average gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of the two most recently completed calendar quarters; provided, however, the Management Fee is 1.00% of our average gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) that is below an asset coverage of 200% calculated in accordance with Section 18 and 61 of the 1940 Act. The Management Fee reflected in the table is calculated by determining the ratio that the Management Fee bears to our net assets attributable to common stock (rather than our gross assets).
(5)The Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on our income and a portion is based on our capital gains, For more detailed information about the Incentive Fee, see Part I, Item 1 “BUSINESS —Investment Advisory Agreement” in our most recent Annual Report on Form 10-K.
(6)The figure in the table represents our interest expenses based on our actual interest and credit facility expenses incurred for the period ended March 31, 2024, which includes the impact of interest rate swaps. During the period ended March 31, 2024, our average borrowings outstanding were $7.5 billion and our interest expense incurred was $119.1 million. We had outstanding borrowings of approximately $7.0 billion as of March 31, 2024. Interest payments on borrowed funds represents an estimate of our annualized interest expense based on borrowings under the Revolving Credit Facility, our SPV Asset Facility, the 2025 Notes, July 2025 Notes, the 2026 Notes, the July 2026 Notes, the 2027 Notes, the 2028 Notes, the 2029 Notes, the CLO I Transaction, the CLO II Transaction, the CLO III Transaction, the CLO IV Transaction, the CLO V Transaction, the CLO VII Transaction and the CLO X Transaction. The assumed weighted average interest rate on our total debt outstanding was 5.8%. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue additional debt securities or preferred stock, subject to our compliance with applicable requirements under the 1940 Act.
(7)Includes our overhead expenses, such as payments under the Administration Agreement for certain expenses incurred by the Adviser. We based these expenses on estimated amounts for the current fiscal year.
(8)Estimated.
(9)Our shareholders indirectly bear the expenses of underlying funds or other investment vehicles in which we invest that (1) are investment companies or (2) would be investment companies under section 3(a) of the 1940 Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the 1940 Act (“Acquired Funds”). This amount includes the estimated annual fees and expenses of OBDC SLF, our joint venture with Nationwide Life Insurance Company, which is our only Acquired Fund as of March 31, 2024.
(10)This table reflects all of the fees and expenses borne by us with respect to the CLO I Transaction, the CLO II Transaction, the CLO III Transaction, the CLO IV Transaction, the CLO V Transaction, the CLO VII Transaction and the CLO X Transaction but does not include fees payable to but waived by the Adviser for serving as collateral manager to the CLO Issuers.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. Transaction expenses are included in the following example.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return from realized capital gains	$118	$350	$573	$1,098
The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. Because the income portion of the Incentive Fee under the Investment Advisory Agreement is unlikely to be significant assuming a 5% annual return, the example assumes that the 5% annual return will be generated entirely through the realization of capital gains on our assets and, as a result, will trigger the payment of the capital gains portion of the Incentive Fee under the Investment Advisory Agreement. The income portion of the Incentive Fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an Incentive Fee of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our Board authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “Dividend Reinvestment Plan” for additional information regarding our dividend reinvestment plan.
This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

FINANCIAL HIGHLIGHTS
The following table of financial highlights is intended to help a prospective investor understand the Fund’s financial performance for the periods shown. The financial data set forth in the following table for the years ended December 31, 2023, 2022, 2021, 2020, 2019, 2018, 2017 and 2016 are derived from our consolidated financial statements, which have been audited by KPMG LLP, an independent registered public accounting firm whose report thereon is incorporated by reference in this prospectus. We derived the selected consolidated financial data for the three months ended March 31, 2024 from our unaudited consolidated financial statements. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated by reference in this prospectus.

	For the Three Months Ended March 31,	For the Years Ended December 31,
($ in thousands, except share and per share amounts)	2024 (Unaudited)	2023	2022	2021	2020	2019	2018	2017	2016
Per share data:
Net asset value, beginning of period	$15.45	$14.99	$15.08	$14.74	$15.24	$15.10	$15.03	$14.85	$—
Net investment income(1)	0.47	1.93	1.41	1.25	1.33	1.54	1.68	1.40	0.42
Net realized and unrealized gain (loss)	—	0.10	(0.22)	0.33	(0.35)	0.08	(0.19)	0.13	0.36
Total from operations	0.47	2.03	1.19	1.58	0.98	1.62	1.49	1.53	0.78
Repurchase of common shares(2)	—	0.02	0.01	—	0.08	(0.03)	—	—	14.13
Distributions declared from earnings(2)	(0.45)	(1.59)	(1.29)	(1.24)	(1.56)	(1.45)	(1.42)	(1.35)	(0.06)
Total increase (decrease) in net assets	0.02	0.46	(0.09)	0.34	(0.50)	0.14	0.07	0.18	14.85
Net asset value, end of period	$15.47	$15.45	$14.99	15.08	$14.74	$15.24	$15.10	$15.03	$14.85
Shares outstanding, end of period	$389,732,868	$389,732,868	$392,476,687	$393,766,855	$389,966,688	$392,129,619	$216,204,837	$97,959,595	$45,833,313
Per share market value at end of period	$15.38	$14.76	$11.55	14.16	$12.66	$17.89	N/A	N/A	N/A
Total Return, based on market value(3)	7.3%	43.3%	(9.9)%	21.7%	(20.1)%	22.0%	N/A	N/A	N/A
Total Return, based on net asset value(4)	3.1%	15.6%	9.0%	11.3%	8.7%	10.7%	10.2%	10.6%	(0.6)%
Ratios / Supplemental Data(5)
Ratio of total expenses to average net assets(6)	14.4%	13.9%	11.0%	9.1%	5.0%	4.4%	6.4%	6.3%	6.5%
Ratio of net investment income to average net assets	12.1%	12.7%	9.5%	8.4%	9.1%	10.0%	10.9%	9.0%	2.9%
Net assets, end of period	$6,028,530	$6,021,393	$5,882,403	$5,937,877	$5,746,434	$5,977,283	$3,264,845	$1,472,579	$680,525
Weighted-average shares outstanding	389,732,868	390,104,585	394,006,852	392,297,907	388,645,561	324,630,279	146,422,371	67,082,905	21,345,191
Total capital commitments, end of period	N/A	N/A	N/A	N/A	N/A	N/A	$5,471,160	$5,067,680	$2,313,237
Ratio of total contributed capital to total committed capital, end of period	N/A	N/A	N/A	N/A	N/A	N/A	57.4%	27.9%	28.8%
Portfolio turnover rate	8.0%	13.2%	11.6%	43.1%	14.7%	17.7%	29.1%	30.8%	25.4%
__________________
(1)The per share data was derived using the weighted average shares outstanding during the period.
(2)The per share data was derived using actual shares outstanding at the date of the relevant transaction.
(3)Total return based on market value is calculated as the change in market value per share during the respective periods, taking into account dividends and distributions, if any, reinvested in accordance with the Company’s dividend reinvestment plan.
(4)Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (assuming dividends and distributions, if any, are reinvested in accordance with the Company’s dividend reinvestment plan), if any, divided by the beginning NAV per share.

(5)Does not include expenses of investment companies in which the Company invests.
(6)Prior to the management and incentive fee waivers, the total expenses to average net assets for the years ended December 31, 2020, 2019, 2018, 2017 and 2016 were 7.3%, 5.9%, 6.4%, 6.3% and 6.5%, respectively.

RISK FACTORS
Investing in our securities involves a number of significant risks. Before you invest in our securities, you should be aware of various risks associated with the investment, including those described in this prospectus, the accompanying prospectus supplement, Part I, Item IA “RISK FACTORS” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus in its entirety, any document incorporated by reference herein, any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus or any prospectus supplement, and any free writing prospectus we may authorize in connection with a specific offering. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to make an investment in our securities. The risks set out in this prospectus, the accompanying prospectus supplement, Part I, Item IA “RISK FACTORS” in most recent Annual Report on Form 10-K, any document incorporated by reference herein, any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus or any prospectus supplement, and any free writing prospectus we may authorize in connection with a specific offering are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in the prospectus, any prospectus supplement, any documents we may incorporate by reference herein, and any related free writing prospectus contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blue Owl Capital Corporation (the “Company,” “we” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;
•an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;
•the impact of elevated interest and inflation rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, and the risk of recession or a shutdown of government services could impact our business prospects and the prospects of our portfolio companies;
•an economic downturn could also impact availability and pricing of our financing and our ability to access the debt and equity capital markets;
•a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;
•changes in base interest rates and significant market volatility on our business and our portfolio companies (including our business prospects and the prospects of our portfolio companies including the ability to achieve our and their business objectives), our industry and the global economy including as a result of ongoing supply chain disruptions;
•interest rate volatility could adversely affect our results, particularly because we use leverage as part of our investment strategy;
•currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;
•our future operating results;
•our contractual arrangements and relationships with third parties;
•the ability of our portfolio companies to achieve their objectives;
•competition with other entities and our affiliates for investment opportunities;
•risks related to the uncertainty of the value of our portfolio investments, particularly those having no liquid trading market;

•the use of borrowed money to finance a portion of our investments as well as any estimates regarding potential use of leverage;
•the adequacy of our financing sources and working capital;
•the loss of key personnel;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Adviser to attract and retain highly talented professionals;
•our ability to qualify for and maintain our tax treatment as a RIC under the Code, and as a BDC;
•the impact that environmental, social and governance matters could have on our brand and reputation and our portfolio companies;
•the effect of legal, tax and regulatory changes;
•the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks, and the increasing use of artificial intelligence and machine learning technology:
•the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine and the escalated conflict in the Middle-East, including the Israel-Hamas conflict, and general uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; and
•other risks, uncertainties and other factors previously identified in the reports and other documents we have filed with the SEC.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, the prospectus supplement, any documents we may incorporate by reference herein, and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the dates of this prospectus, the prospectus supplement, any documents we may incorporate by reference herein, and any related free writing prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this prospectus are excluded from the safe harbor protection provided by the Exchange Act.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate purposes, which may include, among other things, investing in accordance with our investment objective and strategies described in this prospectus and repaying indebtedness (which will be subject to reborrowing). The supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.
We estimate that it will take less than three months for us to substantially invest the net proceeds of any offering made pursuant to this prospectus, depending on the availability of attractive opportunities, market conditions and the amount raised.
Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower dividends, if any, during such period.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS
Our common stock is traded on the NYSE under the symbol “OBDC.” Our common stock has traded at prices both above and below our net asset value per share. It is not possible to predict whether our common stock will trade at a price per share at, above or below net asset value per share. See “Risk Factors - Risks Related to Offerings Pursuant to this Prospectus” in this prospectus and Part I, Item 1A “RISK FACTORS - Risks Related to an Investment in Our Common Stock” in our most recent Annual Report on Form 10-K as well as in any subsequent SEC filing for more information.
The following table sets forth the net asset value per share of our common stock, the range of high and low closing sales prices of our common stock reported on the NYSE, the closing sales price as a premium (discount) to net asset value and the dividends declared by us in each fiscal quarter since we began trading on the NYSE. On June 26, 2024, the last reported closing sales price of our common stock on the NYSE was $15.70 per share, which represented a premium of approximately 1.5% to the net asset value per share reported by us as of March 31, 2024.

		Price Range
Period	Net Asset Value(1)	High	Low	High Sales Price Premium (Discount) to Net Asset Value(2)	Low Sales Price Premium (Discount) to Net Asset Value(2)	Cash Dividend Per Share(3)
Year Ended December 31, 2024
First Quarter	$15.47	$15.53	$14.53	0.4%	(6.1)%	$0.45	(9)
Second Quarter (through June 26, 2024)	*	$16.86	$15.28	*	*	$0.42	(10)
Year Ended December 31, 2023
First Quarter	$15.15	$13.70	$11.86	(9.6)%	(21.7)%	$0.37	(5)
Second Quarter	$15.26	$13.78	$12.25	(9.7)%	(19.7)%	$0.39	(6)
Third Quarter	$15.40	$14.16	$13.34	(8.1)%	(13.4)%	$0.40	(7)
Fourth Quarter	$15.45	$15.17	$11.55	(1.8)%	(25.2)%	$0.43	(8)
Year Ended December 31, 2022
First Quarter	$14.88	$15.07	$14.14	1.3%	(5.0)%	$0.31
Second Quarter	$14.48	$15.19	$12.24	4.9%	(15.5)%	$0.31
Third Quarter	$14.85	$13.77	$10.34	(7.3)%	(30.4)%	$0.31
Fourth Quarter	$14.99	$13.36	$10.50	(10.9)%	(30.0)%	$0.36	(4)
Year Ended December 31, 2021
First Quarter	$14.82	$14.29	$12.31	(3.6)%	(16.9)%	$0.31
Second Quarter	$14.90	$14.85	$13.55	(0.3)%	(9.1)%	$0.31
Third Quarter	$14.95	$14.77	$14.12	(1.2)%	(5.6)%	$0.31
Fourth Quarter	$15.08	$14.73	$13.88	(2.3)%	(8.0)%	$0.31
__________________
(1)Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices. The net asset values shown are based on outstanding shares at the end of the relevant quarter.
(2)Calculated as the respective high or low closing sales price less net asset value, divided by net asset value (in each case, as of the applicable quarter).
(3)Represents the dividend or distribution declared in the relevant quarter.
(4)Consists of a quarterly dividend of $0.33 per share and supplemental third quarter dividend of $0.03 per share, payable on or before January 13, 2023 and December 15, 2022, respectively, subject to the satisfaction of certain Maryland law requirements.
(5)Consists of a quarterly dividend of $0.33 per share and supplemental fourth quarter dividend of $0.04 per share, payable on or before April 14, 2023 and March 17, 2023, respectively, subject to the satisfaction of certain Maryland law requirements.
(6)Consists of a quarterly dividend of $0.33 per share and supplemental first quarter dividend of $0.06 per share, payable on or before July 14, 2023 and June 15, 2023, respectively, subject to the satisfaction of certain Maryland law requirements.
(7)Consists of a quarterly dividend of $0.33 per share and supplemental second quarter dividend of $0.07 per share, payable on or before October 13, 2023 and September 15, 2023, respectively, subject to the satisfaction of certain Maryland law requirements.

(8)Consists of a quarterly dividend of $0.35 per share and supplemental third quarter dividend of $0.08 per share, payable on or before January 12, 2024 and December 15, 2023, respectively, subject to the satisfaction of certain Maryland law requirements.
(9)Consists of a quarterly dividend of $0.37 per share and supplemental fourth quarter dividend of $0.08 per share, payable on or before April 15, 2024 and March 15, 2024, respectively, subject to the satisfaction of certain Maryland law requirements.
(10)Consists of a quarterly dividend of $0.37 per share and supplemental first quarter dividend of $0.05 per share, payable on or before July 15, 2024 and June 14, 2024, respectively, subject to the satisfaction of certain Maryland law requirements.
*Net asset value has not yet been calculated for this period.
To maintain our tax treatment as a RIC, we must distribute (or be treated as distributing) in each taxable year dividends of an amount equal to at least the sum of (i) 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income (excluding any net capital gains) reduced by deductible expenses) and (ii) 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we timely distribute to shareholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:
•98% of our net ordinary income, excluding certain ordinary gains and losses, recognized during a calendar year;
•98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and
•100% of any income or gains recognized, but not distributed, in preceding years.
We have previously incurred, and can be expected to incur in the future, such excise tax on a portion of our income and gains. While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may not choose to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement. See Part I, Item 1A “RISK FACTORS - Federal Income Tax Risks - We will be subject to U.S. federal income tax at corporate rates if we are unable to maintain our tax treatment as a RIC under Subchapter M of the Code or if we make investments through taxable subsidiaries” in our most recent Annual Report on Form 10-K.
Dividends Declared
The following table reflects the distributions declared on shares of the Company’s common stock for the following periods:

	For the Three Months Ended March 31, 2024
Date Declared	Record Date	Payment Date	Distribution per Share
February 21, 2024	March 29, 2024	April 15, 2024	$0.37
February 21, 2024 (supplemental dividend)	March 1, 2024	March 15, 2024	$0.08

	December 31, 2023
Date Declared	Record Date	Payment Date	Distribution per Share
November 7, 2023	December 29, 2023	January 12, 2024	$0.35
November 7, 2023 (supplemental dividend)	November 30, 2023	December 15, 2023	$0.08
August 8, 2023	September 29, 2023	October 13, 2023	$0.33
August 8, 2023 (supplemental dividend)	August 31, 2023	September 15, 2023	$0.07
May 9, 2023	June 30, 2023	July 14, 2023	$0.33
May 9, 2023 (supplemental dividend)	May 31, 2023	June 15, 2023	$0.06
February 21, 2023	March 31, 2023	April 14, 2023	$0.33
February 21, 2023 (supplemental dividend)	March 3, 2023	March 17, 2023	$0.04

	December 31, 2022
Date Declared	Record Date	Payment Date	Distribution per Share
November 1, 2022	December 31, 2022	January 13, 2023	$0.33
November 1, 2022 (supplemental dividend)	November 30, 2022	December 15, 2022	$0.03
August 2, 2022	September 30, 2022	November 15, 2022	$0.31
May 3, 2022	June 30, 2022	August 15, 2022	$0.31
February 23, 2022	March 31, 2022	May 13, 2022	$0.31

	December 31, 2021
Date Declared	Record Date	Payment Date	Distribution per Share
November 2, 2021	December 31, 2021	January 31, 2022	$0.31
August 3, 2021	September 30, 2021	November 15, 2021	$0.31
May 5, 2021	June 30, 2021	August 31, 2021	$0.31
February 23, 2021	March 31, 2021	May 14, 2021	$0.31

	December 31, 2020
Date Declared	Record Date	Payment Date	Distribution per Share
November 3, 2020	December 31, 2020	January 19, 2020	$0.31
May 28, 2019 (special dividend)	December 31, 2020	January 19, 2020	$0.08
August 4, 2020	September 30, 2020	November 13, 2020	$0.31
May 28, 2019 (special dividend)	September 30, 2020	November 13, 2020	$0.08
May 5, 2020	June 30, 2020	August 14, 2020	$0.31
May 28, 2019 (special dividend)	June 30, 2020	August 14, 2020	$0.08
February 19, 2020	March 31, 2020	May 15, 2020	$0.31
May 28, 2019 (special dividend)	March 31, 2020	May 15, 2020	$0.08

	December 31, 2019
Date Declared	Record Date	Payment Date	Distribution per Share
October 30, 2019	December 31, 2019	January 31, 2020	$0.31
May 28, 2019 (special dividend)	December 31, 2019	January 31, 2020	$0.04
May 28, 2019	September 30, 2019	November 15, 2019	$0.31
May 28, 2019 (special dividend)	September 30, 2019	November 15, 2019	$0.02
June 4, 2019	June 14, 2019	August 15, 2019	$0.44
February 27, 2019	March 31, 2019	May 14, 2019	$0.33

	December 31, 2018
Date Declared	Record Date	Payment Date	Distribution per Share
November 6, 2018	December 31, 2018	January 31, 2019	$0.36
August 7, 2018	September 30, 2018	November 15, 2018	$0.39
June 22, 2018	June 30, 2018	August 15, 2018	$0.34
March 2, 2018	March 31, 2018	April 30, 2018	$0.33

	December 31, 2017
Date Declared	Record Date	Payment Date	Distribution per Share
November 7, 2017	December 31, 2017	January 31, 2018	$0.34
November 7, 2017	November 7, 2017	November 14, 2017	$0.32
August 8, 2017	August 8, 2017	August 15, 2017	$0.26
May 9, 2017	May 9, 2017	May 15, 2017	$0.24
March 7, 2017	March 7, 2017	March 15, 2017	$0.19

	December 31, 2016
Date Declared	Record Date	Payment Date	Distribution per Share
November 8, 2016	November 15, 2016	November 30, 2016	$0.06

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The information included under the captions “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” in Part II, Item 7 of our most recent Annual Report on Form 10-K and Part I, Item 2 of our most recent Quarterly Report on Form 10-Q are incorporated herein by reference.

THE COMPANY
The information in the sections entitled “BUSINESS” in Part I, Item 1 and “PROPERTIES” in Part I, Item 2 of our most recent Annual Report on Form 10-K and in the section entitled “LEGAL PROCEEDINGS” in Part I, Item 3 in our most recent Annual Report on Form 10-K and Part II, Item 1 of our most recent Quarterly Report on Form 10-Q are incorporated herein by reference.

SENIOR SECURITIES
Information about our senior securities as of the unaudited fiscal quarter ended March 31, 2024 and the fiscal years ended December 31, 2023, 2022, 2021, 2020, 2019, 2018, 2017 and 2016 is located under the caption “Senior Securities” in Part I, Item 2 “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Financial Condition, Liquidity and Capital Resources - Debt” in our most recent Quarterly Report on Form 10-Q. The report of our independent registered public accounting firm on the senior securities table as of December 31, 2023 is included in our most recent Annual Report on Form 10-K, and is incorporated by reference into the registration statement of which this prospectus is a part.

PORTFOLIO COMPANIES
The following table sets forth certain information regarding each of the portfolio companies in which we had a debt or equity investment as of March 31, 2024. We offer to make available significant managerial assistance to our portfolio companies. We may receive rights to observe the meetings of our portfolio companies’ board of directors. Other than these investments, our only relationships with our portfolio companies are the managerial assistance we may separately provide to our portfolio companies, which services would be ancillary to our investments. As of March 31, 2024, other than OBDC SLF, Wingspire, Swipe Acquisition Corp. (dba PLI), PS Operating Company LLC (fka QC Supply, LLC), Eagle Infrastructure Super LLC, Walker Edison Furniture Company LLC, Fifth Season and Amergin AssetCo, we did not “control” any of our portfolio companies, and, other than LSI Financing and Ideal Image Development, LLC, we were not an “affiliate” of any of our portfolio companies, as defined in the 1940 Act. In general, under the 1940 Act, we would “control” a portfolio company if we owned 25.0% or more of its voting securities and would be an “affiliate” of a portfolio company if we owned five percent or more of its voting securities.

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
3ES Innovation Inc. (dba Aucerna)(1)(3) Suite 800, 250 - 2nd Street S.W. Calgary, Alberta, Canada	Internet software and services	First lien senior secured loan	S +	6.75%	5/2025	0.0%	$59,854	$59,661	$59,854
3ES Innovation Inc. (dba Aucerna)(1)(2)(9) Suite 800, 250 - 2nd Street S.W. Calgary, Alberta, Canada	Internet software and services	First lien senior secured revolving loan	S +	6.75%	5/2025	0.0%	1,700	1,691	1,700
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(10) 1100 Highland Drive, Boca Raton Florida 33487	Asset Based Lending and Fund Finance	First lien senior secured loan		12.00% PIK	7/2030	40.0%	39,720	39,721	39,720
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(9)(10) 1100 Highland Drive, Boca Raton Florida 33487	Asset Based Lending and Fund Finance	LLC Interest		N/A	N/A	40.0%	26,943	26,951	26,943
AAM Series 2.1 Aviation Feeder, LLC(10) 1100 Highland Drive, Boca Raton, Florida, 33487	Asset Based Lending and Fund Finance	First lien senior secured loan		12.00% PIK	11/2030	40.0%	46,515	46,515	46,515
AAM Series 2.1 Aviation Feeder, LLC(10) 1100 Highland Drive, Boca Raton, Florida, 33487	Asset Based Lending and Fund Finance	LLC Interest		N/A	N/A	40.0%	31,086	31,130	31,086
Amergin Asset Management, LLC 1100 Highland Drive, Boca Raton Florida 33487	Asset Based Lending and Fund Finance	Class A Units		N/A	N/A	5.0%	50,000,000	1	—
ABB/Con-cise Optical Group LLC(1)(3) 12301 NW 39th Street, Coral Springs, FL, 33065	Distribution	First lien senior secured loan	S +	7.50%	2/2028	0.0%	63,778	63,089	62,184
Alera Group, Inc.(1)(2) 3 Parkway North, Deerfield, IL, 60015	Insurance	First lien senior secured loan	S +	5.25%	10/2028	0.0%	34,373	33,839	34,373
Allied Benefit Systems Intermediate LLC(1)(2) 200 W Adams Street, Suite 500, Chicago, IL, 60606	Healthcare providers and services	First lien senior secured loan	S +	5.25%	10/2030	0.0%	845	833	837

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Allied Benefit Systems Intermediate LLC(1)(9) 200 W Adams Street, Suite 500, Chicago, IL, 60606	Healthcare providers and services	First lien senior secured delayed draw term loan	S +	5.25%	10/2025	0.0%	—	(1)	—
AmeriLife Holdings LLC(1)(3) 2650 McCormick Drive, Clearwater, FL, 33759	Insurance	First lien senior secured loan	S +	5.75%	8/2029	0.0%	898	883	896
AmeriLife Holdings LLC(1)(3)(9) 2650 McCormick Drive, Clearwater, FL, 33759	Insurance	First lien senior secured delayed draw term loan	S +	5.75%	10/2025	0.0%	15	14	15
AmeriLife Holdings LLC(1)(9) 2650 McCormick Drive, Clearwater, FL, 33759	Insurance	First lien senior secured revolving loan	S +	5.75%	8/2028	0.0%	—	(1)	—
Accelerate Topco Holdings, LLC 2650 McCormick Drive, Clearwater, FL, 33759	Insurance	Common Units		N/A	N/A	0.0%	513	14	17
Anaplan, Inc.(1)(3) 50 Hawthorne Street, San Francisco, CA, 94105	Internet software and services	First lien senior secured loan	S +	6.50%	6/2029	0.0%	135,082	133,989	135,082
Anaplan, Inc.(1)(9) 50 Hawthorne Street, San Francisco, CA, 94105	Internet software and services	First lien senior secured revolving loan	S +	6.50%	6/2028	0.0%	—	(68)	—
Project Alpine Co-Invest Fund, LP 50 Hawthorne Street, San Francisco, CA, 94105	Internet software and services	LP Interest		N/A	N/A	0.1%	10,000	10,006	11,817
Apex Group Treasury LLC(1)(6) Vallis Building, 4th Floor, 58 Par-la-Ville Rd, Hamilton HM11 Bermuda	Professional services	Second lien senior secured loan	P +	5.75%	7/2029	0.0%	44,147	43,590	43,926
Apex Service Partners, LLC(1)(3) 201 East Kennedy Boulevard, Tampa, FL, 33602	Professional services	First lien senior secured loan	S +	7.00% (2.00% PIK)	10/2030	0.0%	26,018	25,399	25,432
Apex Service Partners, LLC(1)(3)(9) 201 East Kennedy Boulevard, Tampa, FL, 33602	Professional services	First lien senior secured delayed draw term loan	S +	7.00% (2.00% PIK)	10/2025	0.0%	3,394	3,281	3,290
Apex Service Partners, LLC(1)(3)(9) 201 East Kennedy Boulevard, Tampa, FL, 33602	Professional services	First lien senior secured revolving loan	S +	6.50%	10/2029	0.0%	783	735	737
Aptean Acquiror, Inc. (dba Aptean)(1)(3) 4325 Alexander Drive, Alpharetta, GA, 30022	Internet software and services	First lien senior secured loan	S +	5.25%	1/2031	0.0%	785	778	777
Aptean Acquiror, Inc. (dba Aptean)(1)(3)(9) 4325 Alexander Drive, Alpharetta, GA, 30022	Internet software and services	First lien senior secured delayed draw term loan	S +	5.25%	1/2026	0.0%	7	6	6
Aptean Acquiror, Inc. (dba Aptean)(1)(9) 4325 Alexander Drive, Alpharetta, GA, 30022	Internet software and services	First lien senior secured revolving loan	S +	5.25%	1/2031	0.0%	—	(1)	(1)

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Aptive Environmental, LLC 5132 North 300 West, Provo, UT, 84604	Household products	First lien senior secured loan		12.00% (6.00% PIK)	1/2026	0.0%	13,183	11,927	13,546
Evology, LLC 5132 North 300 West, Provo, UT, 84604	Household products	Class B Units		N/A	N/A	0.4%	451	2,160	2,065
Armstrong Bidco Limited (dba The Access Group)(1)(8) Armstrong Building, Oakwood Drive Loughborough University Science & Enterprise Park, Loughborough, United Kingdom, LE11 3QF	Internet software and services	First lien senior secured loan	SA +	5.25%	6/2029	0.0%	£2,960	£3,568	£3,711
Arctic Holdco, LLC (dba Novvia Group)(1)(3) 1311 S 39th St, St. Louis, MO 63110, St. Louis, MO, 63110	Containers and packaging	First lien senior secured loan	S +	6.00%	12/2026	0.0%	10,448	10,258	10,291
Arctic Holdco, LLC (dba Novvia Group)(1)(9) 1311 S 39th St, St. Louis, MO 63110, St. Louis, MO, 63110	Containers and packaging	First lien senior secured delayed draw term loan	S +	6.00%	12/2024	0.0%	—	(134)	(113)
Advancion Holdings, LLC (fka Aruba Investments Holdings, LLC)(1)(2) 1500 East Lake Cook Road, Buffalo Grove, IL, 60089	Chemicals	Second lien senior secured loan	S +	7.75%	11/2028	0.0%	10,000	9,900	9,900
Ascend Buyer, LLC (dba PPC Flexible Packaging)(1)(3) 1111 Busch Parkway, Buffalo Grove, IL, 60089	Containers and packaging	First lien senior secured loan	S +	6.40%	10/2028	0.0%	5,429	5,390	5,415
Ascend Buyer, LLC (dba PPC Flexible Packaging)(1)(2)(9) 1111 Busch Parkway, Buffalo Grove, IL, 60089	Containers and packaging	First lien senior secured revolving loan	S +	6.25%	9/2027	0.0%	188	185	187
Associations, Inc.(1)(3) 5401 North Central Expressway\nSuite 300, Dallas, TX, 75025	Buildings and real estate	First lien senior secured loan	S +	6.50% (2.50% PIK)	7/2027	0.0%	367,358	365,365	367,358
Associations, Inc.(1)(3)(9) 5401 North Central Expressway\nSuite 300, Dallas, TX, 75025	Buildings and real estate	First lien senior secured delayed draw term loan	S +	6.50% (2.50% PIK)	6/2024	0.0%	49,848	49,531	49,848
Associations, Inc.(1)(3)(9) 5401 North Central Expressway\nSuite 300, Dallas, TX, 75025	Buildings and real estate	First lien senior secured revolving loan	S +	6.50%	7/2027	0.0%	16,901	16,722	16,901
Associations Finance, Inc. 5401 North Central Expressway\nSuite 300, Dallas, TX, 75025	Buildings and real estate	Preferred Stock		13.50% PIK	N/A	2.8%	54,800,000	65,267	66,018

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Aviation Solutions Midco, LLC (dba STS Aviation)(1)(3) 2000 North East, Jensen Beach, FL, 34957	Aerospace and defense	First lien senior secured loan	S +	7.25%	1/2026	0.0%	210,221	209,587	213,900
Aviation Solutions Midco, LLC (dba STS Aviation)(1)(3) 2000 North East, Jensen Beach, FL, 34957	Aerospace and defense	First lien senior secured loan	S +	7.25%	1/2026	0.0%	8,500	8,462	8,649
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(1)(2) 17200 Laguna Canyon Road, Irvine, CA, 92618	Internet software and services	First lien senior secured loan	S +	6.50%	3/2031	0.0%	3,658	3,603	3,603
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(1)(9) 17200 Laguna Canyon Road, Irvine, CA, 92618	Internet software and services	First lien senior secured delayed draw term loan	S +	6.50%	3/2026	0.0%	—	(62)	(62)
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(1)(9) 17200 Laguna Canyon Road, Irvine, CA, 92618	Internet software and services	First lien senior secured revolving loan	S +	6.50%	3/2031	0.0%	—	(20)	(20)
Bamboo US BidCo LLC(1)(3) 927 S Curry Pike, Bloomington, IN, 47403	Healthcare equipment and services	First lien senior secured loan	S +	6.75% (3.38% PIK)	9/2030	0.0%	4,966	4,825	4,854
Bamboo US BidCo LLC(1)(7) 927 S Curry Pike, Bloomington, IN, 47403	Healthcare equipment and services	First lien senior secured EUR term loan	E +	6.75% (3.38% PIK)	9/2030	0.0%	€3,089	€3,179	€3,262
Bamboo US BidCo LLC(1)(3)(9) 927 S Curry Pike, Bloomington, IN, 47403	Healthcare equipment and services	First lien senior secured delayed draw term loan	S +	6.75% (3.38% PIK)	3/2025	0.0%	82	70	75
Bamboo US BidCo LLC(1)(9) 927 S Curry Pike, Bloomington, IN, 47403	Healthcare equipment and services	First lien senior secured revolving loan	S +	6.00%	10/2029	0.0%	—	(28)	(23)
Balrog Acquisition, Inc. (dba Bakemark)(1)(2) 7351 Crider Avenue, Pico Rivera, CA, 90660	Food and beverage	Second lien senior secured loan	S +	7.00%	9/2029	0.0%	22,000	21,860	22,000
Bayshore Intermediate #2, L.P. (dba Boomi)(1)(3) 1400 Liberty Ridge Drive, Chesterbrook, PA, 19087	Internet software and services	First lien senior secured loan	S +	7.50% PIK	10/2028	0.0%	106,873	105,520	106,071
Bayshore Intermediate #2, L.P. (dba Boomi)(1)(2)(9) 1400 Liberty Ridge Drive, Chesterbrook, PA, 19087	Internet software and services	First lien senior secured revolving loan	S +	6.75%	10/2027	0.0%	922	831	870
BCPE Osprey Buyer, Inc. (dba PartsSource)(1)(3) 777 Lena Drive, Aurora, OH, 44202	Healthcare technology	First lien senior secured loan	S +	5.75%	8/2028	0.0%	117,284	115,968	116,404

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
BCPE Osprey Buyer, Inc. (dba PartsSource)(1)(9) 777 Lena Drive, Aurora, OH, 44202	Healthcare technology	First lien senior secured delayed draw term loan	S +	5.75%	10/2025	0.0%	—	(231)	—
BCPE Osprey Buyer, Inc. (dba PartsSource)(1)(2)(9) 777 Lena Drive, Aurora, OH, 44202	Healthcare technology	First lien senior secured revolving loan	S +	5.75%	8/2026	0.0%	6,323	6,225	6,234
BCTO BSI Buyer, Inc. (dba Buildertrend)(1)(3) 11818 I Street, Omaha, NE, 68137	Internet software and services	First lien senior secured loan	S +	7.50% PIK	12/2026	0.0%	57,139	56,832	57,139
BCTO BSI Buyer, Inc. (dba Buildertrend)(1)(9) 11818 I Street, Omaha, NE, 68137	Internet software and services	First lien senior secured revolving loan	S +	7.50%	12/2026	0.0%	—	(58)	—
BEHP Co-Investor II, L.P. 11511 Reed Hartman Highway, Blue Ash, OH, 45241	Healthcare technology	LP Interest		N/A	N/A	0.0%	1,269,969	1,266	1,278
WP Irving Co-Invest, L.P. 11511 Reed Hartman Highway, Blue Ash, OH, 45241	Healthcare technology	Partnership Units		N/A	N/A	0.0%	1,250,000	1,250	1,258
Blackhawk Network Holdings, Inc.(1)(2) 6220 Stoneridge Mall Road, Pleasanton, CA, 94588	Financial services	First lien senior secured loan	S +	5.00%	3/2029	0.0%	75,000	73,500	75,045
Blast Bidco Inc. (dba Bazooka Candy Brands)(1)(3) 200 Vesey Street, New York, NY, 10281	Food and beverage	First lien senior secured loan	S +	6.00%	10/2030	0.0%	29,552	28,848	29,035
Blast Bidco Inc. (dba Bazooka Candy Brands)(1)(9) 200 Vesey Street, New York, NY, 10281	Food and beverage	First lien senior secured revolving loan	S +	6.00%	10/2029	0.0%	—	(79)	(60)
Blend Labs, Inc.(1)(2) 415 Kearny Street, San Francisco, CA, 94108	Financial services	First lien senior secured loan	S +	7.50%	6/2027	0.0%	42,000	41,477	41,160
Blend Labs, Inc. 415 Kearny Street, San Francisco, CA, 94108	Financial services	Common stock		N/A	N/A	0.2%	72,317	1,000	235
Blend Labs, Inc. 415 Kearny Street, San Francisco, CA, 94108	Financial services	Warrants		N/A	N/A	0.2%	179,529	975	15
BP Veraison Buyer, LLC (dba Sun World)(1)(3) 5701 Truxtun Avenue, Bakersfield, CA, 93309	Food and beverage	First lien senior secured loan	S +	5.50%	5/2027	0.0%	67,812	67,323	67,812
BP Veraison Buyer, LLC (dba Sun World)(1)(9) 5701 Truxtun Avenue, Bakersfield, CA, 93309	Food and beverage	First lien senior secured revolving loan	S +	5.50%	5/2027	0.0%	—	(56)	—

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
BradyPLUS Holdings, LLC (f/k/a BradyIFS Holdings, LLC)(1)(3) 7055 Lindell Rd. Las Vegas, Nevada 89118	Distribution	First lien senior secured loan	S +	6.00%	10/2029	0.0%	141,617	140,275	140,909
BradyPLUS Holdings, LLC (f/k/a BradyIFS Holdings, LLC)(1)(3)(9) 7055 Lindell Rd. Las Vegas, Nevada 89118	Distribution	First lien senior secured delayed draw term loan	S +	6.00%	10/2025	0.0%	3,824	3,715	3,805
BradyPLUS Holdings, LLC (f/k/a BradyIFS Holdings, LLC)(1)(9) 7055 Lindell Rd. Las Vegas, Nevada 89118	Distribution	First lien senior secured revolving loan	S +	6.00%	10/2029	0.0%	—	(112)	(60)
BridgeBio Pharma, Inc.(1)(3) 3160 Porter Drive, Palo Alto, CA, 94304	Pharmaceuticals	First lien senior secured loan	S +	6.75%	N/A	0.0%	75,000	74,891	74,250
Brightway Holdings, LLC(1)(4) 3733 University Boulevard West, Jacksonville, FL, 32217	Insurance	First lien senior secured loan	S +	6.50%	12/2027	0.0%	29,455	29,200	29,014
Brightway Holdings, LLC(1)(3)(9) 3733 University Boulevard West, Jacksonville, FL, 32217	Insurance	First lien senior secured revolving loan	S +	6.50%	12/2027	0.0%	474	449	426
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway) 3733 University Boulevard West, Jacksonville, FL, 32217	Insurance	LP Interest		N/A	N/A	0.2%	638	638	612
Broadcast Music, Inc.(1)(3) 10 Music Square East, Nashville, TN 37203-4399	Advertising and media	First lien senior secured loan	S +	5.75%	2/2030	0.0%	26,830	26,170	26,158
Broadcast Music, Inc.(1)(9) 10 Music Square East, Nashville, TN 37203-4399	Advertising and media	First lien senior secured revolving loan	S +	5.75%	2/2030	0.0%	—	(119)	(122)
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi) 1400 Liberty Ridge Drive, Chesterbrook, PA, 19087	Internet software and services	Common Units		N/A	N/A	0.2%	7,503,843	7,504	8,183
CD&R Value Building Partners I, L.P. (dba Belron) Milton Park, Stroude Road, Egham TW20 9EL, United Kingdom	Automotive Services	LP Interest		N/A	N/A	0.1%	32,911	32,910	41,090
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)(1)(3) 3025 Windward Plaza, Alpharetta, GA, 30005	Internet software and services	First lien senior secured loan	S +	5.50%	8/2027	0.0%	12,762	12,566	12,315
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)(1)(3)(9) 3025 Windward Plaza, Alpharetta, GA, 30005	Internet software and services	First lien senior secured revolving loan	S +	5.50%	8/2027	0.0%	273	262	245

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Delinea Buyer, Inc. (f/k/a Centrify)(1)(3) 221 Main Street, Santa Clara, CA, 94105	Internet software and services	First lien senior secured loan	S +	5.75%	3/2028	0.0%	65,388	64,347	65,060
Delinea Buyer, Inc. (f/k/a Centrify)(1)(9) 221 Main Street, Santa Clara, CA, 94105	Internet software and services	First lien senior secured revolving loan	S +	5.75%	3/2027	0.0%	—	(98)	(34)
CIBT Global, Inc.(1)(3) 1600 International Drive, McLean, VA, 22102	Business services	First lien senior secured loan	S +	5.25%	5/2026	0.0%	952	588	638
CIBT Global, Inc.(1)(3) 1600 International Drive, McLean, VA, 22102	Business services	Second lien senior secured loan	S +	7.75% PIK	12/2026	0.0%	63,678	26,701	8,437
CivicPlus, LLC(1)(3) 302 South 4th Street, Manhattan, KS, 66502	Internet software and services	First lien senior secured loan	S +	6.50% (2.50% PIK)	8/2027	0.0%	35,805	35,578	35,805
CivicPlus, LLC(1)(9) 302 South 4th Street, Manhattan, KS, 66502	Internet software and services	First lien senior secured revolving loan	S +	6.00%	8/2027	0.0%	—	(16)	—
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC) 302 South 4th Street, Manhattan, KS, 66502	Internet software and services	LP Interest		N/A	N/A	0.1%	1,233	1,233	1,331
Conair Holdings LLC(1)(2) 1 Cummings Point Road, Stamford, CT, 06902	Consumer products	Second lien senior secured loan	S +	7.50%	5/2029	0.0%	176,067	175,107	175,187
ASP Conair Holdings LP 1 Cummings Point Road, Stamford, CT, 06902	Consumer products	Class A Units		N/A	N/A	0.0%	60,714	6,071	5,999
Coupa Holdings, LLC(1)(3) 1855 South Grant Street, San Mateo, CA, 94402	Internet software and services	First lien senior secured loan	S +	7.50%	2/2030	0.0%	785	768	779
Coupa Holdings, LLC(1)(9) 1855 South Grant Street, San Mateo, CA, 94402	Internet software and services	First lien senior secured delayed draw term loan	S +	7.50%	8/2024	0.0%	—	(1)	—
Coupa Holdings, LLC(1)(9) 1855 South Grant Street, San Mateo, CA, 94402	Internet software and services	First lien senior secured revolving loan	S +	7.50%	2/2029	0.0%	—	(1)	—
Covetrus, Inc.(1)(3) 7 Custom House Street, Portland, ME, 04101	Healthcare providers and services	Second lien senior secured loan	S +	9.25%	10/2030	0.0%	5,000	4,909	5,000
Cornerstone OnDemand, Inc.(1)(2) 1601 Cloverfield Boulevard, Santa Monica, CA, 90404	Human resource support services	Second lien senior secured loan	S +	6.50%	10/2029	0.0%	115,833	114,502	110,910

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand, Inc.) 1601 Cloverfield Boulevard, Santa Monica, CA, 90404	Human resource support services	Series A Preferred Stock		10.50% PIK	N/A	0.0%	38,500	47,569	43,848
CP PIK DEBT ISSUER, LLC (dba CivicPlus, LLC)(1)(3) 302 South 4th Street, Manhattan, KS, 66502	Internet software and services	Unsecured notes	S +	11.75% PIK	6/2034	0.0%	21,248	20,816	21,247
Crewline Buyer, Inc. (dba New Relic)(1)(3) 188 Spear Street, San Francisco, CA, 94105	Internet software and services	First lien senior secured loan	S +	6.75%	11/2030	0.0%	105,936	104,407	104,877
Crewline Buyer, Inc. (dba New Relic)(1)(9) 188 Spear Street, San Francisco, CA, 94105	Internet software and services	First lien senior secured revolving loan	S +	6.75%	11/2030	0.0%	—	(157)	(111)
CSC MKG Topco LLC (dba Medical Knowledge Group)(1)(2) One World Trade Center, New York, NY, 10007	Healthcare equipment and services	First lien senior secured loan	S +	5.75%	2/2029	0.0%	1,258	1,239	1,246
Maia Aggregator, LP One World Trade Center, New York, NY, 10007	Healthcare equipment and services	Class A-2 Units		N/A	N/A	0.0%	168,539	169	169
Delta TopCo, Inc. (dba Infoblox, Inc.)(1)(4) 3111 Coronado Drive, Santa Clara, CA, 95054	Internet software and services	Second lien senior secured loan	S +	7.25%	12/2028	0.0%	15,000	14,950	15,038
Denali BuyerCo, LLC (dba Summit Companies)(1)(3) 2500 Lexington Avenue South, Mendota Heights, MN, 55120	Business services	First lien senior secured loan	S +	5.50%	9/2028	0.0%	52,615	52,090	52,615
Denali BuyerCo, LLC (dba Summit Companies)(1)(9) 2500 Lexington Avenue South, Mendota Heights, MN, 55120	Business services	First lien senior secured revolving loan	S +	5.50%	9/2027	0.0%	—	(17)	—
Denali Holding, LP (dba Summit Companies) 2500 Lexington Avenue South, Mendota Heights, MN, 55120	Business services	Class A Units		N/A	N/A	0.4%	337,460	3,431	5,472
Diagnostic Services Holdings, Inc. (dba Rayus Radiology)(1)(2) 5775 Wayzata Boulevard, St. Louis Park, MN, 55416	Healthcare providers and services	First lien senior secured loan	S +	5.50%	3/2025	0.0%	994	994	994
Diamondback Acquisition, Inc. (dba Sphera)(1)(2) 130 East Randolph Street, Chicago, IL, 60601	Business services	First lien senior secured loan	S +	5.50%	9/2028	0.0%	4,057	4,000	4,016
Dodge Construction Network Holdings, L.P. 34 Crosby Drive, Bedford, MA, 01730	Buildings and real estate	Class A-2 Common Units		N/A	N/A	0.4%	2,181,629	1,860	1,493

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Dodge Construction Network Holdings, L.P.(1)(3) 34 Crosby Drive, Bedford, MA, 01730	Buildings and real estate	Series A Preferred Units	S +	8.25% PIK	N/A	0.4%	—	45	33
Dresser Utility Solutions, LLC(1)(2) 16240 Port Northwest Drive, Houston, TX, 77041	Energy equipment and services	First lien senior secured loan	S +	5.50%	3/2029	0.0%	56,437	55,879	55,872
Dresser Utility Solutions, LLC(1)(9) 16240 Port Northwest Drive, Houston, TX, 77041	Energy equipment and services	First lien senior secured delayed draw term loan	S +	5.50%	9/2025	0.0%	—	—	—
Dresser Utility Solutions, LLC(1)(9) 16240 Port Northwest Drive, Houston, TX, 77041	Energy equipment and services	First lien senior secured revolving loan	S +	5.50%	3/2029	0.0%	—	(71)	(72)
EET Buyer, Inc. (dba e-Emphasys)(1)(3) 2501 Weston Parkway, Cary, NC, 27513	Internet software and services	First lien senior secured loan	S +	6.50%	11/2027	0.0%	4,455	4,425	4,455
EET Buyer, Inc. (dba e-Emphasys)(1)(3)(9) 2501 Weston Parkway, Cary, NC, 27513	Internet software and services	First lien senior secured revolving loan	S +	6.50%	11/2027	0.0%	91	88	91
Elliott Alto Co-Investor Aggregator L.P. 851 Cypress Creek Road, Fort Lauderdale, FL, 33309	Internet software and services	LP Interest		N/A	N/A	0.0%	3,134	3,155	3,371
Picard Holdco, Inc.(1)(3) 851 Cypress Creek Road, Fort Lauderdale, FL, 33309	Internet software and services	Series A Preferred Stock	S +	12.00% PIK	N/A	0.0%	21,139	22,355	24,382
Endries Acquisition, Inc.(1)(3) 714 West Ryan Street, Brillion, WI, 54110	Distribution	First lien senior secured loan	S +	5.25%	12/2028	0.0%	81,684	81,099	81,072
Endries Acquisition, Inc.(1)(3)(9) 714 West Ryan Street, Brillion, WI, 54110	Distribution	First lien senior secured delayed draw term loan	S +	5.25%	6/2024	0.0%	17,154	17,010	17,001
Endries Acquisition, Inc.(1)(9) 714 West Ryan Street, Brillion, WI, 54110	Distribution	First lien senior secured delayed draw term loan	S +	5.25%	12/2025	0.0%	—	(55)	(59)
Engage Debtco Limited(1)(3) 5 Churchill Place, 10th Floor London E14 5HU, United Kingdom	Healthcare providers and services	First lien senior secured loan	S +	5.75% (2.25% PIK)	7/2029	0.0%	1,013	993	995
Entertainment Benefits Group, LLC(1)(2) 19495 Biscayne Boulevard, Aventura, FL, 33180	Business services	First lien senior secured loan	S +	5.25%	9/2025	0.0%	843	840	847
Entertainment Benefits Group, LLC(1)(2)(9) 19495 Biscayne Boulevard, Aventura, FL, 33180	Business services	First lien senior secured revolving loan	S +	5.25%	9/2025	0.0%	53	53	54
Evolution BuyerCo, Inc. (dba SIAA)(1)(3) 100 Witmer Road, Horsham, PA, 19044	Insurance	First lien senior secured loan	S +	6.25%	4/2028	0.0%	139,921	138,621	139,921

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Evolution BuyerCo, Inc. (dba SIAA)(1)(3)(9) 234 Lafayette Road, Hampton, NH, 03842	Insurance	First lien senior secured delayed draw term loan	S +	6.00%	12/2025	0.0%	3,975	3,822	3,955
Evolution BuyerCo, Inc. (dba SIAA)(1)(9) 100 Witmer Road, Horsham, PA, 19044	Insurance	First lien senior secured revolving loan	S +	6.25%	4/2027	0.0%	—	(78)	—
Evolution Parent, LP (dba SIAA) 100 Witmer Road, Horsham, PA, 19044	Insurance	LP Interest		N/A	N/A	0.8%	42,838	4,283	4,874
FARADAY BUYER, LLC (dba MacLean Power Systems)(1)(3) 481 Munn Road, Fort Mill, SC, 29715	Manufacturing	First lien senior secured loan	S +	6.00%	10/2028	0.0%	105,758	103,771	104,172
FARADAY BUYER, LLC (dba MacLean Power Systems)(1)(9) 481 Munn Road, Fort Mill, SC, 29715	Manufacturing	First lien senior secured delayed draw term loan	S +	6.00%	11/2025	0.0%	—	(103)	(56)
Feradyne Outdoors, LLC(1)(3) 1230 Poplar Avenue, Superior, WI, 54880	Consumer products	First lien senior secured loan	S +	6.50% (3.95% PIK)	5/2026	0.0%	74,364	74,364	68,229
Fifth Season Investments LLC(10) 201 Broad St, Suite 500, Stamford, Connecticut 06901, US, Stamford, CT, 06901	Insurance	Class A Units		N/A	N/A	35.1%	28	225,837	233,244
Finastra USA, Inc.(1)(4) 4 Kingdom Street, Paddington, London, W2 6BD, United Kingdom	Financial services	First lien senior secured loan	S +	7.25%	9/2029	0.0%	89,247	88,389	88,800
Finastra USA, Inc.(1)(2)(9) 4 Kingdom Street, Paddington, London, W2 6BD, United Kingdom	Financial services	First lien senior secured revolving loan	S +	7.25%	9/2029	0.0%	1,715	1,623	1,669
Forescout Technologies, Inc.(1)(3) 300 Santana Row, San Jose, CA, 95128	Internet software and services	First lien senior secured loan	S +	8.00%	8/2026	0.0%	71,854	71,526	72,213
Forescout Technologies, Inc.(1)(9) 300 Santana Row, San Jose, CA, 95128	Internet software and services	First lien senior secured delayed draw term loan	S +	8.00%	7/2024	0.0%	—	(141)	—
Forescout Technologies, Inc.(1)(9) 300 Santana Row, San Jose, CA, 95128	Internet software and services	First lien senior secured revolving loan	S +	8.00%	8/2026	0.0%	—	(26)	—
Fortis Solutions Group, LLC(1)(3) 2505 Hawkeye Court, Virginia Beach, VA, 23452	Containers and packaging	First lien senior secured loan	S +	5.50%	10/2028	0.0%	4,570	4,505	4,491
Fortis Solutions Group, LLC(1)(3)(9) 2505 Hawkeye Court, Virginia Beach, VA, 23452	Containers and packaging	First lien senior secured revolving loan	S +	5.50%	10/2027	0.0%	23	18	15

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Foundation Consumer Brands, LLC(1)(3) 1190 Omega Drive, Pittsburgh, PA, 15205	Consumer products	First lien senior secured loan	S +	6.25%	2/2027	0.0%	3,184	3,184	3,184
FR Vision Holdings, Inc. (dba CHA Consulting)(1)(3) 3 Winners Circle, Albany, NY, 12205	Infrastructure and environmental services	First lien senior secured loan	S +	5.50%	1/2031	0.0%	25,510	25,260	25,255
FR Vision Holdings, Inc. (dba CHA Consulting)(1)(3)(9) 3 Winners Circle, Albany, NY, 12205	Infrastructure and environmental services	First lien senior secured delayed draw term loan	S +	5.50%	1/2026	0.0%	2,148	2,087	2,096
FR Vision Holdings, Inc. (dba CHA Consulting)(1)(9) 3 Winners Circle, Albany, NY, 12205	Infrastructure and environmental services	First lien senior secured revolving loan	S +	5.50%	1/2030	0.0%	—	(20)	(21)
Fullsteam Operations, LLC(1)(3) 540 Devall Drive, Auburn, AL, 36832	Business services	First lien senior secured loan	S +	8.25%	11/2029	0.0%	8,938	8,679	8,938
Fullsteam Operations, LLC(1)(3)(9) 540 Devall Drive, Auburn, AL, 36832	Business services	First lien senior secured delayed draw term loan	S +	8.25%	5/2025	0.0%	1,765	1,700	1,765
Fullsteam Operations, LLC(1)(3)(9) 540 Devall Drive, Auburn, AL, 36832	Business services	First lien senior secured delayed draw term loan	S +	8.25%	11/2025	0.0%	346	323	346
Fullsteam Operations, LLC(1)(9) 540 Devall Drive, Auburn, AL, 36832	Business services	First lien senior secured delayed draw term loan	S +	7.00%	8/2025	0.0%	—	(37)	(38)
Fullsteam Operations, LLC(1)(9) 540 Devall Drive, Auburn, AL, 36832	Business services	First lien senior secured delayed draw term loan	S +	7.00%	2/2026	0.0%	—	(9)	(9)
Fullsteam Operations, LLC(1)(9) 540 Devall Drive, Auburn, AL, 36832	Business services	First lien senior secured revolving loan	S +	8.25%	11/2029	0.0%	—	(14)	—
Eagle Infrastructure Services, LLC(1)(3)(10) 13100 Northwest Freeway, Longview, TX, 77040	Infrastructure and environmental services	First lien senior secured loan	S +	7.50%	4/2028	0.0%	87,536	86,055	86,660
Eagle Infrastructure Super Holdco LLC(10) 13100 Northwest Freeway, Longview, TX, 77040	Infrastructure and environmental services	Common Units		N/A	N/A	72.9%	576,276	24,058	25,099
Gainsight, Inc.(1)(3) 350 Bay Street, San Francisco, CA, 94133	Business services	First lien senior secured loan	S +	6.75% PIK	7/2027	0.0%	24,589	24,379	24,466
Gainsight, Inc.(1)(3)(9) 350 Bay Street, San Francisco, CA, 94133	Business services	First lien senior secured revolving loan	S +	6.75% PIK	7/2027	0.0%	1,765	1,732	1,747
Galls, LLC(1)(3) Lexington, Lexington, KY, 40505	Specialty Retail	First lien senior secured loan	S +	6.50% (1.50% PIK)	3/2030	0.0%	98,140	96,675	96,300

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Galls, LLC(1)(9) Lexington, Lexington, KY, 40505	Specialty Retail	First lien senior secured delayed draw term loan	S +	6.50% (1.50% PIK)	3/2026	0.0%	—	(203)	(205)
Galls, LLC(1)(3)(9) Lexington, Lexington, KY, 40505	Specialty Retail	First lien senior secured revolving loan	S +	6.50% (1.50% PIK)	3/2030	0.0%	1,968	1,773	1,722
Galway Borrower LLC(1)(9) 1 California Street, San Francisco, CA, 94111	Insurance	First lien senior secured delayed draw term loan	S +	5.00%	2/2026	0.0%	—	(8)	(8)
Galway Borrower LLC(1)(3)(9) 1 California Street, San Francisco, CA, 94111	Insurance	First lien senior secured revolving loan	S +	5.25%	9/2028	0.0%	32	30	30
Gaylord Chemical Company, L.L.C.(1)(3) 1404 Greengate Drive, Covington, LA, 70433	Chemicals	First lien senior secured loan	S +	6.00%	3/2027	0.0%	135,983	135,213	135,643
Gaylord Chemical Company, L.L.C.(1)(9) 1404 Greengate Drive, Covington, LA, 70433	Chemicals	First lien senior secured revolving loan	S +	6.00%	3/2026	0.0%	—	(53)	(33)
Gerson Lehrman Group, Inc.(1)(3) 60 East 42nd Street, New York, NY, 10165	Professional services	First lien senior secured loan	S +	5.25%	12/2027	0.0%	122,818	121,774	121,725
Gerson Lehrman Group, Inc.(1)(9) 60 East 42nd Street, New York, NY, 10165	Professional services	First lien senior secured revolving loan	S +	5.25%	12/2027	0.0%	—	(52)	(55)
GI Apple Midco LLC (dba Atlas Technical Consultants)(1)(3) 13215 Bee Cave Parkway, Building B, Suite 230, Austin TX, 78738	Infrastructure and environmental services	First lien senior secured loan	S +	6.75%	4/2030	0.0%	820	806	813
GI Apple Midco LLC (dba Atlas Technical Consultants)(1)(3)(9) 13215 Bee Cave Parkway, Building B, Suite 230, Austin TX, 78738	Infrastructure and environmental services	First lien senior secured delayed draw term loan	S +	6.75%	4/2025	0.0%	17	16	17
GI Apple Midco LLC (dba Atlas Technical Consultants)(1)(9) 13215 Bee Cave Parkway, Building B, Suite 230, Austin TX, 78738	Infrastructure and environmental services	First lien senior secured revolving loan	S +	6.75%	4/2029	0.0%	—	(2)	(1)
GI Ranger Intermediate, LLC (dba Rectangle Health)(1)(3) 115 East Stevens Avenue, Valhalla, NY, 10595	Healthcare technology	First lien senior secured loan	S +	6.00%	10/2028	0.0%	4,527	4,462	4,459
GI Ranger Intermediate, LLC (dba Rectangle Health)(1)(9) 115 East Stevens Avenue, Valhalla, NY, 10595	Healthcare technology	First lien senior secured revolving loan	S +	6.00%	10/2027	0.0%	—	(4)	(6)

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Global Music Rights, LLC(1)(3) 907 Westwood Boulevard, Los Angeles, CA, 90024	Advertising and media	First lien senior secured loan	S +	5.50%	8/2030	0.0%	59,751	58,602	59,751
Global Music Rights, LLC(1)(9) 907 Westwood Boulevard, Los Angeles, CA, 90024	Advertising and media	First lien senior secured revolving loan	S +	5.50%	8/2029	0.0%	—	(71)	—
Gloves Buyer, Inc. (dba Protective Industrial Products)(1)(2) 25 British American Boulevard, Latham, NY, 12110	Manufacturing	Second lien senior secured loan	S +	8.25%	12/2028	0.0%	29,250	28,743	29,177
Gloves Holdings, LP (dba Protective Industrial Products) 25 British American Boulevard, Latham, NY, 12110	Manufacturing	LP Interest		N/A	N/A	0.5%	32,500	3,250	3,847
Granicus, Inc.(1)(2) 1999 Broadway, Denver, CO, 80202	Internet software and services	First lien senior secured loan	S +	5.75% (2.25% PIK)	1/2031	0.0%	7,746	7,671	7,669
Granicus, Inc.(1)(9) 1999 Broadway, Denver, CO, 80202	Internet software and services	First lien senior secured delayed draw term loan	S +	5.75% (2.25% PIK)	1/2026	0.0%	—	(6)	(6)
Granicus, Inc.(1)(9) 1999 Broadway, Denver, CO, 80202	Internet software and services	First lien senior secured revolving loan	S +	5.25%	1/2031	0.0%	—	(11)	(11)
Guidehouse Inc.(1)(2) 150 North Riverside Plaza; Suite 2100, Chicago, IL, 60606	Professional services	First lien senior secured loan	S +	5.75% (2.00% PIK)	12/2030	0.0%	4,595	4,572	4,583
H&F Opportunities LUX III S.À R.L (dba Checkmarx)(1)(2) Amot Atrium Tower, 2 Jabotinsky Street, Ramat Gan 520501, Israel	Internet software and services	First lien senior secured loan	S +	7.50%	4/2026	0.0%	51,567	50,941	51,567
H&F Opportunities LUX III S.À R.L (dba Checkmarx)(1)(9) Amot Atrium Tower, 2 Jabotinsky Street, Ramat Gan 520501, Israel	Internet software and services	First lien senior secured revolving loan	S +	7.50%	4/2026	0.0%	—	(166)	—
Helix Acquisition Holdings, Inc. (dba MW Industries)(1)(3) 3426 Toringdon Way, Charlotte, NC, 28277	Manufacturing	First lien senior secured loan	S +	7.00%	3/2030	0.0%	946	920	927
Hercules Borrower, LLC (dba The Vincit Group)(1)(3) 412 Georgia Avenue, Chattanooga, TN, 37403	Business services	First lien senior secured loan	S +	6.25%	12/2026	0.0%	174,642	173,287	174,642
Hercules Borrower, LLC (dba The Vincit Group)(1)(9) 412 Georgia Avenue, Chattanooga, TN, 37403	Business services	First lien senior secured revolving loan	S +	6.25%	12/2026	0.0%	—	(141)	—

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Hercules Buyer, LLC (dba The Vincit Group) 412 Georgia Avenue, Chattanooga, TN, 37403	Business services	Unsecured notes		0.48% PIK	12/2029	0.0%	5,184	5,184	5,800
Hercules Buyer, LLC (dba The Vincit Group) 412 Georgia Avenue, Chattanooga, TN, 37403	Business services	Common Units		N/A	N/A	1.0%	2,190,000	2,192	2,452
H-Food Holdings, LLC(1)(3) 3250 Lacey Road\nSuite 400, Downers Grove, IL, 60515	Food and beverage	Second lien senior secured loan	S +	7.00%	3/2026	0.0%	121,800	116,993	61,509
HFS Matterhorn Topco, Inc. 3250 Lacey Road\nSuite 400, Downers Grove, IL, 60515	Food and beverage	Common Units		N/A	N/A	0.0%	1,088	10,875	666
Hg Genesis 8 Sumoco Limited(1)(8) 2 More London Riverside London SE1 2AP UK	Asset Based Lending and Fund Finance	Unsecured facility	SA +	6.00% PIK	8/2025	0.0%	£41,591	£54,444	£52,539
Hg Genesis 9 SumoCo Limited(1)(7) 2 More London Riverside London SE1 2AP UK	Asset Based Lending and Fund Finance	Unsecured facility	E +	7.00% PIK	3/2027	0.0%	€49,975	€54,713	€53,973
Hg Saturn Luchaco Limited(1)(8) 2 More London Riverside London SE1 2AP UK	Asset Based Lending and Fund Finance	Unsecured facility	SA +	7.50% PIK	3/2026	0.0%	£103,868	£138,948	£131,211
HGH Purchaser, Inc. (dba Horizon Services)(1)(3) 320 Century Boulevard, Wilmington, DE, 19805	Household products	First lien senior secured loan	S +	7.00% (2.50% PIK)	11/2026	0.0%	187,228	186,212	185,356
HGH Purchaser, Inc. (dba Horizon Services)(1)(9) 320 Century Boulevard, Wilmington, DE, 19805	Household products	First lien senior secured revolving loan	S +	7.00%	11/2026	0.0%	—	(68)	(165)
Hissho Sushi Merger Sub, LLC(1)(3) 11949 Steele Creek Road, Charlotte, NC, 28273	Food and beverage	First lien senior secured loan	S +	5.50%	5/2028	0.0%	890	883	890
Hissho Sushi Merger Sub, LLC(1)(9) 11949 Steele Creek Road, Charlotte, NC, 28273	Food and beverage	First lien senior secured revolving loan	S +	5.50%	5/2028	0.0%	—	—	—
Hissho Sushi Holdings, LLC 11949 Steele Creek Road, Charlotte, NC, 28273	Food and beverage	Class A units		N/A	N/A	0.0%	7,502	75	104
Hockey Parent Holdings, L.P. 150 North Riverside Plaza, Chicago, IL, 60606	Insurance	Class A Units		N/A	N/A	0.0%	10,000	10,010	10,000
Hyland Software, Inc.(1)(2) 28105 Clemens Road, Westlake, OH, 44145	Internet software and services	First lien senior secured loan	S +	6.00%	9/2030	0.0%	53,035	52,282	52,240

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Hyland Software, Inc.(1)(9) 28105 Clemens Road, Westlake, OH, 44145	Internet software and services	First lien senior secured revolving loan	S +	6.00%	9/2029	0.0%	—	(34)	(38)
Icefall Parent, Inc. (dba EngageSmart)(1)(3) 30 Braintree Hill Office Park Suite 101, Braintree, MA, 02184	Internet software and services	First lien senior secured loan	S +	6.50%	1/2030	0.0%	22,051	21,620	21,610
Icefall Parent, Inc. (dba EngageSmart)(1)(9) 30 Braintree Hill Office Park Suite 101, Braintree, MA, 02184	Internet software and services	First lien senior secured revolving loan	S +	6.50%	1/2030	0.0%	—	(41)	(42)
Ideal Image Development, LLC(1)(5)(11) 1 North Dale Mabry Highway, Tampa, FL, 33609	Specialty Retail	First lien senior secured loan	S +	6.50%	2/2029	0.0%	4,390	4,346	4,346
Ideal Image Development, LLC(1)(5)(9)(11) 1 North Dale Mabry Highway, Tampa, FL, 33609	Specialty Retail	First lien senior secured revolving loan	S +	6.50%	2/2029	0.0%	732	732	717
Ideal Topco, L.P.(11) 1 North Dale Mabry Highway, Tampa, FL, 33609	Specialty Retail	Class A-1 Preferred Units		N/A	N/A	7.3%	7,317	7,317	7,317
Ideal Topco, L.P.(11) 1 North Dale Mabry Highway, Tampa, FL, 33609	Specialty Retail	Class A-2 Common Units		N/A	N/A	7.3%	6,220	—	—
Ideal Tridon Holdings, Inc.(1)(2) 8100 Tridon Drive, Smyrna, TN, 37167	Manufacturing	First lien senior secured loan	S +	6.75%	4/2028	0.0%	27,165	26,475	26,689
Ideal Tridon Holdings, Inc.(1)(9) 8100 Tridon Drive, Smyrna, TN, 37167	Manufacturing	First lien senior secured revolving loan	S +	6.75%	4/2028	0.0%	—	(62)	(45)
IG Investments Holdings, LLC (dba Insight Global)(1)(3) 1224 Hammond Drive, Atlanta, GA, 30346	Human resource support services	First lien senior secured loan	S +	6.00%	9/2028	0.0%	49,750	49,045	49,377
IG Investments Holdings, LLC (dba Insight Global)(1)(9) 1224 Hammond Drive, Atlanta, GA, 30346	Human resource support services	First lien senior secured revolving loan	S +	6.00%	9/2027	0.0%	—	(46)	(30)
Imprivata, Inc.(1)(3) 20 CityPoint 6th Floor, Waltham, MA, 02451	Healthcare technology	Second lien senior secured loan	S +	6.25%	12/2028	0.0%	882	874	882
Indigo Buyer, Inc. (dba Inovar Packaging Group)(1)(3) 9001 Sterling Street, Irving, Dallas, TX, 75238	Containers and packaging	First lien senior secured loan	S +	6.25%	5/2028	0.0%	886	879	883
Indigo Buyer, Inc. (dba Inovar Packaging Group)(1)(3)(9) 9001 Sterling Street, Irving, Dallas, TX, 75238	Containers and packaging	First lien senior secured revolving loan	S +	6.25%	5/2028	0.0%	60	59	60

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Indikami Bidco, LLC (dba IntegriChain)(1)(2) 8 Penn Center, 1628 JFK Boulevard, Philadelphia, PA, 19103	Healthcare technology	First lien senior secured loan	S +	6.50% (2.50% PIK)	12/2030	0.0%	12,702	12,425	12,512
Indikami Bidco, LLC (dba IntegriChain)(1)(9) 8 Penn Center, 1628 JFK Boulevard, Philadelphia, PA, 19103	Healthcare technology	First lien senior secured delayed draw term loan	S +	6.00%	12/2025	0.0%	—	(17)	—
Indikami Bidco, LLC (dba IntegriChain)(1)(2)(9) 8 Penn Center, 1628 JFK Boulevard, Philadelphia, PA, 19103	Healthcare technology	First lien senior secured revolving loan	S +	6.00%	6/2030	0.0%	317	283	293
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(1)(2) 38955 Hills Tech Drive, Farmington Hills, MI, 48331	Food and beverage	First lien senior secured loan	S +	6.25%	3/2027	0.0%	125,000	123,519	124,064
Ocala Bidco, Inc.(1)(3) 4321 Collington Road, Bowie, MD, 20716	Healthcare technology	First lien senior secured loan	S +	6.25% (2.75% PIK)	11/2028	0.0%	188,791	185,592	186,431
Ocala Bidco, Inc.(1)(3)(9) 4321 Collington Road, Bowie, MD, 20716	Healthcare technology	First lien senior secured delayed draw term loan	S +	6.25% (2.75% PIK)	5/2024	0.0%	8,893	8,627	8,781
Ocala Bidco, Inc.(1)(3) 4321 Collington Road, Bowie, MD, 20716	Healthcare technology	Second lien senior secured loan	S +	10.50% PIK	11/2033	0.0%	115,010	113,471	113,860
Integrity Marketing Acquisition, LLC(1)(3) 1445 Ross Avenue, Dallas, TX, 75202	Insurance	First lien senior secured loan	S +	5.83%	8/2026	0.0%	157,099	156,742	157,099
Integrity Marketing Acquisition, LLC(1)(3)(9) 1445 Ross Avenue, Dallas, TX, 75202	Insurance	First lien senior secured delayed draw term loan	S +	6.00%	2/2025	0.0%	4,077	3,826	4,077
Integrity Marketing Acquisition, LLC(1)(9) 1445 Ross Avenue, Dallas, TX, 75202	Insurance	First lien senior secured revolving loan	S +	6.50%	8/2026	0.0%	—	(52)	—
Intelerad Medical Systems Incorporated (fka 11849573 Canada Inc.)(1)(3) 800 Boulevard de Maisonneuve East 12th floor, Montreal, Quebec H2L 4L8, Canada	Healthcare technology	First lien senior secured loan	S +	6.50%	8/2026	0.0%	116,306	115,614	113,107
Intelerad Medical Systems Incorporated (fka 11849573 Canada Inc.)(1)(3) 800 Boulevard de Maisonneuve East 12th floor, Montreal, Quebec H2L 4L8, Canada	Healthcare technology	First lien senior secured revolving loan	S +	6.50%	8/2026	0.0%	8,135	8,076	7,911
Interoperability Bidco, Inc. (dba Lyniate)(1)(3) 100 High Street, Boston, MA, 02110	Healthcare technology	First lien senior secured loan	S +	7.00%	12/2026	0.0%	65,617	65,357	64,306

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Interoperability Bidco, Inc. (dba Lyniate)(1)(3)(9) 100 High Street, Boston, MA, 02110	Healthcare technology	First lien senior secured revolving loan	S +	7.00%	12/2024	0.0%	2,001	1,982	1,896
Kaseya Inc.(1)(3) 701 Brickell Avenue, Miami, FL, 33131	Business services	First lien senior secured loan	S +	6.00% (2.50% PIK)	6/2029	0.0%	19,083	18,782	19,083
Kaseya Inc.(1)(9) 701 Brickell Avenue, Miami, FL, 33131	Business services	First lien senior secured delayed draw term loan	S +	5.50%	6/2025	0.0%	—	(9)	—
Kaseya Inc.(1)(2)(9) 701 Brickell Avenue, Miami, FL, 33131	Business services	First lien senior secured revolving loan	S +	5.50%	6/2029	0.0%	287	270	287
KENE Acquisition, Inc. (dba Entrust Solutions Group)(1)(3) 28100 Torch Parkway, Suite 400\nWarrenville, Illinois 60555 USA, Warrenville, IL, 60555	Infrastructure and environmental services	First lien senior secured loan	S +	5.25%	2/2031	0.0%	11,554	11,326	11,323
KENE Acquisition, Inc. (dba Entrust Solutions Group)(1)(9) 28100 Torch Parkway, Suite 400\nWarrenville, Illinois 60555 USA, Warrenville, IL, 60555	Infrastructure and environmental services	First lien senior secured delayed draw term loan	S +	5.25%	2/2026	0.0%	—	(50)	(51)
KENE Acquisition, Inc. (dba Entrust Solutions Group)(1)(9) 28100 Torch Parkway, Suite 400\nWarrenville, Illinois 60555 USA, Warrenville, IL, 60555	Infrastructure and environmental services	First lien senior secured revolving loan	S +	5.25%	2/2031	0.0%	—	(30)	(31)
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(1)(4) 701 Brickell Avenue, Miami, FL, 33131	Business services	Perpetual Preferred Stock	S +	10.75% PIK	N/A	0.0%	14,000	16,375	16,620
KPSKY Acquisition, Inc. (dba BluSky)(1)(3) 9110 East Nichols Avenue, Centennial, CO, 80112	Business services	First lien senior secured loan	S +	5.25%	10/2028	0.0%	4,876	4,807	4,840
KPSKY Acquisition, Inc. (dba BluSky)(1)(3)(9) 9110 East Nichols Avenue, Centennial, CO, 80112	Business services	First lien senior secured delayed draw term loan	S +	5.75%	11/2025	0.0%	3	1	3
KRIV Acquisition Inc. (dba Riveron)(1)(3) 2515 McKinney Avenue, Dallas, TX, 75201	Financial services	First lien senior secured loan	S +	6.50%	7/2029	0.0%	6,317	6,144	6,191
KRIV Acquisition Inc. (dba Riveron)(1)(9) 2515 McKinney Avenue, Dallas, TX, 75201	Financial services	First lien senior secured delayed draw term loan	S +	6.50%	7/2025	0.0%	—	(12)	(5)
KRIV Acquisition Inc. (dba Riveron)(1)(9) 2515 McKinney Avenue, Dallas, TX, 75201	Financial services	First lien senior secured revolving loan	S +	6.50%	7/2029	0.0%	—	(22)	(17)

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(1)(4) 600 Park Offices Drive, Research Triangle Park, NC, 27709	Healthcare providers and services	First lien senior secured loan	S +	6.25%	12/2029	0.0%	61,659	60,484	60,734
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(1)(9) 600 Park Offices Drive, Research Triangle Park, NC, 27709	Healthcare providers and services	First lien senior secured revolving loan	S +	6.25%	12/2029	0.0%	—	(157)	(126)
KWOL Acquisition Inc. (dba Worldwide Clinical Trials) 600 Park Offices Drive, Research Triangle Park, NC, 27709	Healthcare providers and services	Class A Interest		N/A	N/A	0.3%	452	4,518	4,518
Lightbeam Bidco, Inc. (dba Lazer Spot)(1)(3) 6525 Shiloh Road, Alpharetta, GA, 30005	Transportation	First lien senior secured loan	S +	6.25%	5/2030	0.0%	4,513	4,469	4,513
Lightbeam Bidco, Inc. (dba Lazer Spot)(1)(3)(9) 6525 Shiloh Road, Alpharetta, GA, 30005	Transportation	First lien senior secured revolving loan	S +	6.25%	5/2029	0.0%	63	59	63
Lignetics Investment Corp.(1)(3) 1075 East South Boulder Road, Louisville, CO, 80027	Consumer products	First lien senior secured loan	S +	6.00%	11/2027	0.0%	39,780	39,433	39,681
Lignetics Investment Corp.(1)(3)(9) 1075 East South Boulder Road, Louisville, CO, 80027	Consumer products	First lien senior secured revolving loan	S +	6.00%	10/2026	0.0%	627	597	616
LineStar Integrity Services LLC(1)(3) 4203 Montrose Boulevard, Houston, TX, 77006	Infrastructure and environmental services	First lien senior secured loan	S +	7.25%	2/2026	0.0%	51,530	51,769	48,180
LineStar Integrity Services LLC(1)(3) 4203 Montrose Boulevard, Houston, TX, 77006	Infrastructure and environmental services	First lien senior secured revolving loan	S +	7.25%	2/2026	0.0%	9,903	9,756	9,259
Litera Bidco LLC(1)(2) 300 South Riverside Plaza, Chicago, IL, 60606	Internet software and services	First lien senior secured loan	S +	5.67%	5/2026	0.0%	146,779	145,924	146,779
Litera Bidco LLC(1)(9) 300 South Riverside Plaza, Chicago, IL, 60606	Internet software and services	First lien senior secured revolving loan	S +	5.25%	5/2026	0.0%	—	(15)	—
LSI Financing 1 DAC(9)(11) Victoria Building, 1-2 Haddington Rd, Dublin, D04 XN32, Ireland	Pharmaceuticals	Preferred equity		N/A	N/A	0.0%	18,949,711	18,631	19,843
Lytx, Inc.(1)(2) 9785 Towne Centre Drive, San Diego, CA, 92121	Transportation	First lien senior secured loan	S +	6.75%	2/2028	0.0%	71,005	70,555	71,005
Mario Purchaser, LLC (dba Len the Plumber)(1)(2) 1552 Ridgely Street, Baltimore, MD, 21230	Household products	First lien senior secured loan	S +	5.75%	4/2029	0.0%	12,878	12,676	12,846

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Mario Purchaser, LLC (dba Len the Plumber)(1)(2)(9) 1552 Ridgely Street, Baltimore, MD, 21230	Household products	First lien senior secured delayed draw term loan	S +	5.75%	4/2024	0.0%	5,890	5,788	5,875
Mario Purchaser, LLC (dba Len the Plumber)(1)(9) 1552 Ridgely Street, Baltimore, MD, 21230	Household products	First lien senior secured revolving loan	S +	5.75%	4/2028	0.0%	—	(19)	(3)
Mario Midco Holdings, Inc. (dba Len the Plumber)(1)(2) 1552 Ridgely Street, Baltimore, MD, 21230	Household products	Unsecured facility	S +	10.75% PIK	4/2032	0.0%	4,982	4,882	4,958
Medline Borrower, LP(1)(9) Three Lakes Drive, Northfield, IL, 60093	Healthcare equipment and services	First lien senior secured revolving loan	S +	3.00%	10/2026	0.0%	—	—	—
MessageBird BidCo B.V.(1)(2) Trompenburgstraat 2C, 1079 TX Amsterdam, Netherlands	Internet software and services	First lien senior secured loan	S +	6.75%	4/2027	0.0%	28,233	27,868	28,233
MessageBird Holding B.V. Trompenburgstraat 2C, 1079 TX Amsterdam, Netherlands	Internet software and services	Extended Series C Warrants		N/A	N/A	0.0%	122,890	753	154
Metis HoldCo, Inc. (dba Mavis Tire Express Services) 358 Saw Mill River Road, Millwood, NY, 10546	Automotive Services	Series A Convertible Preferred Stock		7.00% PIK	N/A	4.6%	149,692	179,605	183,147
MHE Intermediate Holdings, LLC (dba OnPoint Group)(1)(3) 3235 Levis Commons Boulevard, Perrysburg, OH, 43551	Manufacturing	First lien senior secured loan	S +	6.00%	7/2027	0.0%	110,236	109,561	110,236
MHE Intermediate Holdings, LLC (dba OnPoint Group)(1)(9) 3235 Levis Commons Boulevard, Perrysburg, OH, 43551	Manufacturing	First lien senior secured revolving loan	S +	6.00%	7/2027	0.0%	—	(86)	—
Milan Laser Holdings LLC(1)(3) 17645 Wright Street, Omaha, NE, 68130	Specialty Retail	First lien senior secured loan	S +	5.00%	4/2027	0.0%	23,750	23,615	23,750
Milan Laser Holdings LLC(1)(9) 17645 Wright Street, Omaha, NE, 68130	Specialty Retail	First lien senior secured revolving loan	S +	5.00%	4/2026	0.0%	—	(16)	—
MINDBODY, Inc.(1)(3) 651 Tank Farm Road, San Luis Obispo, CA, 93401	Internet software and services	First lien senior secured loan	S +	7.00%	9/2025	0.0%	62,018	61,898	61,863
MINDBODY, Inc.(1)(9) 651 Tank Farm Road, San Luis Obispo, CA, 93401	Internet software and services	First lien senior secured revolving loan	S +	7.00%	9/2025	0.0%	—	(9)	(15)

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
VEPF Torreys Aggregator, LLC (dba MINDBODY, Inc.) 651 Tank Farm Road, San Luis Obispo, CA, 93401	Internet software and services	Series A Preferred Stock		6.00% PIK	N/A	0.0%	21,250	24,531	24,347
Minerva Holdco, Inc. Boston Landing, Boston, MA, 02135	Healthcare technology	Series A Preferred Stock		10.75% PIK	N/A	0.0%	7,000	8,458	8,207
Ministry Brands Holdings, LLC(1)(2) 10133 Sherrill Boulevard, Knoxville, TN, 37932	Internet software and services	First lien senior secured loan	S +	5.50%	12/2028	0.0%	762	751	747
Ministry Brands Holdings, LLC(1)(2)(9) 10133 Sherrill Boulevard, Knoxville, TN, 37932	Internet software and services	First lien senior secured revolving loan	S +	5.50%	12/2027	0.0%	7	6	5
Monotype Imaging Holdings Inc.(1)(3) 600 Unicorn Park Drive, Woburn, MA, 01801	Advertising and media	First lien senior secured loan	S +	5.50%	2/2031	0.0%	114,430	113,580	113,538
Monotype Imaging Holdings Inc.(1)(9) 600 Unicorn Park Drive, Woburn, MA, 01801	Advertising and media	First lien senior secured delayed draw term loan	S +	5.50%	2/2026	0.0%	—	(35)	(3)
Monotype Imaging Holdings Inc.(1)(9) 600 Unicorn Park Drive, Woburn, MA, 01801	Advertising and media	First lien senior secured revolving loan	S +	5.50%	2/2030	0.0%	—	(106)	(112)
Motus Group, LLC(1)(3) 60 South Street, Boston, MA, 02111	Transportation	Second lien senior secured loan	S +	6.50%	12/2029	0.0%	10,810	10,725	10,702
National Dentex Labs LLC (fka Barracuda Dental LLC)(1)(3) 11601 Kew Gardens Avenue, Palm Beach Gardens, FL, 33410	Healthcare providers and services	First lien senior secured loan	S +	8.00% (3.00% PIK)	4/2026	0.0%	108,744	108,153	106,297
National Dentex Labs LLC (fka Barracuda Dental LLC)(1)(3)(9) 11601 Kew Gardens Avenue, Palm Beach Gardens, FL, 33410	Healthcare providers and services	First lien senior secured revolving loan	S +	7.00%	4/2026	0.0%	9,178	9,102	8,968
Natural Partners, LLC(1)(3) 245 Cooper St Ottawa ON K2P 0G2	Healthcare providers and services	First lien senior secured loan	S +	4.50%	11/2027	0.0%	913	900	913
Natural Partners, LLC(1)(9) 245 Cooper St Ottawa ON K2P 0G2	Healthcare providers and services	First lien senior secured revolving loan	S +	4.50%	11/2027	0.0%	—	(1)	—
Nelipak Holding Company(1)(3) 21 Amflex Drive, Cranston, RI, 02921	Healthcare equipment and services	First lien senior secured loan	S +	5.50%	3/2031	0.0%	19,945	19,646	19,646
Nelipak Holding Company(1)(9) 21 Amflex Drive, Cranston, RI, 02921	Healthcare equipment and services	First lien senior secured delayed draw term loan	S +	5.50%	3/2027	0.0%	—	(58)	(58)
Nelipak Holding Company(1)(3)(9) 21 Amflex Drive, Cranston, RI, 02921	Healthcare equipment and services	First lien senior secured revolving loan	S +	5.50%	3/2031	0.0%	1,719	1,633	1,633

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.(1)(7) Spurkt 3, 5804 AR, Venray, The Netherlands	Healthcare equipment and services	First lien senior secured EUR term loan	E +	5.50%	3/2031	0.0%	€36,523	€38,956	€38,853
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.(1)(9) Spurkt 3, 5804 AR, Venray, The Netherlands	Healthcare equipment and services	First lien senior secured EUR delayed draw term loan	E +	5.50%	3/2027	0.0%	€—	€(114)	€(114)
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.(1)(9) Spurkt 3, 5804 AR, Venray, The Netherlands	Healthcare equipment and services	First lien senior secured EUR revolving loan	E +	5.50%	3/2031	0.0%	€—	€(39)	€(43)
Nellson Nutraceutical, LLC(1)(2) 5115 East La Palma Avenue, Anaheim, CA, 92807	Food and beverage	First lien senior secured loan	S +	5.75%	12/2025	0.0%	25,737	25,688	25,286
NMI Acquisitionco, Inc. (dba Network Merchants)(1)(2) 1450 American Lane, Schaumburg, IL, 60173	Financial services	First lien senior secured loan	S +	5.75%	9/2028	0.0%	36,288	36,105	36,197
NMI Acquisitionco, Inc. (dba Network Merchants)(1)(9) 1450 American Lane, Schaumburg, IL, 60173	Financial services	First lien senior secured revolving loan	S +	5.75%	9/2028	0.0%	—	(7)	(4)
Norvax, LLC (dba GoHealth)(1)(2) 222 West Merchandise Mart Plaza, Chicago, IL, 60654	Insurance	First lien senior secured loan	S +	7.50%	9/2025	0.0%	74,319	73,380	72,461
Norvax, LLC (dba GoHealth)(1)(9) 222 West Merchandise Mart Plaza, Chicago, IL, 60654	Insurance	First lien senior secured revolving loan	S +	6.50%	6/2025	0.0%	—	(8)	(153)
GoHealth, Inc. 222 West Merchandise Mart Plaza, Chicago, IL, 60654	Insurance	Common stock		N/A	N/A	0.3%	68,125	5,234	716
Notorious Topco, LLC (dba Beauty Industry Group)(1)(3) 1250 North Flyer Way, Salt Lake City, UT, 84116	Specialty Retail	First lien senior secured loan	S +	6.75%	11/2027	0.0%	117,385	116,227	110,635
Notorious Topco, LLC (dba Beauty Industry Group)(1)(3)(9) 1250 North Flyer Way, Salt Lake City, UT, 84116	Specialty Retail	First lien senior secured revolving loan	S +	6.75%	5/2027	0.0%	3,192	3,110	2,642
The Better Being Co., LLC (fka Nutraceutical International Corporation)(1)(2) 222 South Main Street, Salt Lake City, UT, 84101	Food and beverage	First lien senior secured loan	S +	7.50% (3.75% PIK)	9/2026	0.0%	198,110	196,791	183,252

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
The Better Being Co., LLC (fka Nutraceutical International Corporation)(1)(2)(9) 222 South Main Street, Salt Lake City, UT, 84101	Food and beverage	First lien senior secured revolving loan	S +	7.50% (3.75% PIK)	9/2026	0.0%	4,827	4,766	3,751
OB Hospitalist Group, Inc.(1)(3) 777 Lowndes Hill Road, Greenville, SC, 29607	Healthcare providers and services	First lien senior secured loan	S +	5.50%	9/2027	0.0%	93,589	92,386	92,653
OB Hospitalist Group, Inc.(1)(2)(9) 777 Lowndes Hill Road, Greenville, SC, 29607	Healthcare providers and services	First lien senior secured revolving loan	S +	5.50%	9/2027	0.0%	5,857	5,681	5,706
Ex Vivo Parent Inc. (dba OB Hospitalist)(1)(3) 777 Lowndes Hill Road, Greenville, SC, 29607	Healthcare providers and services	First lien senior secured loan	S +	9.75% PIK	9/2028	0.0%	71,262	70,412	70,372
KOBHG Holdings, L.P. (dba OB Hospitalist) 777 Lowndes Hill Road, Greenville, SC, 29607	Healthcare providers and services	Class A Interests		N/A	N/A	1.2%	6,670	6,669	5,885
Offen, Inc.(1)(2) 5100 E. 78th Avenue, Commerce City, CO, 80022	Distribution	First lien senior secured loan	S +	5.00%	6/2026	0.0%	18,628	18,563	18,628
Ole Smoky Distillery, LLC(1)(2) 903 Parkway, Gatlinburg, TN, 37738	Food and beverage	First lien senior secured loan	S +	5.50%	3/2028	0.0%	866	854	857
Ole Smoky Distillery, LLC(1)(9) 903 Parkway, Gatlinburg, TN, 37738	Food and beverage	First lien senior secured revolving loan	S +	5.50%	3/2028	0.0%	—	(2)	(1)
Blue Owl Capital Corporation Senior Loan Fund LLC(10) 399 Park Avenue, 39th Floor, New York, NY 10022	Joint Ventures	LLC interest		N/A	N/A	87.5%	359,526	359,526	348,684
Pacific BidCo Inc.(1)(4) Otto-Hahn-Strasse , 68723 Plankstadt, Germany, 68723 Plankstadt, NE, 68723	Healthcare providers and services	First lien senior secured loan	S +	5.75% (3.20% PIK)	8/2029	0.0%	31,463	30,827	31,227
Pacific BidCo Inc.(1)(9) Otto-Hahn-Strasse , 68723 Plankstadt, Germany, 68723 Plankstadt, NE, 68723	Healthcare providers and services	First lien senior secured delayed draw term loan	S +	5.75%	8/2025	0.0%	—	(33)	—
KPCI Holdings, L.P. 3001 Red Lion Road, Philadelphia, PA, 19114	Healthcare equipment and services	Class A Units		N/A	N/A	5.7%	32,285	32,284	51,360
Park Place Technologies, LLC(1)(2) 5910 Landerbrook Drive, Cleveland, OH,44124	Telecommunications	First lien senior secured loan	S +	5.25%	3/2031	0.0%	2,356	2,333	2,333
Park Place Technologies, LLC(1)(9) 5910 Landerbrook Drive, Cleveland, OH, 44124	Telecommunications	First lien senior secured delayed draw term loan	S +	5.25%	9/2025	0.0%	—	(2)	(2)

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Park Place Technologies, LLC(1)(9) 5910 Landerbrook Drive | Cleveland, OH | 44124, Cleveland, OH, 44124	Telecommunications	First lien senior secured revolving loan	S +	5.25%	3/2030	0.0%	—	(3)	(3)
PPT Holdings III, LLC (dba Park Place Technologies) 5910 Landerbrook Drive | Cleveland, OH | 44124, Cleveland, OH, 44124	Telecommunications	First lien senior secured loan		12.75% PIK	3/2034	0.0%	750	731	731
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)(1)(3) 247 Station Dr, Westwood, MA 02090, Westwood, MA, 02090	Healthcare equipment and services	First lien senior secured loan	S +	5.50%	1/2028	0.0%	125,783	124,519	125,783
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)(1)(9) 247 Station Dr, Westwood, MA 02090, Westwood, MA, 02090	Healthcare equipment and services	First lien senior secured revolving loan	S +	5.50%	1/2028	0.0%	—	(103)	—
Patriot Holdings SCSp (dba Corza Health, Inc.) 247 Station Dr, Westwood, MA 02090, Westwood, MA, 02090	Healthcare equipment and services	Class B Units		N/A	N/A	0.0%	97,833	150	1,722
Patriot Holdings SCSp (dba Corza Health, Inc.) 247 Station Dr, Westwood, MA 02090, Westwood, MA, 02090	Healthcare equipment and services	Class A Units		8.00% PIK	N/A	0.0%	7,104	9,796	9,607
PDI TA Holdings, Inc.(1)(2) 11675 Rainwater Drive, Alpharetta, GA, 30009	Internet software and services	First lien senior secured loan	S +	5.50%	2/2031	0.0%	13,401	13,204	13,200
PDI TA Holdings, Inc.(1)(9) 11675 Rainwater Drive, Alpharetta, GA, 30009	Internet software and services	First lien senior secured delayed draw term loan	S +	5.50%	2/2026	0.0%	—	(49)	(51)
PDI TA Holdings, Inc.(1)(9) 11675 Rainwater Drive, Alpharetta, GA, 30009	Internet software and services	First lien senior secured revolving loan	S +	5.50%	2/2031	0.0%	—	(22)	(23)
Peraton Corp.(1)(3) 1875 Explorer Street, Herndon, VA, 20170	Aerospace and defense	Second lien senior secured loan	S +	7.75%	2/2029	0.0%	45,899	45,412	45,968
PerkinElmer U.S. LLC(1)(2) 710 Bridgeport Ave, Shelton, CT, 06484	Healthcare equipment and services	First lien senior secured loan	S +	6.75%	3/2029	0.0%	907	892	907
PerkinElmer U.S. LLC(1)(2) 710 Bridgeport Ave, Shelton, CT, 06484	Healthcare equipment and services	First lien senior secured loan	S +	5.75%	3/2029	0.0%	14,624	14,477	14,551
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(1)(2) 2500 West Executive Parkway, Lehi, UT, 84043	Insurance	First lien senior secured loan	S +	6.00%	11/2028	0.0%	109,461	108,682	109,461

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(1)(9) 2500 West Executive Parkway, Lehi, UT, 84043	Insurance	First lien senior secured revolving loan	S +	6.00%	11/2027	0.0%	—	(37)	—
PCF Holdco, LLC (dba PCF Insurance Services) 2500 West Executive Parkway, Lehi, UT, 84043	Insurance	Series A Preferred Units		15.00% PIK	N/A	0.0%	16,644	13,734	14,632
PCF Holdco, LLC (dba PCF Insurance Services) 2500 West Executive Parkway, Lehi, UT, 84043	Insurance	Class A Unit Warrants		N/A	N/A	0.2%	1,288,200	4,396	4,046
PCF Holdco, LLC (dba PCF Insurance Services) 2500 West Executive Parkway, Lehi, UT, 84043	Insurance	Class A Units		N/A	N/A	2.9%	14,772,724	37,463	65,121
PCF Midco II, LLC (dba PCF Insurance Services) 2500 West Executive Parkway, Lehi, UT, 84043	Insurance	First lien senior secured loan		9.00% PIK	10/2031	0.0%	147,510	138,011	137,922
PetVet Care Centers, LLC(1)(2) One Gorham Island Road, Westport, CT, 06880	Healthcare providers and services	First lien senior secured loan	S +	6.00%	11/2030	0.0%	107,938	106,899	107,398
PetVet Care Centers, LLC(1)(9) One Gorham Island Road, Westport, CT, 06880	Healthcare providers and services	First lien senior secured delayed draw term loan	S +	6.00%	11/2025	0.0%	—	(67)	—
PetVet Care Centers, LLC(1)(9) One Gorham Island Road, Westport, CT, 06880	Healthcare providers and services	First lien senior secured revolving loan	S +	6.00%	11/2029	0.0%	—	(150)	(74)
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers) One Gorham Island Road, Westport, CT, 06880	Healthcare providers and services	Series A Preferred Stock		15.00% PIK	N/A	0.0%	12,650	12,419	12,397
PHM Netherlands Midco B.V. (dba Loparex)(1)(3) 1255 Crescent Green, Cary, NC, 27518	Manufacturing	First lien senior secured loan	S +	5.26%	2/2027	0.0%	1,570	1,544	1,393
PHM Netherlands Midco B.V. (dba Loparex)(1)(3) 1255 Crescent Green, Cary, NC, 27518	Manufacturing	Second lien senior secured loan	S +	8.75%	7/2027	0.0%	112,000	107,910	82,600
Ping Identity Holding Corp.(1)(2) 1001 17th Street, Denver, CO, 80202	Business services	First lien senior secured loan	S +	7.00%	10/2029	0.0%	909	897	909
Ping Identity Holding Corp.(1)(9) 1001 17th Street, Denver, CO, 80202	Business services	First lien senior secured revolving loan	S +	7.00%	10/2028	0.0%	—	(1)	—

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Plasma Buyer LLC (dba PathGroup)(1)(3) 5301 Virginia Way, Brentwood, TN, 37027	Healthcare providers and services	First lien senior secured loan	S +	5.75%	5/2029	0.0%	670	660	659
Plasma Buyer LLC (dba PathGroup)(1)(3)(9) 5301 Virginia Way, Brentwood, TN, 37027	Healthcare providers and services	First lien senior secured delayed draw term loan	S +	5.75%	9/2025	0.0%	5	5	5
Plasma Buyer LLC (dba PathGroup)(1)(3)(9) 5301 Virginia Way, Brentwood, TN, 37027	Healthcare providers and services	First lien senior secured revolving loan	S +	5.75%	5/2028	0.0%	45	44	44
Pluralsight, LLC(1)(3) 42 Future Way, Draper, UT, 84020	Education	First lien senior secured loan	S +	8.00%	4/2027	0.0%	99,450	98,843	83,040
Pluralsight, LLC(1)(3) 42 Future Way, Draper, UT, 84020	Education	First lien senior secured revolving loan	S +	8.00%	4/2027	0.0%	6,235	6,204	5,206
PPV Intermediate Holdings, LLC(1)(3) 141 Longwater Drive, Hingham, MA, 02061	Healthcare providers and services	First lien senior secured loan	S +	5.75%	8/2029	0.0%	933	917	921
PPV Intermediate Holdings, LLC(1)(9) 141 Longwater Drive, Hingham, MA, 02061	Healthcare providers and services	First lien senior secured delayed draw term loan	S +	6.00%	9/2025	0.0%	—	—	—
PPV Intermediate Holdings, LLC(1)(9) 141 Longwater Drive, Hingham, MA, 02061	Healthcare providers and services	First lien senior secured revolving loan	S +	5.75%	8/2029	0.0%	—	(1)	(1)
Pregis Topco LLC(1)(2) 227 West Monroe Street, Chicago, IL, 60606	Containers and packaging	Second lien senior secured loan	S +	6.91%	8/2029	0.0%	160,000	158,029	160,000
Premier Imaging, LLC (dba LucidHealth)(1)(3) 100 East Campus View Boulevard, Columbus, OH, 43235	Healthcare providers and services	First lien senior secured loan	S +	6.00%	1/2025	0.0%	43,785	43,653	40,283
Premise Health Holding Corp.(1)(3) 5500 Maryland Way, Brentwood, TN, 37027	Healthcare providers and services	First lien senior secured loan	S +	5.50%	3/2031	0.0%	47,674	46,965	46,959
Premise Health Holding Corp.(1)(9) 5500 Maryland Way, Brentwood, TN, 37027	Healthcare providers and services	First lien senior secured revolving loan	S +	5.50%	3/2030	0.0%	—	(82)	(83)
Project Power Buyer, LLC (dba PEC-Veriforce)(1)(3) 233 General Patton Avenue, Mandeville, LA, 70471	Oil and gas	First lien senior secured loan	S +	7.00%	5/2026	0.0%	44,063	43,839	44,063
Project Power Buyer, LLC (dba PEC-Veriforce)(1)(9) 233 General Patton Avenue, Mandeville, LA, 70471	Oil and gas	First lien senior secured revolving loan	S +	7.00%	5/2025	0.0%	—	(7)	—

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
PS Operating Company LLC (fka QC Supply, LLC)(1)(3)(10) Post Office Box 581, Schuyler, NE, 68661	Distribution	First lien senior secured loan	S +	6.00%	12/2026	0.0%	14,027	13,366	10,941
PS Operating Company LLC (fka QC Supply, LLC)(1)(3)(9)(10) Post Office Box 581, Schuyler, NE, 68661	Distribution	First lien senior secured revolving loan	S +	6.00%	12/2026	0.0%	3,857	3,698	2,717
PS Op Holdings LLC (fka QC Supply, LLC)(10) Post Office Box 581, Schuyler, NE, 68661	Distribution	Class A Common Units		N/A	N/A	33.1%	248,271	4,300	—
QAD, Inc.(1)(2) 100 Innovation Place, Santa Barbara, CA, 93108	Internet software and services	First lien senior secured loan	S +	5.38%	11/2027	0.0%	26,040	25,696	25,845
QAD, Inc.(1)(9) 100 Innovation Place, Santa Barbara, CA, 93108	Internet software and services	First lien senior secured revolving loan	S +	6.00%	11/2027	0.0%	—	(41)	(26)
Quva Pharma, Inc.(1)(3) 3 Sugar Creek Center Boulevard, Sugar Land, TX, 77478	Healthcare providers and services	First lien senior secured loan	S +	5.50%	4/2028	0.0%	39,000	38,244	38,903
Quva Pharma, Inc.(1)(3)(9) 3 Sugar Creek Center Boulevard, Sugar Land, TX, 77478	Healthcare providers and services	First lien senior secured revolving loan	S +	5.50%	4/2026	0.0%	800	751	790
REALPAGE, INC.(1)(2) 2201 Lakeside Boulevard, Richardson, TX, 75082	Buildings and real estate	Second lien senior secured loan	S +	6.50%	4/2029	0.0%	34,500	34,131	34,127
Recipe Acquisition Corp. (dba Roland Corporation)(1)(3) 71 West 23rd Street, New York, NY, 10010	Food and beverage	Second lien senior secured loan	S +	9.00%	11/2024	0.0%	32,000	31,988	32,000
Relativity ODA LLC(1)(2) 231 South LaSalle Street, Chicago, IL, 60604	Professional services	First lien senior secured loan	S +	6.50%	5/2027	0.0%	85,834	85,186	85,834
Relativity ODA LLC(1)(9) 231 South LaSalle Street, Chicago, IL, 60604	Professional services	First lien senior secured revolving loan	S +	6.50%	5/2027	0.0%	—	(57)	—
Rhea Parent, Inc.(1)(3) 1 Technology Circle, Columbia, SC, 29203	Healthcare equipment and services	First lien senior secured loan	S +	5.50%	2/2029	0.0%	760	749	760
Rhea Acquisition Holdings, LP 1 Technology Circle, Columbia, SC, 29203	Healthcare equipment and services	Series A-2 Units		N/A	N/A	0.0%	119,048	119	161

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Rushmore Investment III LLC (dba Winland Foods)(1)(3) 2015 Spring Rd suite 400, Oak Brook, IL 60523, Oak Brook, IL, 60523	Food and beverage	First lien senior secured loan	S +	6.00%	10/2030	0.0%	149,328	147,041	147,835
JSG II, Inc.(1)(2) 1751 Lake Cook Road, Deerfield, IL, 60015	Manufacturing	First lien senior secured loan	S +	4.50%	6/2026	0.0%	13,602	13,552	13,568
SailPoint Technologies Holdings, Inc.(1)(3) 11120 Four Points Drive, Austin, TX, 78726	Internet software and services	First lien senior secured loan	S +	6.00%	8/2029	0.0%	45,640	44,842	45,526
SailPoint Technologies Holdings, Inc.(1)(9) 11120 Four Points Drive, Austin, TX, 78726	Internet software and services	First lien senior secured revolving loan	S +	6.00%	8/2028	0.0%	—	(64)	(11)
Project Hotel California Co-Invest Fund, L.P. 11120 Four Points Drive, Austin, TX, 78726	Internet software and services	LP Interest		N/A	N/A	0.0%	2,685	2,687	3,084
Sara Lee Frozen Bakery, LLC (fka KSLB Holdings, LLC)(1)(3) 1 Tower Lane Suite 500, Oakbrook Terrace, IL 60181, Oakbrook Terrace, IL, 60181	Food and beverage	First lien senior secured loan	S +	4.50%	7/2025	0.0%	42,956	42,767	41,668
Sara Lee Frozen Bakery, LLC (fka KSLB Holdings, LLC)(1)(3)(9) 1 Tower Lane Suite 500, Oakbrook Terrace, IL 60181, Oakbrook Terrace, IL, 60181	Food and beverage	First lien senior secured revolving loan	S +	4.50%	7/2025	0.0%	5,124	5,124	4,854
Securonix, Inc.(1)(3) 5080 Spectrum Drive, Addison, TX, 75001	Internet software and services	First lien senior secured loan	S +	6.00%	4/2028	0.0%	847	841	780
Securonix, Inc.(1)(9) 5080 Spectrum Drive, Addison, TX, 75001	Internet software and services	First lien senior secured revolving loan	S +	6.00%	4/2028	0.0%	—	(1)	(12)
Sensor Technology Topco, Inc. (dba Humanetics)(1)(3) 23300 Haggerty Road, Farmington Hills, MI, 48335	Professional services	First lien senior secured loan	S +	7.00% (2.00% PIK)	5/2026	0.0%	64,690	64,336	64,690
Sensor Technology Topco, Inc. (dba Humanetics)(1)(7) 23300 Haggerty Road, Farmington Hills, MI, 48335	Professional services	First lien senior secured EUR term loan	E +	7.25% (2.25% PIK)	5/2026	0.0%	€11,668	€12,605	€12,601
Sensor Technology Topco, Inc. (dba Humanetics)(1)(2)(9) 23300 Haggerty Road, Farmington Hills, MI, 48335	Professional services	First lien senior secured revolving loan	S +	6.50%	5/2026	0.0%	3,297	3,267	3,297

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
SimpliSafe Holding Corporation(1)(2) 100 Summer Street, Boston, MA, 02108	Household products	First lien senior secured loan	S +	6.25%	5/2028	0.0%	6,065	5,975	6,050
SimpliSafe Holding Corporation(1)(2)(9) 100 Summer Street, Boston, MA, 02108	Household products	First lien senior secured delayed draw term loan	S +	6.25%	5/2024	0.0%	204	197	204
Sitecore USA, Inc.(1)(3) 101 California Street, Floor 16, San Francisco, CA, 94111	Internet software and services	First lien senior secured loan	S +	7.75% (4.25% PIK)	3/2029	0.0%	3,998	3,969	3,988
Sitecore Holding III A/S(1)(3) 101 California Street, Floor 16, San Francisco, CA, 94111	Internet software and services	First lien senior secured loan	S +	7.75% (4.25% PIK)	3/2029	0.0%	24,103	23,931	24,043
Sitecore Holding III A/S(1)(7) 101 California Street, Floor 16, San Francisco, CA, 94111	Internet software and services	First lien senior secured EUR term loan	E +	7.75% (4.25% PIK)	3/2029	0.0%	€23,489	€24,575	€25,305
Smarsh Inc.(1)(3) 851 Southwest 6th Avenue, Portland, OR, 97204	Financial services	First lien senior secured loan	S +	5.75%	2/2029	0.0%	762	756	762
Smarsh Inc.(1)(3)(9) 851 Southwest 6th Avenue, Portland, OR, 97204	Financial services	First lien senior secured delayed draw term loan	S +	5.75%	2/2025	0.0%	95	94	95
Smarsh Inc.(1)(2)(9) 851 Southwest 6th Avenue, Portland, OR, 97204	Financial services	First lien senior secured revolving loan	S +	5.75%	2/2029	0.0%	3	3	3
Sonny's Enterprises, LLC(1)(3) 5870 Hiatus Road, Tamarac, FL, 33321	Manufacturing	First lien senior secured loan	S +	6.75%	8/2028	0.0%	226,995	224,803	226,995
Sonny's Enterprises, LLC(1)(3)(9) 5870 Hiatus Road, Tamarac, FL, 33321	Manufacturing	First lien senior secured delayed draw term loan	S +	6.75%	11/2024	0.0%	626	613	626
Sonny's Enterprises, LLC(1)(9) 5870 Hiatus Road, Tamarac, FL, 33321	Manufacturing	First lien senior secured revolving loan	S +	6.75%	8/2027	0.0%	—	(127)	—
Space Exploration Technologies Corp. 1 Rocket Road, Hawthorne, CA, 90250	Aerospace and defense	Class A Common Stock		N/A	N/A	0.0%	46,605	2,557	4,513
Space Exploration Technologies Corp. 1 Rocket Road, Hawthorne, CA, 90250	Aerospace and defense	Class C Common Stock		N/A	N/A	0.0%	9,360	446	906
Spotless Brands, LLC(1)(2) 1 Mid America Plaza Suite 210, Chicago, IL, 60181	Automotive Services	First lien senior secured loan	S +	6.50%	7/2028	0.0%	47,998	47,256	47,878
Spotless Brands, LLC(1)(9) 1 Mid America Plaza Suite 210, Chicago, IL, 60181	Automotive Services	First lien senior secured revolving loan	S +	6.50%	7/2028	0.0%	—	(19)	(3)

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Summit Acquisition Inc. (dba K2 Insurance Services)(1)(3) 12651 High Bluff Drive, San Diego, CA, 92130	Insurance	First lien senior secured loan	S +	6.75%	5/2030	0.0%	730	710	722
Summit Acquisition Inc. (dba K2 Insurance Services)(1)(9) 12651 High Bluff Drive, San Diego, CA, 92130	Insurance	First lien senior secured delayed draw term loan	S +	6.75%	11/2024	0.0%	—	(2)	—
Summit Acquisition Inc. (dba K2 Insurance Services)(1)(9) 12651 High Bluff Drive, San Diego, CA, 92130	Insurance	First lien senior secured revolving loan	S +	6.75%	5/2029	0.0%	—	(2)	(1)
Swipe Acquisition Corporation (dba PLI)(1)(3)(9)(10) 1220 Trade Drive, Las Vegas, NV, 89030	Advertising and media	First lien senior secured loan	S +	8.00%	6/2026	0.0%	69,847	69,723	69,847
Swipe Acquisition Corporation (dba PLI)(1)(9)(10) 1220 Trade Drive, Las Vegas, NV, 89030	Advertising and media	Letter of credit	S +	8.00%	6/2026	0.0%	—	—	—
New PLI Holdings, LLC (dba PLI)(10) 1220 Trade Drive, Las Vegas, NV, 89030	Advertising and media	Class A Common Units		N/A	N/A	89.0%	86,745	48,007	97,756
SWK BUYER, Inc. (dba Stonewall Kitchen)(1)(3) 2 Stonewall Lane, York, ME, 03909	Consumer products	First lien senior secured loan	S +	5.25%	3/2029	0.0%	741	730	717
SWK BUYER, Inc. (dba Stonewall Kitchen)(1)(9) 2 Stonewall Lane, York, ME, 03909	Consumer products	First lien senior secured revolving loan	S +	5.25%	3/2029	0.0%	—	(1)	(2)
Tall Tree Foods, Inc.(1)(3) 750 West Lake Cook Road, Chicago, IL, 60089	Food and beverage	First lien senior secured loan	S +	9.25% PIK	6/2024	0.0%	70,377	59,541	55,816
Tall Tree Foods, Inc.(1)(3)(9) 400 Hamilton Avenue, Palo Alto, IL, 60089	Food and beverage	First lien senior secured delayed draw term loan	S +	9.25% PIK	6/2024	0.0%	4,383	2,267	4,084
Tamarack Intermediate, L.L.C. (dba Verisk 3E)(1)(3) 1905 Aston Avenue, Carlsbad, CA, 92029	Infrastructure and environmental services	First lien senior secured loan	S +	5.75%	3/2028	0.0%	864	852	854
Tamarack Intermediate, L.L.C. (dba Verisk 3E)(1)(3)(9) 1905 Aston Avenue, Carlsbad, CA, 92029	Infrastructure and environmental services	First lien senior secured delayed draw term loan	S +	5.75%	10/2025	0.0%	31	30	31
Tamarack Intermediate, L.L.C. (dba Verisk 3E)(1)(9) 1905 Aston Avenue, Carlsbad, CA, 92029	Infrastructure and environmental services	First lien senior secured revolving loan	S +	5.75%	3/2028	0.0%	—	(2)	(2)

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Tempo Buyer Corp. (dba Global Claims Services)(1)(3) 6745 Philips Industrial Blvd, Jacksonville, FL, 32256	Insurance	First lien senior secured loan	S +	5.50%	8/2028	0.0%	1,064	1,049	1,062
Tempo Buyer Corp. (dba Global Claims Services)(1)(3)(9) 6745 Philips Industrial Blvd, Jacksonville, FL, 32256	Insurance	First lien senior secured revolving loan	S +	5.00%	8/2027	0.0%	65	63	64
Circana Group, L.P. (fka The NPD Group, L.P.)(1)(3) 203 North LaSalle Street, Chicago, IL, 60601	Advertising and media	First lien senior secured loan	S +	6.25% (2.75% PIK)	12/2028	0.0%	19,235	18,928	19,139
Circana Group, L.P. (fka The NPD Group, L.P.)(1)(2)(9) 203 North LaSalle Street, Chicago, IL, 60601	Advertising and media	First lien senior secured revolving loan	S +	5.75%	12/2027	0.0%	846	825	838
The Shade Store, LLC(1)(3) 21 Abendroth Avenue, Port Chester, NY, 10573	Specialty Retail	First lien senior secured loan	S +	6.00%	10/2029	0.0%	8,886	8,814	8,775
The Shade Store, LLC(1)(3)(9) 21 Abendroth Avenue, Port Chester, NY, 10573	Specialty Retail	First lien senior secured revolving loan	S +	6.00%	10/2028	0.0%	273	267	261
THG Acquisition, LLC (dba Hilb)(1)(2) 6802 Paragon Place, Richmond, VA, 23230	Insurance	First lien senior secured loan	S +	5.75%	12/2026	0.0%	73,782	72,972	73,782
THG Acquisition, LLC (dba Hilb)(1)(2)(9) 6802 Paragon Place, Richmond, VA, 23230	Insurance	First lien senior secured revolving loan	S +	5.75%	12/2025	0.0%	3,061	2,996	3,061
Thunder Purchaser, Inc. (dba Vector Solutions)(1)(3) 4890 West Kennedy Boulevard, Tampa, FL, 33609	Internet software and services	First lien senior secured loan	S +	5.75%	6/2028	0.0%	68,467	68,016	68,297
Thunder Purchaser, Inc. (dba Vector Solutions)(1)(3)(9) 4890 West Kennedy Boulevard, Tampa, FL, 33609	Internet software and services	First lien senior secured revolving loan	S +	5.75%	6/2027	0.0%	3,783	3,748	3,770
Thunder Topco L.P. (dba Vector Solutions) 4890 West Kennedy Boulevard, Tampa, FL, 33609	Internet software and services	Common Units		N/A	N/A	0.4%	3,829,614	3,830	4,134
Tivity Health, Inc.(1)(3) 4031 Aspen Grove Drive, Franklin, TN, 37067	Healthcare providers and services	First lien senior secured loan	S +	6.00%	6/2029	0.0%	985	965	983
Troon Golf, L.L.C.(1)(3) 15044 North Scottsdale Road, Scottsdale, AZ, 85254	Leisure and entertainment	First lien senior secured loan	S +	5.50%	8/2027	0.0%	237,095	236,359	237,095

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Troon Golf, L.L.C.(1)(9) 15044 North Scottsdale Road, Scottsdale, AZ, 85254	Leisure and entertainment	First lien senior secured revolving loan	S +	5.50%	8/2026	0.0%	—	(51)	—
Ultimate Baked Goods Midco, LLC(1)(2) 828 Kasota Avenue SouthEast, Minneapolis, MN, 55414	Food and beverage	First lien senior secured loan	S +	6.25%	8/2027	0.0%	80,208	78,926	80,208
Ultimate Baked Goods Midco, LLC(1)(9) 828 Kasota Avenue SouthEast, Minneapolis, MN, 55414	Food and beverage	First lien senior secured revolving loan	S +	6.25%	8/2027	0.0%	—	(139)	—
Unified Women's Healthcare, LP(1)(2) 4010 West Boy Scout Boulevard, Boca Raton, FL, 33607	Healthcare providers and services	First lien senior secured loan	S +	5.25%	6/2029	0.0%	17,525	17,402	17,525
Unified Women's Healthcare, LP(1)(9) 4010 West Boy Scout Boulevard, Boca Raton, FL, 33607	Healthcare providers and services	First lien senior secured delayed draw term loan	S +	5.50%	10/2025	0.0%	—	(32)	—
Unified Women's Healthcare, LP(1)(9) 4010 West Boy Scout Boulevard, Boca Raton, FL, 33607	Healthcare providers and services	First lien senior secured delayed draw term loan	S +	5.25%	3/2026	0.0%	—	(38)	—
Unified Women's Healthcare, LP(1)(9) 4010 West Boy Scout Boulevard, Boca Raton, FL, 33607	Healthcare providers and services	First lien senior secured revolving loan	S +	5.25%	6/2029	0.0%	—	—	—
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)(1)(4) 99 Wood Avenue South, Iselin, NJ, 08830	Insurance	First lien senior secured loan	S +	5.75%	7/2027	0.0%	38,305	37,833	38,114
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)(1)(9) 99 Wood Avenue South, Iselin, NJ, 08830	Insurance	First lien senior secured revolving loan	S +	5.75%	7/2027	0.0%	—	(47)	(21)
KUSRP Intermediate, Inc. (dba U.S. Retirement and Benefits Partners)(1)(3) 99 Wood Avenue South, Iselin, NJ, 08830	Insurance	First lien senior secured loan	S +	10.50% PIK	7/2030	0.0%	36,909	36,548	36,909
Valence Surface Technologies LLC(1)(3) 300 Continental Boulevard, El Segundo, CA, 90245	Aerospace and defense	First lien senior secured loan	S +	7.75% (3.88% PIK)	6/2025	0.0%	139,060	138,617	125,849
Valence Surface Technologies LLC(1)(3)(9) 300 Continental Boulevard, El Segundo, CA, 90245	Aerospace and defense	First lien senior secured revolving loan	S +	7.75% (3.88% PIK)	6/2025	0.0%	11,292	11,261	10,214
Velocity HoldCo III Inc. (dba VelocityEHS)(1)(3) 222 Merchandise Mart Plaza, Chicago, IL, 60654	Chemicals	First lien senior secured loan	S +	5.75%	4/2027	0.0%	21,713	21,432	21,713

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
Velocity HoldCo III Inc. (dba VelocityEHS)(1)(3)(9) 222 Merchandise Mart Plaza, Chicago, IL, 60654	Chemicals	First lien senior secured revolving loan	S +	5.75%	4/2026	0.0%	167	155	167
Vermont Aus Pty Ltd(1)(3) Quarter One, Level 2, 1 Epping Road, North Ryde, NSW 2113	Healthcare providers and services	First lien senior secured loan	S +	5.65%	3/2028	0.0%	980	962	973
Walker Edison Furniture Company LLC(1)(2)(10) 1553 West 9000 South, Salt Lake City, UT, 84088	Household products	First lien senior secured loan	S +	6.75% PIK	3/2027	0.0%	28,360	23,485	24,816
Walker Edison Furniture Company LLC(1)(3)(9)(10) 1553 West 9000 South, Salt Lake City, UT, 84088	Household products	First lien senior secured delayed draw term loan	S +	6.75% PIK	3/2027	0.0%	2,968	2,951	2,088
Walker Edison Furniture Company LLC(1)(2)(10) 1553 West 9000 South, Salt Lake City, UT, 84088	Household products	First lien senior secured revolving loan	S +	6.25% PIK	3/2027	0.0%	11,241	11,255	10,258
Walker Edison Holdco LLC(10) 1553 West 9000 South, Salt Lake City, UT, 84088	Household products	Common Units		N/A	N/A	28.1%	245,906	23,762	1,026
When I Work, Inc.(1)(3) 420 North 5th Street, Minneapolis, MN, 55401	Internet software and services	First lien senior secured loan	S +	7.00% PIK	11/2027	0.0%	5,681	5,648	5,539
When I Work, Inc.(1)(9) 420 North 5th Street, Minneapolis, MN, 55401	Internet software and services	First lien senior secured revolving loan	S +	6.00%	11/2027	0.0%	—	(6)	(23)
BCTO WIW Holdings, Inc. (dba When I Work) 420 North 5th Street, Minneapolis, MN, 55401	Internet software and services	Class A Common Stock		N/A	N/A	0.4%	13,000	1,300	947
Windows Entities 767 Fifth Avenue, New York, NY, 10153	Manufacturing	LLC Units		N/A	N/A	22.5%	31,849	60,319	138,628
Wingspire Capital Holdings LLC(9)(10) 8000 Avalon Blvd., Suite 100, Alpharetta, GA 30009	Asset Based Lending and Fund Finance	LLC Interest		N/A	N/A	75.0%	414,145	414,145	493,591
WU Holdco, Inc. (dba Weiman Products, LLC)(1)(3) One Market Street, Gurnee, IL, 60031	Consumer products	First lien senior secured loan	S +	5.50%	3/2027	0.0%	200,257	198,733	196,752
WU Holdco, Inc. (dba Weiman Products, LLC)(1)(3)(9) One Market Street, Gurnee, IL, 60031	Consumer products	First lien senior secured revolving loan	S +	5.50%	3/2027	0.0%	14,596	14,525	14,260

($ in thousands) Company	Industry	Type of Investment	Interest Rate		Maturity / Dissolution Date	Percentage of Class Held on a Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
WMC Bidco, Inc. (dba West Monroe) 222 West Adams Street, Chicago, IL, 60606	Internet software and services	Senior Preferred Stock		11.25% PIK	N/A	0.0%	16,692	21,517	20,478
XRL 1 LLC (dba XOMA) 2200 Powell Street, Emeryville, CA, 94608	Healthcare providers and services	First lien senior secured loan		9.88%	12/2038	0.0%	32,500	31,917	31,525
XRL 1 LLC (dba XOMA)(9) 2200 Powell Street, Emeryville, CA, 94608	Healthcare providers and services	First lien senior secured delayed draw term loan		9.88%	12/2025	0.0%	—	(37)	(75)
XOMA Corporation 2200 Powell Street, Emeryville, CA, 94608	Healthcare providers and services	Warrants		N/A	N/A	0.0%	30	205	341
Zendesk, Inc.(1)(3) 989 Market Street, San Francisco, CA, 94103	Internet software and services	First lien senior secured loan	S +	6.25%	11/2028	0.0%	71,217	70,107	70,861
Zendesk, Inc.(1)(9) 989 Market Street, San Francisco, CA, 94103	Internet software and services	First lien senior secured delayed draw term loan	S +	6.25%	11/2024	0.0%	—	(497)	—
Zendesk, Inc.(1)(9) 989 Market Street, San Francisco, CA, 94103	Internet software and services	First lien senior secured revolving loan	S +	6.25%	11/2028	0.0%	—	(110)	(36)
Zoro TopCo, L.P. (dba Zendesk, Inc.) 989 Market Street, San Francisco, CA, 94103	Internet software and services	Class A Common Units		N/A	N/A	0.1%	796,165	7,962	8,669
Zoro TopCo, Inc. (dba Zendesk, Inc.) 989 Market Street, San Francisco, CA, 94103	Internet software and services	Series A Preferred Stock		12.50% PIK	N/A	0.0%	9,554	10,647	10,902
__________________
(1)Loan contains a variable rate structure and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the Secured Overnight Financing Rate (“SOFR” or “S”, which can include one-, three- or six- month SOFR), Euro Interbank Offered Rate (“EURIBOR”), Great Britain Pound London Interbank Offered Rate (“GBPLIBOR” or “G”, which can include three- or six-month GBPLIBOR), SONIA (“SONIA” or “SA”) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.
(2)The interest rate on these loans is subject to 1 month SOFR, which as of March 31, 2024 was 5.33%.
(3)The interest rate on these loans is subject to 3 month SOFR, which as of March 31, 2024 was 5.30%.
(4)The interest rate on these loans is subject to 6 month SOFR, which as of March 31, 2024 was 5.22%.
(5)The interest rate on these loans is subject to 12 month SOFR, which as of March 31, 2024 was 5.00%.
(6)The interest rate on these loans is subject to Prime, which as of March 31, 2024 was 8.50%.
(7)The interest rate on this loan is subject to 3 month EURIBOR, which as of March 31, 2024 was 3.89%.
(8)The interest rate on this loan is subject to SONIA, which as of March 31, 2024 was 5.19%.
(9)Position or portion thereof is an unfunded loan commitment. See Note 7 “Commitments and Contingencies” in our consolidated financial statements in our most recent Quarterly Report on Form 10-Q.
(10)As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement). Other than for purposes of the 1940 Act, the Company does not believe that it has control over this portfolio company.

(11)As defined in the 1940 Act, the Company is deemed to be an “affiliated person” of this portfolio company as the Company owns more than 5% but less than 25% of the portfolio company's voting securities or has the power to exercise control over management or policies of such portfolio company, including through a management agreement (“non-controlled affiliate”).
Subsequent to this filing, information about the portfolio companies in which we have debt or equity investments may be located in Part II, Item 7 “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Portfolio Companies” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference. The general terms of our expected debt and equity investments are described in Part I, Item 1 “BUSINESS - Structure of Investments” in our most recent Annual Report on Form 10-K. Other than these investments, our only formal relationships with our portfolio companies will be the managerial assistance we may provide upon request and the board observer or participation rights we may receive in connection with our investment.

MANAGEMENT
The information in the sections entitled “Proposal 1: Election of Directors” and “Corporate Governance” in our most recent Annual Proxy Statement and Part I, Item 1 “BUSINESS ” and Part I, Item 10 “DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE” in our most recent Annual Report on Form 10-K is incorporated herein by reference.

MANAGEMENT AND OTHER AGREEMENTS
The information in the sections entitled “Investment Advisory Agreement,” “Administration Agreement,” “Payment of Our Expenses under the Investment Advisory and Administration Agreements” and “License Agreement” in Part I, Item 1 “BUSINESS” of our most recent Annual Report on Form 10-K, and in Note 3 “Agreements And Related Party Transactions” in our consolidated financial statements in our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

RELATED-PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS
The information in the section entitled “Certain Relationships and Related Party Transactions” in our most recent Annual Proxy Statement is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following table sets forth, as of June 20, 2024, the beneficial ownership according to information furnished to us by such persons or publicly available filings. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of our common stock is based upon filings by such persons with the SEC and other information obtained from such persons of each current director, the nominees for director, the Company’s executive officers, the executive officers and directors as a group, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock.
The percentage ownership is based on 390,217,304 shares of our common stock outstanding as of June 20, 2024. To our knowledge, except as indicated in the footnotes to the table, each of the shareholders listed below has sole voting and/or investment power with respect to shares of our common stock beneficially owned by such shareholder.

Name and Address	Number of Shares Owned	Percentage of Class Outstanding
5% Owners
State of New Jersey Common Pension Fund E(1)	22,751,338	5.8%
Interested Director
Craig Packer(2)	366,449	*
Independent Directors
Edward D'Alelio	6,217	*
Eric Kaye(3)	19,144	*
Christopher M. Temple	36,000	*
Melissa Weiler(4)	28,000	*
Victor Woolridge	13,441	*
Executive Officers
Bryan Cole	—	—
Karen Hager	—	—
Jonathan Lamm(5)	7,500	*
Neena A. Reddy	—	—
Matthew Swatt(6)	2,379	*
Shari Withem	—	—
Jennifer McMillon	—	—
All officers and directors as a group (13 persons)(7)	479,130	*
__________________
*Less than 1%.
(1)The address of the State of New Jersey Common Pension Fund E is 50 West State Street, 9th Floor, PO Box 290, Trenton, NJ 08625.
(2)Includes 65,733 shares owned by Mr. Packer's wife.
(3)Shares are owned by Mr. Kaye's wife.
(4)Shares are held by the Weiler Family Living Trust.
(5)Includes 6,500 shares held by a trust for which Mr. Lamm is trustee. Members of Mr. Lamm’s immediate family are the beneficiaries of the trust. Mr. Lamm disclaims beneficial ownership of the common stock held by the trust.
(6)Shares are held jointly by Mr. Swatt and his wife.
(7)The address for each of the directors and officers is c/o Blue Owl Capital Corporation, 399 Park Avenue, 37th Floor, New York, New York 10022.

DETERMINATION OF NET ASSET VALUE
The net asset value per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding. We calculate the value of our investments in accordance with the procedures described in “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Critical Accounting Policies - Investments at Fair Value” in Part II, Item 7 of our most recent Annual Report on Form 10-K and in Part I, Item 2 of our most recent Quarterly Report on Form 10-Q, which are incorporated herein by reference.
Determinations in Connection with Offerings
In connection with certain future offerings of shares of our common stock, our Board or an authorized committee thereof will be required to make the determination that we are not selling shares of our common stock at a price below the then current net asset value of our common stock, exclusive of any distributing commission or discount (which net asset value shall be determined as of a time within 48 hours, excluding Sunday and holidays, next preceding the time of such determination). Our Board or an authorized committee thereof will consider the following factors, among others, in making such a determination:
•the net asset value of our common stock disclosed in the most recent periodic report that we filed with the SEC;
•our management’s assessment of whether any material change in the net asset value of our common stock has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed net asset value of our common stock and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our common stock; and
•the magnitude of the difference between (i) a value that our Board or an authorized committee thereof has determined reflects the current (as of a time within 48 hours, excluding Sundays and holidays) net asset value of our common stock, which is based upon the net asset value of our common stock disclosed in the most recent periodic report that we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the net asset value of our common stock since the date of the most recently disclosed net asset value of our common stock, and (ii) the offering price of the shares of our common stock in the proposed offering.
Moreover, to the extent that there is a possibility that we may (i) issue share of common stock at a price per share below the then current net asset value per share at the time at which the sale is made or (ii) trigger the undertaking (which we provide in certain registration statements we file with the SEC) to suspend the offering of shares of our common stock if the net asset value per share fluctuates by certain amounts in certain circumstances until the prospectus is amended, our Board will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine the net asset value per share of common stock within two days prior to any such sale to ensure that such sale will not be below our then current net asset value per share, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine the net asset value per share to ensure that such undertaking has not been triggered.
These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan, pursuant to which, we will reinvest all cash distributions declared by the Board on behalf of our shareholders who do not elect to receive their distribution in cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock rather than receiving the cash dividend or other distribution. As described below, we may purchase shares in the open market or use newly issued shares to implement the dividend reinvestment plan. Any fractional share otherwise issuable to a participant in the dividend reinvestment plan will instead be paid in cash.
In connection with our IPO, we entered into our second amended and restated dividend reinvestment plan, pursuant to which, if newly issued shares are used to implement the dividend reinvestment plan, the number of shares to be issued to a shareholder will be determined by dividing the total dollar amount of the cash dividend or distribution payable to a shareholder by the market price per share of our common stock at the close of regular trading on the New York Stock Exchange on the payment date of a distribution, or if no sale is reported for such day, the average of the reported bid and ask prices. However, if the market price per share on the payment date of a cash dividend or distribution exceeds the most recently computed net asset value per share, we will issue shares at the greater of (i) the most recently computed net asset value per share and (ii) 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeded the most recently computed net asset value per share). Pursuant to our second amended and restated dividend reinvestment plan, if shares are purchased in the open market to implement the dividend reinvestment plan, the number of shares to be issued to a shareholder shall be determined by dividing the dollar amount of the cash dividend payable to such shareholder by the weighted average price per share for all shares purchased by the plan administrator in the open market in connection with the dividend. Shareholders who receive distributions in the form of shares of common stock will be subject to the same U.S. federal, state and local tax consequences as if they received cash distributions.
No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distributions reinvested in shares of our common stock. A registered shareholder is able to elect to receive an entire cash dividend or other distribution in cash by notifying the Adviser in writing so that such notice is received by the Adviser no later than ten days prior to the record date for distributions to the shareholders.
There are no brokerage charges or other charges to shareholders who participate in the plan.
The plan is terminable by us upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any distribution by us.
During each quarter, but in no event later than 30 days after the end of each calendar quarter, our transfer agent or another designated agent will mail and/or make electronically available to each participant in the dividend reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of shares of our common stock purchased during such quarter, and the per share purchase price for such shares. Annually, as required by the Code, we (or the applicable withholding agent) will include tax information for income earned on shares under the dividend reinvestment plan on a Form 1099-DIV that is mailed to shareholders subject to Internal Revenue Service (“IRS”) tax reporting. We reserve the right to amend, suspend or terminate the dividend reinvestment plan. Any distributions reinvested through the issuance of shares through our dividend reinvestment plan will increase our gross assets on which the base management fee and the incentive fee are determined and paid under the Investment Advisory Agreement. State Street Bank and Trust Company acts as the administrator of the dividend reinvestment plan.
.For additional discussion regarding the tax implications of participation in the dividend reinvestment plan, see “Certain U.S. Federal Income Tax Considerations.” Additional information about the dividend reinvestment plan may be obtained by contacting shareholder services for Blue Owl Capital Corporation at (212) 419-3000.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our common stock. This discussion does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that we have assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold our common stock as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons required to accelerate the recognition of gross income as a result of such income being recognized on an applicable financial statement, persons who acquire an interest in the Company in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in our common stock, which may differ substantially from those described herein. This discussion assumes that shareholders hold our common stock as capital assets (within the meaning of the Code).
The discussion is based upon the Code, U.S. Department of Treasury (“Treasury”) regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the IRS regarding any matter discussed herein. Prospective investors should be aware that, although we intend to adopt positions we believe are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with the tax positions taken by us and that, if challenged by the IRS, our tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
For purposes of this discussion, a “U.S. Shareholder” generally is a beneficial owner of our common stock that is for U.S. federal income tax purposes:
•a citizen or individual resident of the United States;
•a corporation (or other entity treated as a corporation) organized in or under the laws of the U.S. or of any political subdivision thereof;
•a trust that is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A “Non-U.S. Shareholder” is a beneficial owner of our common stock that is neither a U.S. Shareholder nor a partnership for U.S. tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding our common stock should consult its tax advisers with respect to the purchase, ownership and disposition of such shares.
Tax matters are very complicated and the tax consequences to an investor of an investment in our common stock will depend on the facts of his, her or its particular situation.

Taxation as a Regulated Investment Company
We have elected to be treated and intend to qualify each year as a RIC. As a RIC, we generally will not be subject to U.S. federal income tax at corporate rates on any ordinary income or capital gains that we timely distribute to our shareholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, we generally must distribute to our shareholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).
If we qualify as a RIC, and satisfy the Annual Distribution Requirement, then we will not be subject to U.S. federal income tax on the portion of our income we timely distribute (or are deemed to distribute) to our shareholders. We will be subject to U.S. federal income tax imposed at regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our shareholders.
In addition, we will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our net ordinary income for each calendar year, (ii) 98.2% of the amount by which our capital gain exceeds our capital loss (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (iii) certain undistributed amounts from previous years on which we paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While we intend to distribute any income and capital gains in order to avoid imposition of this 4% U.S. federal excise tax, we may not be successful in avoiding entirely the imposition of this tax. In that case, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•continue to qualify as a BDC under the 1940 Act at all times during each taxable year;
•derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to our business of investing in such stock or securities (the “90% Income Test”); and
•diversify our holdings so that at the end of each quarter of the taxable year:
•at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and
•no more than 25% of the value of our assets is invested in the (i) securities, other than U.S. Government securities or securities of other RICs, of one issuer, (ii) securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement, even though we will not have received the corresponding cash amount.

Although we do not presently expect to do so, we are authorized to borrow funds, to sell assets and to make taxable distributions of our stock and debt securities in order to satisfy the distribution requirements. Our ability to dispose of assets to meet our distribution requirements may be limited by (i) the illiquid nature of our portfolio and/or (ii) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous. If we are unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.
Under the 1940 Act, we are not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. If we are prohibited from making distributions, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) generate income that will not be qualifying income for purposes of the 90% Income Test described above. We will monitor our transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.
A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for U.S. federal income tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to our shareholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, a shareholder may receive a larger capital gain distribution than it would have received in the absence of such transactions.
Investment income received from sources within non-U.S. jurisdictions, or capital gains earned by investing in securities of non-U.S. issuers, may be subject to non-U.S. income taxes withheld at the source. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty can be as high as 35% or more. The United States has entered into tax treaties with many non-U.S. countries that may entitle us to a reduced rate of or exemption from withholding tax on investment income and gains. The effective rate of such tax cannot be determined at this time since the amount of our assets to be invested within various countries is not now known. We do not anticipate being eligible for the special election that allows a RIC to treat non-U.S. income taxes paid by such RIC as paid by its stockholders.
If we purchase shares in a “passive foreign investment company,” or PFIC, we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. This additional tax and interest may apply even if we make a taxable dividend distribution to our shareholders in an amount equal to (1) any “excess distribution” or (2) the gain from the disposition of such shares. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, or QEF, in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we may be able to elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax. We intend to limit and/or manage our holdings in PFICs to minimize our liability for any taxes and related interest charges.
If we hold more than 10% of the shares in a foreign corporation that is treated as a controlled foreign corporation, or “CFC,” we may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to our pro rata share of certain of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power of all classes of shares of a corporation or 10% or more of the total value of all classes of shares of a corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and such income will be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax.
Income inclusions from a QEF or a CFC will be “good income” for purposes of the 90% Income Test provided that they are derived in connection with our business of investing in stocks and securities or the QEF or the CFC distributes such income to us in the same taxable year to which the income is included in our income.
Foreign exchange gains and losses realized by us in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our stockholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury regulations, produce income not among the types of “qualifying income” from which a RIC must derive at least 90% of its annual gross income.
In accordance with certain applicable Treasury regulations and guidance published by the IRS, a RIC that is publicly offered may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all stockholders must be at least 20% of the aggregate declared distribution. If too many stockholders elect to receive cash, the cash available for distribution must be allocated among stockholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any stockholder, electing to receive cash, receive less than the lesser of (a) the portion of the distribution such stockholder elected to receive in cash, or (b) an amount equal to his or her entire distribution times the percentage limitation on cash available for distribution. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. We have no current intention of paying dividends in shares of our stock in accordance with these Treasury regulations or published guidance.
If we fail to qualify for treatment as a RIC, and certain remedial provisions are not applicable, we would be subject to U.S. federal income tax on all of our taxable income (including our net capital gains) imposed at corporate rates. We would not be able to deduct distributions to our shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our shareholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, our corporate shareholders would be eligible to claim a dividend received deduction with respect to such dividend and our non-corporate shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years, we may be subject to U.S. federal income tax at regular corporate rates on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.
The remainder of this discussion assumes that we qualify for RIC tax treatment for each taxable year.
Taxation of U.S. Shareholders
Distributions by us generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Shareholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. To the extent such distributions paid by us to our shareholders taxed at individual rates are attributable to dividends from U.S. corporations and certain qualified non-U.S. corporations, such distributions (“Qualifying Dividends”) may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of our shareholders taxed at individual rates, regardless of the U.S. Shareholder’s holding period for his, her or its shares of our common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such shareholder’s shares of our common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.
We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay U.S. federal income tax on the retained amount, each U.S. Shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Shareholder, and the U.S. Shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. If the amount of tax that a U.S. Shareholder is treated as having paid exceeds the tax such shareholder owes on the capital gain distribution, such excess generally may be refunded or claimed as a credit against the U.S. Shareholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. Shareholder’s adjusted tax basis for his, her or its shares of our common stock. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a deemed distribution.
For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to our shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Shareholders on December 31 of the year in which the dividend was declared.
With respect to the reinvestment of dividends, if a U.S. Shareholder owns shares of our common stock registered in its own name, the U.S. Shareholder will have all cash distributions automatically reinvested in additional shares of our common stock unless the U.S. Shareholder opts out of the reinvestment of dividends by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution.

Any distributions reinvested will nevertheless remain taxable to the U.S. Shareholder. The U.S. Shareholder will have an adjusted tax basis in the additional shares of our common stock purchased through the reinvestment equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. Shareholder’s account.
If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution. However, the shareholder will be taxed on the distribution as described above, despite the fact that, economically, it may represent a return of his, her or its investment.
A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such U.S. Shareholder’s adjusted tax basis in our common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
The maximum rate on long-term capital gains for non-corporate taxpayers is 20%. In addition, individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly and $125,000 in the case of married individuals filing separately) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at a 21% rate also applied to ordinary income. Non-corporate U.S. Shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year.
Any net capital losses of a non-corporate U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
Under applicable Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. Shareholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.
We (or the applicable withholding agent) will send to each of our U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation.

We (or the applicable withholding agent) may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to certain U.S. Shareholders (i) who fail to furnish us with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies us that such shareholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is generally his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Shareholder’s federal income tax liability, provided that proper information is provided to the IRS.
U.S. shareholders that hold their common stock through foreign accounts or intermediaries will be subject to U.S. withholding tax at a rate of 30% on dividends if certain disclosure requirements related to U.S. accounts are not satisfied.
Taxation of Tax-Exempt Shareholders
A U.S. Shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Shareholder of the activities we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Shareholder generally should not be subject to U.S. taxation solely as a result of the shareholder’s ownership of our common stock and receipt of dividends with respect to such common stock. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Shareholder. Therefore, a tax-exempt U.S. Shareholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Legislation has been introduced in Congress in the past, and may be introduced again in the future, which would change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments if enacted. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which we do not currently plan to do, that could result in a tax-exempt U.S. Shareholder recognizing income that would be treated as UBTI.
Taxation of Non-U.S. Shareholders
The following discussion only applies to certain Non-U.S. Shareholders. Whether an investment in the shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisers before investing in our common stock.
Distributions of our “investment company taxable income” to Non-U.S. Shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Shareholders directly) will be subject to U.S. withholding tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of our distributions will be reported as eligible for this exemption. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder, we will not be required to withhold U.S. federal tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. Shareholder that is a foreign trust, and to a foreign partnership and such entities are urged to consult their own tax advisers.)

Actual or deemed distributions of our net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale of our common stock, will generally not be subject to U.S. withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder.
Under our reinvestment of dividends policy, if a Non-U.S. Shareholder owns shares of our common stock registered in its own name, the Non-U.S. Shareholder will have all cash distributions automatically reinvested in additional shares of our common stock unless the Non-U.S. Shareholder opts out of the reinvestment of dividends by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution. See “Item 1(c). Description of Business - Dividend Reinvestment Plan.” If the distribution is a distribution of our investment company taxable income, is not reported by us as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment maintained by the Non-U.S. Shareholder in the United States), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to U.S. withholding tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in our common stock. The Non-U.S. Shareholder will have an adjusted tax basis in the additional common shares purchased through the reinvestment equal to the amount reinvested. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. Shareholder’s account.
The tax consequences to Non-U.S. Shareholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Shareholders are urged to consult their tax advisers with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.
If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. Shareholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be advisable for a Non-U.S. Shareholder.
We must generally report to our Non-U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate. Backup withholding, however, generally will not apply to distributions to a Non-U.S. Shareholder of our common stock, provided the Non-U.S. Shareholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. Shareholder’s federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.
Non-U.S. Shareholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Foreign Account Tax Compliance Act
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any related laws or regulations implementing such IGA. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain financial information associated with the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% U.S. owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares of our common stock, beneficial owners could be subject to this 30% withholding tax with respect to distributions on their shares of our common stock. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

DESCRIPTION OF OUR SECURITIES
This prospectus contains a summary of our common stock, preferred stock, subscription rights, debt securities, warrants and units. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will describe the material terms and conditions for each security.

DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the MGCL and our charter (the “Charter”) and bylaws (the “Bylaws”) for a more detailed description of the provisions summarized below.
Capital Stock
Under the terms of our Charter, our authorized stock consists solely of 500 million shares of common stock, par value $0.01 per share, and no shares of preferred stock, par value $0.01 per share. As permitted by the MGCL, our Charter provides that a majority of the entire Board, without any action by our shareholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Our Charter also provides that the Board may classify or reclassify any unissued shares of our common stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. Unless the Board determines otherwise, we will issue all shares of our stock in uncertificated form.
None of our shares of common stock are subject to further calls or to assessments, sinking fund provisions, obligations or potential liabilities associated with ownership of the security (not including investment risks).
The following presents our outstanding classes of securities as of March 31, 2024:

Title of Class	Amount Authorized	Amount Held by Us or for Our Account	Amount Outstanding Exclusive of Amount Held by Us or for Our Account
Common Stock	500,000,000	—	389,732,868
Common Stock
Under the terms of the Charter, all shares of our common stock have equal rights as to dividends, distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to our shareholders if, as and when authorized by the Board and declared out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and shareholders generally have no appraisal rights. Other than as described below, shares of our common stock are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and except that, in order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire shares of our common stock to furnish such information as may be necessary to determine whether such person is a Benefit Plan Investor or a controlling person, restrict or prohibit transfers of shares of such stock or redeem any outstanding shares of stock for such price and on such other terms and conditions as may be determined by or at the direction of the Board.
In the event of a liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay or otherwise provide for all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to the rights of holders of any other class or series of stock, each share of our common stock is entitled to one vote on all matters submitted to a vote of our shareholders, including the election of directors, and the shareholders will possess the exclusive voting power. There will be no cumulative voting in the election of directors. Cumulative voting entitles a shareholder to as many votes as equals the number of votes which such holder would be entitled to cast for the election of directors multiplied by the number of directors to be elected and allows a shareholder to cast a portion or all of the shareholder’s votes for one or more candidates for seats on the Board. Without cumulative voting, a minority shareholder may not be able to elect as many directors as the shareholder would be able to elect if cumulative voting were permitted. Subject to the special rights of the holders of any class or series of preferred stock to elect directors, each director will be elected by a majority of the votes cast with respect to such director’s election, except in the case of a “contested election” (as defined in our Bylaws), in which directors will be elected by a plurality of the votes cast in the contested election of directors.
Preferred Stock
Under the terms of our Charter, the Board may authorize us to issue shares of preferred stock in one or more classes or series, without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. We do not currently anticipate issuing preferred stock in the near future. In the event we issue preferred stock, we will make any required disclosure to shareholders. We will not offer preferred stock to the Adviser or our affiliates except on the same terms as offered to all other shareholders.
Preferred stock could be issued with terms that would adversely affect our shareholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.
The issuance of any preferred stock must be approved by a majority of the independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our Charter contains a provision that eliminates directors' and officers' liability, subject to the limitations of Maryland law and the requirements of the 1940 Act.
Maryland law requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in the proceeding in which the director or officer was successful. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our Charter obligates us, subject to the limitations of Maryland law and the requirements of the 1940 Act, to indemnify (1) any present or former director or officer; (2) any individual who, while a director or officer and at the Company's request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee; or (3) the Adviser or any of its affiliates acting as an agent for the Company, from and against any claim or liability to which the person or entity may become subject or may incur by reason of such person's service in that capacity, and to pay or reimburse such person's reasonable expenses as incurred in advance of final disposition of a proceeding. These indemnification rights vest immediately upon an individual's election as a director or officer. In accordance with the 1940 Act, the Company will not indemnify any person for any liability to the extent that such person would be subject by reason of such person's willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office.
Maryland Law and Certain Charter and Bylaws Provisions; Anti-Takeover Measures
Maryland law contains, and our Charter and Bylaws also contain, provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of shareholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the Board's ability to negotiate such proposals may improve their terms.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another form of business entity, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the corporation's board of directors and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, our Charter provides for approval of these actions by the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter.
Subject to certain exceptions provided in our Charter, the affirmative vote of at least 75% of the votes entitled to be cast thereon, with the holders of each class or series of our stock voting as a separate class, in addition to the affirmative vote of at least 75% of the members of the Board, will be necessary to effect any of the following actions:
•any amendment to our Charter to make our common stock a “redeemable security” or to convert us from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act); or
•any shareholder proposal as to specific investment decisions made or to be made with respect to our assets.
However, if the proposal, transaction or business combination is approved by at least 75% of our continuing directors, the proposal, transaction or business combination may be approved only by the Board and, if necessary, the shareholders as otherwise would be required by applicable law, our Charter and Bylaws without regard to the supermajority approval requirements discussed above. A “continuing director” is defined in our Charter as a director who (i) is not an interested party (meaning a person who has or proposes to enter into a business combination with us or owns more than 5% of any class of our stock) or an affiliate or an associate of an interested party and who has been a member of the Board for a period of at least 24 months (or since we commenced operations, if that period is less than 24 months); or (ii) is a successor of a continuing director who is not an interested party or an affiliate or an associate of an interested party and is recommended to succeed a continuing director by a majority of the continuing directors then in office or is nominated for election by the shareholders by a majority of the continuing directors then in office; or (iii) is elected to the Board to be a continuing director by a majority of the continuing directors then in office and who is not an interested party or an affiliate or associate of an interested party.
Our Charter also provides that the Board is divided into three classes, as nearly equal in size as practicable, with each class of directors serving for a staggered three-year term. Additionally, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, directors may be removed at any time, but only for cause (as such term is defined in our Charter) and only by the affirmative vote of shareholders entitled to cast at least 75% of the votes entitled to be cast generally in the election of directors, voting as a single class. Our Charter and Bylaws also provide that, except as provided otherwise by applicable law, including the 1940 Act and subject to any rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any vacancy on the Board, except, until such time as we have three independent directors, for vacancies resulting from the removal of a director by the shareholders, and any newly created directorship resulting from an increase in the size of the Board, may only be filled by vote of the directors then in office, even if less than a quorum, or by a sole remaining director; provided that, under Maryland law, when the holders of any class, classes or series of stock have the exclusive power under our Charter to elect certain directors, vacancies in directorships elected by such class, classes or series may be filled by a majority of the remaining directors so elected by such class, classes or series of our stock. In addition, our Charter provides that, subject to any rights of holders of one or more classes or series of stock to elect or remove one or more directors, the total number of directors will be fixed from time to time exclusively pursuant to resolutions adopted by the Board.
The classification of the Board and the limitations on removal of directors described above as well as the limitations on shareholders' right to fill vacancies and newly created directorships and to fix the size of the Board could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from acquiring or attempting to acquire us. Maryland law and our Charter and Bylaws also provide that:
•any action required or permitted to be taken by the shareholders at an annual meeting or special meeting of shareholders may only be taken if it is properly brought before such meeting or by unanimous consent in lieu of a meeting;
•special meetings of the shareholders may only be called by the Board, the chairman of the Board or the chief executive officer, and must be called by the secretary upon the written request of shareholders who are entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting; and
•from and after the Initial Closing, any shareholder nomination or business proposal to be properly brought before a meeting of shareholders must have been made in compliance with certain advance notice and informational requirements.
Our Charter also provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act that would be applicable if the tender offer was for more than five percent of the outstanding shares, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. Our Charter prohibits any shareholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such shareholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
These provisions could delay or hinder shareholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a shareholder (such as electing new directors or approving a merger) only at a duly called shareholders meeting, and not by written consent. The provisions of our Charter requiring that the directors may be removed only for cause and only by the affirmative vote of at least three-quarters of the votes entitled to be cast generally in the election of directors will also prevent shareholders from removing incumbent directors except for cause and upon a substantial affirmative vote. In addition, although the advance notice and information requirements in our Bylaws do not give the Board any power to disapprove shareholder nominations for the election of directors or business proposals that are made in compliance with applicable advance notice procedures, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.
Under the MGCL, a Maryland corporation generally cannot amend its charter unless the amendment is declared advisable by the corporation's board of directors and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, our Charter provides for approval of charter amendments by the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter. The Board, by vote of a majority of the members of the Board, has the exclusive power to adopt, alter, amend or repeal our Bylaws. Our Charter provides that any amendment to the following provisions of our Charter, among others, will require, in addition to any other vote required by applicable law or our Charter, the affirmative vote of shareholders entitled to cast at least three-quarters of the votes entitled to be cast thereon, with the holders of each class or series of our stock voting as a separate class, in addition to the affirmative vote of at least 75% of the members of the Board, unless three-quarters of the continuing directors approve the amendment, in which case such amendment must be approved as would otherwise be required by applicable law, our Charter and Bylaws:
•the provisions regarding the classification of the Board;
•the provisions governing the removal of directors;
•the provisions limiting shareholder action by written consent;
•the provisions regarding the number of directors on the Board;
•the provisions specifying the vote required to approve extraordinary actions and amend the Charter and the Board’s exclusive power to amend our Bylaws;
•the limitations of directors’ and officers’ liability for money damages and the requirement that we indemnify its directors and officers as described above; and
•the provisions imposing additional voting requirements on certain business combinations and other actions.
Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals
Our Bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election as directors and the proposal of business to be considered by shareholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by a shareholder who is a shareholder of record both at the time of giving the advance notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our Bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election as directors at a special meeting at which directors are to be elected may be made only (a) by or at the direction of the Board or (b) provided that the special meeting has been called in accordance with our Bylaws for the purpose of electing directors, by a shareholder who is a shareholder of record both at the time of giving the advance notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our Bylaws.
The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our Bylaws do not give the Board any power to disapprove shareholder nominations for the election of directors or proposals recommending certain action, the advance notice and information requirements may have the effect of precluding election contests or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.
No Appraisal Rights
For certain extraordinary transactions and charter amendments, the MGCL provides the right to dissenting shareholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. As permitted by the MGCL, our Charter provides that shareholders will not be entitled to exercise appraisal rights unless the Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which shareholders would otherwise be entitled to exercise appraisal rights.
Control Share Acquisitions
Certain provisions of the MGCL provide that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, which is referred to as the Control Share Acquisition Act. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
The requisite shareholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or if a meeting of shareholders is held at which the voting rights of the shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a shareholder meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of stock. The SEC staff previously took the position that, if a BDC failed to opt-out of the Control Share Acquisition Act, its actions would be inconsistent with Section 18(i) of the 1940 Act. However, the SEC recently withdrew its previous position, and stated that is would not recommend enforcement action against a closed-end fund, including a BDC, that that opts in to being subject to the Control Share Acquisition Act if the closed-end fund acts with reasonable care on a basis consistent with other applicable duties and laws and the duty to the company and its shareholders generally. As such, we may amend our Bylaws to be subject to the Control Share Acquisition Act, but will do so only if the Board determines that it would be in our best interests and if such amendment can be accomplished in compliance with applicable laws, regulations and SEC guidance.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:
•any person who beneficially owns 10% or more of the voting power of the corporation’s stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.
A person is not an interested shareholder under this statute if the corporation’s board of directors approves in advance the transaction by which he or she otherwise would have become an interested shareholder. However, in approving a transaction, the board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any such business combination generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.
These super-majority vote requirements do not apply if holders of the corporation’s common stock receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. The statute provides various exemptions from its provisions, including for business combinations that are exempted by the corporation’s board of directors before the time that the interested shareholder becomes an interested shareholder. The Board has adopted a resolution exempting from the requirements of the statute any business combination between us and any other person, provided that such business combination is first approved by the Board (including a majority of the directors who are not “interested persons” within the meaning of the 1940 Act). This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with the 1940 Act
Our Bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if we amend our Bylaws to be subject to such Act) and the Business Combination Act or any provision of our Charter or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR PREFERRED STOCK
In addition to shares of common stock, our Charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without shareholder approval. Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our Charter to set, subject to the express terms of any of our then outstanding classes or series of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.
The 1940 Act limits our flexibility as to certain rights and preferences of the preferred stock under our certificate of incorporation. In particular, every share of stock issued by a BDC must be voting stock and have equal voting rights with every other outstanding class of voting stock, except to the extent that the stock satisfies the requirements for being treated as a senior security, which requires, among other things, that:
•immediately after issuance and before any distribution is made with respect to common stock, we must meet a coverage ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, of at least 150%; and
•the holders of shares of preferred stock must be entitled as a class to elect two directors at all times and to elect a majority of the directors if and for so long as dividends on the preferred stock are unpaid in an amount equal to two full years of dividends on the preferred stock.
The features of the preferred stock are further limited by the requirements applicable to RICs under the Code.
For any class or series of preferred stock that we may issue, our Board will determine and the articles supplementary and the prospectus supplement relating to such class or series will describe:
•the designation and number of shares of such class or series;
•the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;
•any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;
•the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers, if any, of the holders of shares of such class or series;
•any provisions relating to the redemption of the shares of such class or series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each class or series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to our shareholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our shareholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);
•the number of such subscription rights issued to each shareholder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Dilutive Effects
Any shareholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our then current net asset value per share, the rights offering may reduce our net asset value per share. The amount of dilution that a shareholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our shareholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•the terms of the securities issuable upon exercise of the warrants;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our shareholders authorize the proposal to issue such warrants, and our Board approves such issuance on the basis that the issuance is in the best interests of us and our shareholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of the BDC’s total outstanding shares of capital stock.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series. See Part II, Item 7 “MANAGEMENT’ DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS —Debt” in our most recent Annual Report on Form 10-K for a description of our outstanding debt securities.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “- Events of Default - Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the indenture with the SEC. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the applicable indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);
•the provision for any sinking fund;
•any restrictive covenants;
•any Events of Default;
•whether the series of debt securities is issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•whether the debt securities are secured and the terms of any security interest;
•the listing, if any, on a securities exchange; and
•any other terms.
The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
Generally, pursuant to the 1940 Act, a BDC’s total borrowings are limited so that it cannot incur additional borrowings if immediately after such borrowing, the ratio of its total assets (less total liabilities other than indebtedness represented by senior securities) to its total indebtedness represented by senior securities plus preferred stock, if any, is at least 200%; however, certain provisions of the 1940 Act by allow a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. The reduced asset coverage requirement would permit a BDC to double the amount of leverage it could incur. This means that generally, a BDC can borrow up to $1 for every $1 of investor equity or, if certain requirements are met and it reduces its asset coverage ratio, it can borrow up to $2 for every $1 of investor equity. See Part I, Item 1 “BUSINESS - Regulation as a Business Development Company” in our most recent Annual Report on Form 10-K for more information.
On March 31, 2020, our Board, including the required majority (as defined in Section 57(o) of the 1940 Act) thereof, approved the application of the minimum asset coverage ratio of 150% to us, with such reduced asset coverage to become effective on March 31, 2021. However, on June 8, 2020, shareholders representing the majority of votes cast approved a proposal to allow us to reduce our minimum asset coverage requirement to 150% effective June 9, 2020. See Part I, Item 1A “Risk Factors - Risks Related to our Business and Operations - We borrow money, which magnifies the potential for gain or loss and may increase the risk of investing in us.” in our most recent Annual Report on Form 10-K.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “- Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
Except as described under “- Events of Default” and “- Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices,
•whether it imposes fees or charges,
•how it would handle a request for the holders’ consent, if ever required,
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.
•An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.
•An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.
•An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
•The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.
•An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.
•Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Termination of a Global Security
If a global security is terminated, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, NY and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option, we may pay any interest that becomes due on the debt security by mailing a check to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
Except as otherwise indicated in the applicable prospectus supplement, if any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the applicable prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):
(1)we default in the payment of any interest upon a debt securities of the series when due and payable and the default continues for a period of 30 days;
(2)we default in the payment of the principal of (or premium, if any, on) a debt security of the series when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date, and the default continues for a period of five days;
(3)we fail for 60 consecutive days after written notice from the trustee or the holders of at least 25% in principal amount of the debt securities of the series then outstanding to us and the trustee, as applicable, has been received to comply with any of our other agreements with respect to debt securities of the series;
(4)pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, or any successor provisions, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the 1940 Act) of less than 100%, giving effect to any amendments to such provisions of the 1940 Act or to any exemptive relief granted to us by the SEC;
(5)we file for bankruptcy or certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 90 days;
(6)we do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days; and
(7)any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it in good faith considers the withholding of notice to be in the interests of the holders.

Remedies If an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give your trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured.
•The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer to the trustee security or indemnity satisfactory to it against the cost, expenses, and other liabilities of taking that action.
•The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity.
•The holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than a default
•in the payment of principal, any premium, or interest or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.
Merger, Consolidation or Sale of Assets
Unless the prospectus supplement relating to certain debt securities states otherwise, the indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly-owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the

Company or its subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition; and provided further that this covenant shall not apply to any sale, transfer, lease, conveyance, or other disposition of all or substantially all of the Company’s property to a wholly-owned subsidiary of the Company) in any one transaction or series of related transactions unless:
•we are the surviving person (the “Surviving Person”) or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;
•the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;
•immediately before and immediately after giving effect to such transaction or series of related transactions, no default or Event of Default shall have occurred and be continuing; and
•we shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant, that all conditions precedent in the indenture relating to such transaction have been complied with.
For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.
Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of or interest on the debt securities;
•reduce any amounts due on the debt securities;
•reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;

•modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•modify certain of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture, and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including adding additional covenants or events of default. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.
•If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
The holders of a majority in principal amount of a series of debt securities issued under an indenture, or all series, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “- Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
•For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
•Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “- Defeasance - Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all debt securities of the series then outstanding or by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay all of the debt securities of the series then outstanding after such debt securities have become due and payable or will become due and payable within one year (or scheduled for redemption within one year). Such discharge is subject to terms contained in the indenture.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “- Indenture Provisions - Subordination” below. In order to achieve covenant defeasance, we must do the following:
•If the debt securities of a particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the debt securities of a particular series a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the debt securities of the particular series on their various due dates.
•We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance or to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities at maturity.
•We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
•Covenant defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.
•No default or Event of Default with respect to such debt securities and any coupons appertaining thereto shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.
•Satisfy the conditions for covenant defeasance contained in any supplemental indentures.
If we accomplished covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Legal Defeasance
If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “defeasance” or “legal defeasance”) if we put in place the following other arrangements for you to be repaid:
•If the debt securities of a particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the debt securities of a particular series a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the debt securities of the particular series on their various due dates.
•We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance or to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.
•We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
•Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.
•No default or Event of Default with respect to such debt securities and any coupons appertaining thereto shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.
•Satisfy the conditions for covenant defeasance contained in any supplemental indentures.
If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions - Subordination”.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form,
•without interest coupons, and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions - Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Secured Indebtedness and Ranking
We may issue two types of unsecured indebtedness obligations: senior and subordinated. Senior unsecured indebtedness obligations refer to those that rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to such indebtedness. Subordinated unsecured indebtedness obligations refer to those that are expressly subordinated in right of payment to other unsecured obligations.
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, with respect to claims on the assets of any such subsidiaries, financing vehicles, or similar facilities.
In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
Wells Fargo Bank, National Association, will serve as the trustee under the indenture.
Certain Considerations Relating To Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
Book-Entry Debt Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in book-entry form, and the Depository Trust Company, or DTC, will act as securities depository for the debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants, or Direct Participants, include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its Participants are on file with the SEC.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF OUR UNITS
The following is a general description of the terms of the units we may issue from time to time. Particular terms of any units we offer will be described in the prospectus supplement relating to such units. For a complete description of the terms of particular units, you should read this prospectus and the prospectus supplement relating to those particular units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
A prospectus supplement will describe the particular terms of any series of units we may issue, including the following:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•whether the units will be issued in fully registered or global form.
We will not offer any units under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement.

REGULATION
The information in the section entitled “BUSINESS - Regulation as a Business Development Company” in Part I, Item 1 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR
Our securities and loan documents are held by State Street Bank and Trust Company pursuant to a custodian agreement, and who will also serve as our transfer agent, distribution paying agent and registrar. The principal business address of State Street Bank and Trust Company is State Street Corporation, One Congress Street Boston, MA 02114-2016.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we will acquire and dispose of many of our investments in privately negotiated transactions, many of the transactions that we engage in will not require the use of brokers or the payment of brokerage commissions. Subject to policies established by our Board, the Adviser will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. The Adviser generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, the Adviser may select a broker based upon brokerage or research services provided to the Adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

PLAN OF DISTRIBUTION
We may offer, from time to time, in one or more offerings or series of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing on terms to be determined at the time of the offering, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods.
We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing shareholders in a rights offering, through agents designated from time to time by us or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; any securities exchange or market on which the securities may be listed; and, in the case of a rights offering, the number of shares of our common stock issuable upon the exercise of each right. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of any common stock offered by us, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing shareholders, (b) with the consent of the majority of our outstanding voting securities or (c) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us, or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority, or FINRA, or independent broker-dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may use securities to acquire investments in companies, the terms of which will be further disclosed in a prospectus supplement if such shares are issued in an offering hereunder.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NYSE. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS
The validity of the securities offered hereby and certain legal matters for us in connection with the offering will be passed upon for us by Eversheds Sutherland (US) LLP.
Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements of Blue Owl Capital Corporation and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, and the Senior Securities table under the caption “Senior Securities” have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.
AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.
We also file with or submit to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act.
We furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law.
We make available on our website (www.blueowlcapitalcorporation.com) our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. The reference to our website is an inactive textual reference only and the information contained on our website is not a part of this registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and other information previously filed with the SEC.
The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the SEC on May 8, 2024;
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2024 (Annual Proxy Statement);
•our Current Reports on Form 8-K filed with the SEC on January 9, 2024, January 12, 2024, January 19, 2024, January 23, 2024, February 21, 2024, April 8, 2024, April 16, 2024, May 8, 2024 and June 24, 2024; and
•the description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001-38988), as filed with the SEC on July 17, 2019, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

$750,000,000
Common Stock

PROSPECTUS SUPPLEMENT

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